                                                                  Exhibit 99.2

                                 AMENDED AND RESTATED

                               SHARE PURCHASE AGREEMENT


                               DATED FEBRUARY 20, 1998



                        AMONG COMPUTER LEARNING CENTERS, INC.,

                       COMPUTER LEARNING CENTERS OF QUEBEC, INC.

                                 DELTA COLLEGE INC.,

                    ROGER MATTE, RICHARD MATTE, MARIE-JOSE MATTE,

                  DOMINIQUE MATTE, JOHANNE MATTE, SUZANNE MATTE AND

                                  DOLMEN (1994) INC.

                        TABLE OF CONTENTS

                                                               Page
                                                              ------
1.   THE ACQUISITION . . . . . . . . . . . . . . . . . . . . . .81
     1.1   Purchase and Sale of Purchased Shares. . . . . . . . 81

2.   CONSIDERATION FOR TRANSFER. . . . . . . . . . . . . . . . .81
     2.1   Purchase Price for the Purchased Shares. . . . . . . 81
     2.2   Purchase Price . . . . . . . . . . . . . . . . . . . 81
     2.3   Payment. . . . . . . . . . . . . . . . . . . . . . . 82
     2.4   Capitalization of CLCQ . . . . . . . . . . . . . . . 82
     2.5   Rights and obligations of CLC and holders of
           Dividend Access Shares . . . . . . . . . . . . . . . 83
           2.5.1 CLC Liquidation Call Rights. . . . . . . . . . 83
           2.5.2 CLC Redemption Call Right. . . . . . . . . . . 84
           2.5.3 CLC Retraction Call Right. . . . . . . . . . . 86
           2.5.4 Withholding Rights . . . . . . . . . . . . . . 87
           2.5.5 Stockholder Put Right. . . . . . . . . . . . . 88
           2.5.6 Support Agreement. . . . . . . . . . . . . . . 90
     2.6   Certain Information With Respect to the Capital
           Stock of the Company . . . . . . . . . . . . . . . . 90
     2.7   Section 85 Elections . . . . . . . . . . . . . . . . 90

3.   CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . .90
     3.1   Actions taken at Closing . . . . . . . . . . . . . . 90

4.   DELIVERY OF SHARES. . . . . . . . . . . . . . . . . . . . .91
     4.1   Deliveries at Closing. . . . . . . . . . . . . . . . 91
           4.1.1     Deliveries by Stockholders . . . . . . . . 91
     4.2   Deliveries at Closing Date . . . . . . . . . . . . . 91
           4.2.1     Deliveries by CLCQ . . . . . . . . . . . . 91
           4.2.2     Deliveries by CLC. . . . . . . . . . . . . 91

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
     STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . .91
     5.1   Representations and Warranties of the Company and
           the Stockholders . . . . . . . . . . . . . . . . . . 91
     5.2   Due Organization . . . . . . . . . . . . . . . . . . 91
     5.3   Authorization. . . . . . . . . . . . . . . . . . . . 92
     5.4   Capital of the Company . . . . . . . . . . . . . . . 92
     5.5   Transactions in Capital Stock. . . . . . . . . . . . 92
     5.6   No Bonus Shares. . . . . . . . . . . . . . . . . . . 92
     5.7   Subsidiaries . . . . . . . . . . . . . . . . . . . . 92
     5.8   Predecessor Status . . . . . . . . . . . . . . . . . 93


                              70



     5.9   Spin-off by the Company. . . . . . . . . . . . . . .  93
     5.10  Financial Statements . . . . . . . . . . . . . . . .  93
     5.11  Liabilities and Obligations. . . . . . . . . . . . .  93
     5.12  Accounts and Notes Receivable. . . . . . . . . . . .  94
     5.13  Permits and Intangibles. . . . . . . . . . . . . . .  95
     5.14  Environmental Compliance . . . . . . . . . . . . . .  96
     5.15  Immovable and Movable Property . . . . . . . . . . .  98
     5.16  Material Contracts and Commitments . . . . . . . . .  98
     5.17  Compliance with Programs . . . . . . . . . . . . . .  99
     5.18  Leasehold Property . . . . . . . . . . . . . . . . .  99
     5.19  Insurance. . . . . . . . . . . . . . . . . . . . . . 100
     5.20  Compensation; Employment Agreements; No Collective
           Bargaining Agreement . . . . . . . . . . . . . . . . 100
     5.21  Employee Plans . . . . . . . . . . . . . . . . . . . 100
     5.22  Intentionally Deleted. . . . . . . . . . . . . . . . 103
     5.23  Pooling of Interest. . . . . . . . . . . . . . . . . 103
     5.24  Conformity with Law; Litigation. . . . . . . . . . . 103
     5.25  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 104
     5.26  No Violations. . . . . . . . . . . . . . . . . . . . 105
     5.27  Government Contracts . . . . . . . . . . . . . . . . 106
     5.28  Absence of Changes . . . . . . . . . . . . . . . . . 106
     5.29  Deposit Accounts, Powers of Attorney . . . . . . . . 107
     5.30  Validity of Obligations. . . . . . . . . . . . . . . 107
     5.31  Other Payments . . . . . . . . . . . . . . . . . . . 108
     5.32  Transactions with Directors, Officers and
           Affiliates . . . . . . . . . . . . . . . . . . . . . 108
     5.33  Paid-up Capital. . . . . . . . . . . . . . . . . . . 108
     5.34  Location; Place of Business. . . . . . . . . . . . . 108
     5.35  Stand Alone. . . . . . . . . . . . . . . . . . . . . 109
     5.36  Intentionally Deleted. . . . . . . . . . . . . . . . 109
     5.37  Disclosure . . . . . . . . . . . . . . . . . . . . . 109
     5.38  Representations and Warranties of the Stockholder. . 109
     5.39  Authority; Ownership . . . . . . . . . . . . . . . . 109
     5.40  Pre-emptive Rights . . . . . . . . . . . . . . . . . 109
     5.41  Residence. . . . . . . . . . . . . . . . . . . . . . 109
     5.42  No Broker. . . . . . . . . . . . . . . . . . . . . . 109

6.   REPRESENTATIONS OF CLC AND CLCQ. . . . . . . . . . . . . . 110
     6.1   Due Organization . . . . . . . . . . . . . . . . . . 110
     6.2   CLC Stock. . . . . . . . . . . . . . . . . . . . . . 110
     6.3   Validity of Obligations. . . . . . . . . . . . . . . 110
     6.4   Authorization. . . . . . . . . . . . . . . . . . . . 110
     6.5   No Conflicts . . . . . . . . . . . . . . . . . . . . 110
     6.6   Conformity with Law; Litigation. . . . . . . . . . . 111
     6.7   Disclosure . . . . . . . . . . . . . . . . . . . . . 111


                                71


7.   COVENANTS PRIOR TO CLOSING . . . . . . . . . . . . . . . . 112
     7.1   Intentionally Deleted. . . . . . . . . . . . . . . . 112
     7.2   Conduct of Business Pending Closing. . . . . . . . . 112
     7.3   Prohibited Activities. . . . . . . . . . . . . . . . 113
     7.4   No Shop. . . . . . . . . . . . . . . . . . . . . . . 114
     7.5   Notice to Bargaining Agents. . . . . . . . . . . . . 115
     7.6   Notification of Certain Matters. . . . . . . . . . . 115
     7.7   Intentionally Deleted. . . . . . . . . . . . . . . . 115
     7.8   Cooperation in Preparation of Registration
           Statement. . . . . . . . . . . . . . . . . . . . . . 116
     7.9   Examination of Current Financial Statements. . . . . 116
     7.10  Accounting Treatment . . . . . . . . . . . . . . . . 116

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS
     AND THE COMPANY. . . . . . . . . . . . . . . . . . . . . . 117
     8.1  Representations and Warranties; Performance of
          Obligations . . . . . . . . . . . . . . . . . . . . . 117
     8.2  Satisfaction. . . . . . . . . . . . . . . . . . . . . 117
     8.3  Consents and Approvals. . . . . . . . . . . . . . . . 117
     8.4  Good Standing Certificates. . . . . . . . . . . . . . 117
     8.5  No Material Adverse Change. . . . . . . . . . . . . . 117
     8.6  Support Agreement . . . . . . . . . . . . . . . . . . 118
     8.7  Secretary's Certificate . . . . . . . . . . . . . . . 118
     8.8  Opinion of Counsel. . . . . . . . . . . . . . . . . . 118
     8.9  No Litigation . . . . . . . . . . . . . . . . . . . . 118

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF CLC AND CLCQ. . . . 118
     9.1   Representations and Warranties; Performance of
           Obligations. . . . . . . . . . . . . . . . . . . . . 118
     9.2   No Litigation. . . . . . . . . . . . . . . . . . . . 119
     9.3   Examination of Final Financial Statements. . . . . . 119
     9.4   No Material Adverse Effect . . . . . . . . . . . . . 119
     9.5   Stockholders' Release. . . . . . . . . . . . . . . . 119
     9.6   Satisfaction . . . . . . . . . . . . . . . . . . . . 119
     9.7   Termination of Related Party Agreements. . . . . . . 119
     9.8   Opinion of Counsel . . . . . . . . . . . . . . . . . 119
     9.9   Consents and Approvals . . . . . . . . . . . . . . . 119
     9.10  Good Standing Certificates . . . . . . . . . . . . . 120
     9.11  Intentionally Deleted. . . . . . . . . . . . . . . . 120
     9.12  Repayment of Indebtedness. . . . . . . . . . . . . . 120
     9.13  Insurance. . . . . . . . . . . . . . . . . . . . . . 120
     9.14  Voting Trust Agreement . . . . . . . . . . . . . . . 120
     9.15  Secretary's Certificate. . . . . . . . . . . . . . . 120
     9.16  Securities Laws. . . . . . . . . . . . . . . . . . . 120
     9.17  Pooling Letters. . . . . . . . . . . . . . . . . . . 120
     9.18  Acknowledgement of Pooling Restrictions and
           Receipt of Commission Filings. . . . . . . . . . . . 121


                                72


     9.19  Intentionally deleted. . . . . . . . . . . . . . . . 121
     9.20  Intentionally deleted. . . . . . . . . . . . . . . . 121
     9.21  Intentionally deleted. . . . . . . . . . . . . . . . 121
     9.22  Discharge of Liens . . . . . . . . . . . . . . . . . 121

10.  COVENANTS OF CLC, THE COMPANY AND THE STOCKHOLDERS
     AFTER CLOSING. . . . . . . . . . . . . . . . . . . . . . . 121
     10.1  Preparation and Filing of Tax Returns; Record
           Retention. . . . . . . . . . . . . . . . . . . . . . 121
     10.2  Cooperation for Litigation . . . . . . . . . . . . . 122
     10.3  Affiliate Indebtedness . . . . . . . . . . . . . . . 122
     10.4  Additional Dividend Access Shares. . . . . . . . . . 122

11.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . 123
     11.1  General Indemnification by the Stockholders. . . . . 123
     11.2  Indemnification by CLC . . . . . . . . . . . . . . . 123
     11.3  Third Person Claims. . . . . . . . . . . . . . . . . 123
     11.4  Limitations on Indemnification . . . . . . . . . . . 125
     11.5  Specific Contingencies . . . . . . . . . . . . . . . 125
     11.6  No Recourse by Stockholders. . . . . . . . . . . . . 125
     11.7  Payment of Indemnity.. . . . . . . . . . . . . . . . 125

12.  INTENTIONALLY DELETED. . . . . . . . . . . . . . . . . . . 126
     12.1   . . . . . . . . . . . . . . . . . . . . . . . . . . 126

13.  NON-COMPETITION. . . . . . . . . . . . . . . . . . . . . . 127
     13.1  Prohibited Activities. . . . . . . . . . . . . . . . 127
     13.2  Damages. . . . . . . . . . . . . . . . . . . . . . . 127
     13.3  Reasonable Restraint . . . . . . . . . . . . . . . . 128
     13.4  Severability; Reformation. . . . . . . . . . . . . . 128
     13.5  Independent Covenant . . . . . . . . . . . . . . . . 128
     13.6  Materiality. . . . . . . . . . . . . . . . . . . . . 128

14.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION . . . . . . . . 128
     14.1  Stockholders . . . . . . . . . . . . . . . . . . . . 128
     14.2  Damages. . . . . . . . . . . . . . . . . . . . . . . 129
     14.3  Survival . . . . . . . . . . . . . . . . . . . . . . 129

15.  TRANSFER RESTRICTIONS. . . . . . . . . . . . . . . . . . . 130
     15.1  Disposition of Shares. . . . . . . . . . . . . . . . 130
     15.2  Agreement to Retain Shares . . . . . . . . . . . . . 130
     15.3  Trading in CLC Stock . . . . . . . . . . . . . . . . 130
     15.4  Legend . . . . . . . . . . . . . . . . . . . . . . . 130


                                73


16.  FEDERAL SECURITIES ACT REPRESENTATIONS . . . . . . . . . . 131
     16.1  No Registration. . . . . . . . . . . . . . . . . . . 131
     16.2  Compliance with Law. . . . . . . . . . . . . . . . . 131

17.  REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . 131
     17.1  Registration Rights for CLC Stock; Filing of
           Registration Statement . . . . . . . . . . . . . . . 131
     17.2  Expenses of Registration . . . . . . . . . . . . . . 132
     17.3  Furnishing of Documents. . . . . . . . . . . . . . . 132
     17.4  Amendments and Supplements . . . . . . . . . . . . . 132
     17.5  Duration . . . . . . . . . . . . . . . . . . . . . . 133
     17.6  Further Information. . . . . . . . . . . . . . . . . 133
     17.7  Indemnification. . . . . . . . . . . . . . . . . . . 134
     17.8  Rule 144 . . . . . . . . . . . . . . . . . . . . . . 135

18.  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . 136
     18.1  Cooperation. . . . . . . . . . . . . . . . . . . . . 136
     18.2  Successors and Assigns . . . . . . . . . . . . . . . 136
     18.3  Entire Agreement . . . . . . . . . . . . . . . . . . 136
     18.4  Counterparts . . . . . . . . . . . . . . . . . . . . 136
     18.5  Expenses . . . . . . . . . . . . . . . . . . . . . . 137
     18.6  Notices. . . . . . . . . . . . . . . . . . . . . . . 138
     18.7  Public Announcements . . . . . . . . . . . . . . . . 138
     18.8  Governing Law. . . . . . . . . . . . . . . . . . . . 138
     18.9  Survival of Representations and Warranties . . . . . 138
     18.10 Exercise of Rights and Remedies. . . . . . . . . . . 138
     18.11 Time . . . . . . . . . . . . . . . . . . . . . . . . 138
     18.12 Reformation and Severability . . . . . . . . . . . . 138
     18.13 Remedies Cumulative. . . . . . . . . . . . . . . . . 139
     18.14 Captions . . . . . . . . . . . . . . . . . . . . . . 139
     18.15 Currency . . . . . . . . . . . . . . . . . . . . . . 139
     18.16 Language . . . . . . . . . . . . . . . . . . . . . . 139
     18.17 Formal Date. . . . . . . . . . . . . . . . . . . . . 139


                             ANNEXES

Annex I        Form of Voting Trust Agreement

Annex II       Dividend Access Share Provisions

Annex III      Form of Support Agreement

Annex IV       Capital Stock and Stock Ownership of the Company


                            SCHEDULES

Schedule  2.6       Authorized capital of Company

Schedule  5.2       Qualifications to Do Business

Schedule  5.4       Exceptions re Capital Stock of Company

Schedule  5.5       Transactions in Capital Stock; Options &
                    Warrants to Acquire Capital Stock

Schedule  5.6       Stock Issued Pursuant to Awards, Grants and
                    Bonuses

Schedule  5.7       Subsidiaries; Capitalization of Subsidiaries

Schedule  5.8       Names of Predecessor Companies

Schedule  5.9       Sales or Spin-offs of Significant Assets

Schedule  5.10      Initial Financial Statements

Schedule  5.11      Significant Liabilities and Obligations

Schedule  5.12      Accounts and Notes Receivable

Schedule  5.13.1    Licenses, Franchises, Permits and other
                    Governmental Authorizations

Schedule  5.13.2    Intellectual Property

Schedule  5.13.3    Permits and Intangibles

Schedule  5.14      Environmental Compliance

Schedule  5.15      Immovable and Real Property, Significant
                    Movable and Personal Property and Leases

Schedule  5.16      Significant Customers and Material Contracts

Schedule  5.17      Students Financial Assistance, Grants or
                    Loans

Schedule 5.18 Immovable and Real Property and Title Reports and Policies

Schedule  5.19      Insurance Policies and Claims

Schedule  5.20      Officers, Directors and Key Employees,
                    Employment Agreements; Compensation

Schedule  5.21      Employee Benefit Plans

Schedule  5.24      Conformity with Law; Litigation

Schedule  5.25      Tax Returns and Examinations; Federal, State,
                    Local and Foreign Income Tax Returns Filed;
                    Aggregate Tax Losses

Schedule  5.26      Violations of Charter Documents and Material
                    Defaults

Schedule  5.27      Governmental Contracts Subject to Price
                    Redetermination or Renegotiation

Schedule  5.28      Changes Since Balance Sheet Date

Schedule  5.29      Deposit Accounts; Powers of Attorney

Schedule  5.32      Transactions with Directors or Officers

Schedule  5.34      Location; Place of Business

Schedule  5.39      Encumbrances on the Company Stock

Schedule  6.1       Certificate of Incorporation and By-laws of
                    CLC

Schedule  7.2       Exceptions to Conducting Business in the
                    Ordinary Course Between Date of Agreement and Closing Date

Schedule  7.3       Prohibited Activities

Schedule  7.9       Final Financial Statements

Schedule  9.7       Termination of Related Party Agreements

Schedule  9.17      Pooling Letter

Schedule  9.22      Discharge of Liens

Schedule  11.5      Retained Liabilities

Schedule  13.1      Exceptions to Prohibited Activities

                                 AMENDED AND RESTATED
                               SHARE PURCHASE AGREEMENT

          THIS AGREEMENT (the "Agreement") is made as of the 20th day of February, 1998, by and among Computer Learning Centers, Inc., a Delaware corporation ("CLC"), Computer Learning Centers of Quebec, Inc., a Quebec company ("CLCQ"), Delta College Inc., a Quebec corporation ("Delta"), (Delta hereinafter sometimes called the "Company"), Roger Matte, Richard Matte, Marie-Jose Matte, Dominique Matte, Johanne Matte, Suzanne Matte and Dolmen
(1994) Inc. (collectively, the "Stockholders").

          WHEREAS CLCQ, a wholly-owned subsidiary of CLC, has been incorporated solely for the purpose of completing the transactions set forth herein;

          WHEREAS the Stockholders own all the issued and outstanding shares in the capital of Delta;

          WHEREAS CLC desires that CLCQ acquire on the date hereof all of the shares in the capital of Delta which are issued and outstanding on the date hereof (the shares of Delta to be so purchased being hereinafter referred to as the "Purchased Shares");

          WHEREAS each Stockholder desires to sell to CLCQ all of the Purchased Shares owned beneficially and of record by such Stockholder as hereinafter provided, such transaction sometimes being herein called the "Acquisition";

          WHEREAS, for accounting purposes, it is intended that the Acquisition shall be accounted for as a pooling of interests business combination; and

          WHEREAS, unless the context otherwise indicates, capitalized terms used in this Agreement, including the Schedules and Annexes hereto, and not otherwise defined shall have the following meanings:

     "Acquired Parties" has the meaning set forth in Section 5.25.

     "Acquisition" has the meaning set forth in the preamble to this Agreement.

     "Affiliate" and "Affiliates" have the meaning set forth in Section 5.9.

     "Balance Sheet Date" has the meaning set forth in Section 5.10.

     "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in Virginia.

     "Canadian Plans" has the meaning set forth in Section 5.21.

     "Charter Documents" shall mean the Articles of Incorporation, as amended of Delta, and the Company's Subsidiaries, if any, and the By-laws of Delta and the Company's Subsidiaries, if any.

     "Claim Amount" has the meaning set forth in Section 11.3.

     "CLC" has the meaning set forth in the preamble to this Agreement.

     "CLC Material Adverse Effect" has the meaning set forth in Section 6.1.

     "CLC Stock" has the meaning set forth in Section 2.6

     "CLCQ" has the meaning set forth in the preamble to this Agreement.

     "Closing" has the meaning set forth in Section 3.

     "Closing Date" has the meaning set forth in Section 3.

     "Code" has the meaning set forth in Section 2.5.4.

     "Company" has the meaning set forth in the preamble to this Agreement.

     "Company's Financial Statements" has the meaning set forth in Section
5.10.

     "Company's Subsidiaries" means all of the subsidiaries of the Company.

     "Delta Stock" has the meaning set forth in Section 2.6.

     "Dividend Access Shares" has the meaning set forth in Section 2.4.

     "Dividend Access Share Provisions" has the meaning set forth in Section
2.4.

     "Environmental Claims" has the meaning set forth in Section 5.14.

     "Environmental Law" has the meaning set forth in Section 5.14.

     "Expiration Date" has the meaning set forth in Section 5.

     "Financial Aid" has the meaning set forth in Section 5.17.

     "Indemnification Threshold" has the meaning set forth in Section 11.4.

     "Indemnified Party" has the meaning set forth in Section 11.3.

     "Indemnifying Party" has the meaning set forth in Section 11.3.

     "Intellectual Property" has the meaning set forth in Section 5.13.

     "Liens" shall mean (i) all hypothecs, mortgages, pledges, privileges, liens, security interests, transfers of property in stock, charges, servitudes, easements, reserves, leases, occupation rights, encroachments, restrictive covenants, title defects and other encumbrances or rights of others of any nature howsoever arising and (ii) all actions, claims or demands of any nature whatsoever or howsoever arising; and "Lien" shall mean any one of them;

     "Liquidation Call Purchase Price" has the meaning set forth in Section 2.5.1.1.

     "Liquidation Call Right" has the meaning set forth in Section 2.5.1.1.

     "Liquidation Date" has the meaning set forth in the Dividend Access Share Provisions.

     "Material Adverse Effect" has the meaning set forth in Section 5.2.

     "Material Contracts" has the meaning set forth in Section 5.16.

     "Prohibited Activities" has the meaning set forth in Section 13.1.

     "Proprietary Rights" has the meaning set forth in Section 5.13.

     "Purchase Price" has the meaning set forth in Section 2.1.

     "Purchased Shares" has the meaning set forth in the preamble to this Agreement.

     "Put Closing Date" has the meaning set forth in Section 2.5.5.2.

     "Put Exercise Date" has the meaning set forth in Section 2.5.5.2.

     "Put Purchase Price" has the meaning set forth in Section 2.5.5.1.

     "Put Right" has the meaning set forth in Section 2.5.5.1.

     "Put Trigger Event" has the meaning set forth in Section 2.5.5.4.

     "Redemption Call Purchase Price" has the meaning set forth in Section 2.5.1.1.

     "Redemption Call Right" has the meaning set forth in Section 2.5.1.1.

     "Regulated Substance" has the meaning set forth in Section 5.14.

     "Releases" has the meaning set forth in Section 5.14.

     "Relevant Group" has the meaning set forth in Section 5.25.

     "Returns" has the meaning set forth in Section 5.25.

     "Retraction Call Purchase Price" has the meaning set forth in Section 2.5.3.1.

     "Retraction Call Right" has the meaning set forth in Section 2.5.3.1.

     "Right of Retraction" has the meaning set forth in Section 2.4.

     "SEC" shall mean the Securities and Exchange Commission.

     "Support Agreement" has the meaning set forth in Section 2.5.6.

     "Stockholders" has the meaning set forth in the preamble to this Agreement.

     "Tax" or "Taxes" has the meaning set forth in Section 5.25.

     "Taxing Authority" has the meaning set forth in Section 5.25.

     "Third Person" has the meaning set forth in Section 11.3.

     "Territory" has the meaning set forth in Section 13.1.

     "Voting Trust Agreement" has the meaning set forth in Section 2.3.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

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

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:


1.   THE ACQUISITION

     1.1 Purchase and Sale of Purchased Shares. On the terms, provisions and conditions set forth herein, and in reliance upon the warranties and representations contained herein, CLCQ hereby purchases, and the Stockholders hereby sell, transfer and assign to CLCQ on the Closing Date, all of the Purchased Shares, free and clear of all Liens.

2.   CONSIDERATION FOR TRANSFER

     2.1 Purchase Price for the Purchased Shares. The aggregate purchase price for the Purchased Shares (the "Purchase Price") is equal to the amount of US$12,321,384.90.

     2.2 Purchase Price. The Purchase Price shall be payable in such number of Dividend Access Shares as is determined by dividing the Purchase Price by US$23.705 (rounded upwards to the next highest whole number). Such number of Dividend Access Shares shall be delivered to each of the Stockholders in such proportions and numbers set forth below:


     NAME                     NUMBER         PROPORTION
     ------------------       -------        -------------
     Roger Matte              24,490         4,71%
     Richard Matte            14,082         2,71%
     Marie-Jose Matte        14,082          2,71%
     Dominique Matte          14,082         2,71%
     Johanne Matte            14,082         2,71%
     Suzanne Matte            24,487         4,71%
     Dolmen (1994) Inc.      414,475        79,74%

     No fractional shares shall be issued and adjustments in the number of shares shall be determined by the Stockholders.

     The parties recognize and agree that, due to the fact that the Dividend Access Shares will not be registered stock and the shares of CLC Stock exchangeable theor are not currently registered stock, and due to the restrictions in Sections 15, 16 and 17 of this Agreement, the shares of CLC Stock to be received by the Stockholders upon exchange of their Dividend Access Shares will have a fair market value significantly less than their current trading price.

     2.3 Payment. The Purchase Price is being paid, subject to the terms and conditions hereof, to the Stockholders on the Closing Date.

          CLC and the Stockholders shall, concurrently herewith, enter into a voting trust agreement (the "Voting Trust Agreement") in the form annexed hereto as Annex I whereby CLC has agreed to issue such number of shares of CLC Stock as equals the number of Dividend Access Shares indicated in Section
2.2 above to a trustee (the "Trustee") appointed under the Voting Trust Agreement to be held in trust and provide the Stockholders with voting rights in CLC after receipt thereof on the Closing Date; the Stockholders acknowledge and agree that the certificate representing such CLC stock shall be issued in the name of and delivered to the said Trustee as provided herein.

     2.4 Capitalization of CLCQ. The Articles of Incorporation of CLCQ provide for authorized capital consisting of (i) a class of voting common shares (all of the issued and outstanding shares of which shall initially be held by CLC) and (ii) a class of non-voting preferred shares (the "Dividend Access Shares") having the rights, privileges, restrictions and conditions set forth in Annex II (the "Dividend Access Share Provisions"), each share of which shall (A) entitle the holder thereof to dividend rights equal to the per share dividend rights of CLC Stock, (B) subject to the Liquidation Call Right, entitle the holder on liquidation of CLCQ to receive in exchange for each Dividend Access Share one share of CLC Stock as provided in Section 2.5.1.1, (C) subject to the Retraction Call Right, entitle the holder, at his election at any time and from time to time for a period commencing on the Closing Date and ending on the 5th anniversary of the Closing Date, upon 30 days' written notice given by such holder to CLCQ, to require CLCQ to redeem any or all Dividend Access Shares and to exchange the same, on a share for share basis, for shares of CLC Stock (the "Right of Retraction") and (D) subject to the Redemption Call Right, entitle CLCQ to redeem on the "Automatic Redemption Date", as defined in the Dividend Access Share Provisions, the outstanding Dividend Access Shares and to exchange the same, on a share-for-share basis, for shares of CLC Stock. The board of directors of CLCQ consists of two nominees of CLC. Mr. Roger Matte shall be appointed a director of CLCQ on the Closing Date and Mr. Roger Matte shall cease to be a director of CLCQ and shall resign as same at such time as no outstanding Dividend Access Shares are held by any Stockholder.

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

2.5  Rights and obligations of CLC and holders of Dividend Access Shares.

     2.5.1  CLC Liquidation Call Rights

            2.5.1.1 CLC shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of CLCQ pursuant to
            Article 5 of the Dividend Access Share Provisions, to purchase all but not less than all of the Dividend Access Shares held by each such holder which shall be satisfied in full by causing to be delivered to such holder one share of CLC Stock plus an amount equivalent to the full amount of all declared and unpaid dividends on such Dividend Access Share and all dividends declared on CLC Stock which have not been declared on such Dividend Access Share in accordance with Section 3.1 of the Dividend Access Share Provisions (collectively the "Liquidation Call Purchase Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Liquidation Call Right by CLC, each holder shall be obligated to sell all the Dividend Access Shares held by the holder to CLC on the Liquidation Date on payment by CLC to the holder of the Liquidation Call Purchase Price for each such Dividend Access Share;

            2.5.1.2 To exercise the Liquidation Call Right, CLC must notify CLCQ and the Stockholders of CLC's intention to exercise such right at least 20 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of CLCQ and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of CLCQ.
             CLCQ or an authorized agent will notify the holders of Dividend
            Access Shares as to whether or not CLC has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by CLC. If CLC exercises the Liquidation Call Right, on the Liquidation Date, CLC will purchase and the holders will sell all of the Dividend Access Shares then outstanding for a price per Dividend Access Share equal to the Liquidation Call Purchase Price.

            2.5.1.3. For the purposes of completing the purchase of the Dividend Access Shares pursuant to the Liquidation Call Right, CLC shall deposit with CLCQ or an authorized agent, prior to the Liquidation Date, certificates representing the aggregate number of shares of CLC Stock deliverable by CLC in payment of the Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with CLCQ or an authorized agent, on and after the Liquidation Date the rights of each holder of Dividend Access Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by CLC upon presentation and surrender by the holder of certificates representing the Dividend Access Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of CLC Stock delivered to it. Upon surrender to CLCQ or an authorized agent of a certificate or certificates representing Dividend Access Shares, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the applicable corporate law and the by-laws of CLCQ and such additional documents and instruments as CLCQ or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and CLCQ or the authorized agent on behalf of CLC shall deliver to such holder, certificates representing the shares of CLC Stock to which the holder is entitled and a cheque or cheques of CLC payable at par and in U.S. dollars at any branch of the bankers of CLC or of CLCQ in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If CLC does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Dividend Access Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by CLCQ in connection with the liquidation, dissolution or winding-up of CLCQ pursuant to Article 5 of the Dividend Access Share Provisions.

    2.5.2   CLC Redemption Call Right

            2.5.2.1 CLC shall have the overriding right (the "Redemption Call Right"), in the event of and notwithstanding the proposed redemption of Dividend Access Shares by CLCQ pursuant to Article 7 of the Dividend Access Share Provisions, to purchase from all but not less than all of the holders of Dividend Access Shares to be redeemed on the "Automatic Redemption Date" (as defined in Section 1.1 of the Dividend Access Share Provisions) all but not less than all of the Dividend Access Shares held by each such holder that are otherwise to be redeemed which shall be satisfied in full by causing to be delivered to such holder one share of CLC Stock plus an amount equivalent to the full amount of all declared and unpaid dividends on such Dividend Access Share and all dividends declared on CLC Stock that have not been declared on such Dividend Access Share in accordance with Section 3.1 of the Dividend Access Share Provisions (collectively the "Redemption Call Purchase Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Automatic Redemption Date, the Redemption Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Redemption Call Right by CLC, each holder shall be obligated to sell all the Dividend Access Shares held by the holder and otherwise to be redeemed to CLC on the Automatic Redemption Date on payment by CLC to the holder of the Redemption Call Purchase Price for each such Dividend Access Share.

            2.5.2.2 To exercise the Redemption Call Right, CLC must notify CLCQ and the Stockholders of CLC's intention to exercise such right at least 15 days before the Automatic Redemption Date.
            CLCQ or an authorized agent will notify the holders of the Dividend Access Shares as to whether or not CLC has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by CLC. If CLC exercises the Redemption Call Right, on the Automatic Redemption Date CLC will purchase and the holders will sell all of the Dividend Access Shares to be otherwise redeemed for a price per Dividend Access Share equal to the Redemption Call Purchase Price.

            2.5.2.3 For the purposes of completing the purchase of Dividend Access Shares pursuant to the Redemption Call Right, CLC shall deposit with CLCQ or an authorized agent prior to the Automatic Redemption Date, certificates representing the aggregate number of shares of CLC Stock deliverable by CLC in payment of the Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with CLCQ or an authorized agent, on and after the Automatic Redemption Date the rights of each holder of Dividend Access Shares so purchased will be limited to receiving such holder's proportionate part of the Redemption Call Purchase Price payable by CLC upon presentation and surrender by the holder of certificates representing the Dividend Access Shares purchased by CLC from such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes (including for purposes of dividend entitlement, if any) to be the holder of the shares of CLC Stock delivered to such holder. Upon surrender to CLCQ or an authorized agent of a certificate or certificates representing Dividend Access Shares, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the applicable corporate law and the by-laws of CLCQ and such additional documents and instruments as CLCQ or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and CLCQ or the authorized agent on behalf of CLC shall deliver to such holder, certificates representing the shares of CLC Stock to which the holder is entitled and a cheque or cheques of CLC payable at par and in U.S. dollars at any branch of the bankers of CLC or of CLCQ in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If CLC does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date, the holders of the Dividend Access Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by CLCQ in connection with the redemption of Dividend Access Shares pursuant to Article 7 of the Dividend Access Share Provisions.

    2.5.3   CLC Retraction Call Right

            2.5.3.1 CLC shall have the overriding right (the "Retraction Call Right"), notwithstanding the proposed retraction of Dividend Access Shares by a Stockholder pursuant to Article 6 of the Dividend Access Share Provisions, to purchase from the holder having exercised the right to cause CLCQ to redeem on the "Retraction Date" (as defined in Section 6.1 of the Dividend Access Share Provisions) all but not less than all of the Dividend Access Shares held by each such holder that are otherwise to be redeemed which shall be satisfied in full by causing to be delivered to such holder one share of CLC Stock plus an amount equivalent to the full amount of all declared and unpaid dividends on such Dividend Access Share and all dividends declared on CLC Stock that have not been declared on such Dividend Access Share in accordance with Section 3.1 of the Dividend Access Share Provisions (collectively the "Retraction Call Purchase Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date, the Retraction Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Retraction Call Right by CLC, each holder shall be obligated to sell all the Dividend Access Shares held by the holder and otherwise to be redeemed to CLC on the Retraction Date on payment by CLC to the holder of the Retraction Call Purchase Price for each such Dividend Access Share.

            2.5.3.2 Upon receipt by CLCQ of a "Retraction Request" (as defined in Section 6.1 of the Dividend Access Share Provisions), CLCQ shall immediately notify CLC thereof. To exercise the Retraction Call Right, CLC must notify CLCQ and the relevant Stockholder of CLC's intention to exercise such right within 10 Business Days of notification by CLCQ to CLC of the receipt by

            CLCQ of a Retraction Request. CLCQ or an authorized agent will notify the holders of the Dividend Access Shares as to whether or not CLC has exercised the Retraction Call Right forthwith after the expiry of the period during which the same may be exercised by CLC. If CLC exercises the Retraction Call Right, on the Retraction Date CLC will purchase and the holders will sell all of the Dividend Access Shares to be otherwise redeemed for a price per Dividend Access Share equal to the Retraction Call Purchase Price.

            2.5.3.3 For the purposes of completing the purchase of Dividend Access Shares pursuant to the Retraction Call Right, CLC shall deposit with CLCQ or an authorized agent prior to the Retraction Date, certificates representing the aggregate number of shares of CLC Stock deliverable by CLC in payment of the Retraction Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Retraction Call Purchase Price. Provided that the total Retraction Call Purchase Price has been so deposited with CLCQ or an authorized agent, on and after the Retraction Date the rights of each holder of Dividend Access Shares so purchased will be limited to receiving such holder's proportionate part of the Retraction Call Purchase Price payable by CLC upon presentation and surrender by the holder of certificates representing the Dividend Access Shares purchased by CLC from such holder and the holder shall on and after the Retraction Date be considered and deemed for all purposes (including for purposes of dividend entitlement, if any) to be the holder of the shares of CLC Stock delivered to such holder. Upon surrender to CLCQ or an authorized agent of a certificate or certificates representing Dividend Access Shares, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the applicable corporate law and the by-laws of CLCQ and such additional documents and instruments as CLCQ or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and CLCQ or the authorized agent on behalf of CLC shall deliver to such holder, certificates representing the shares of CLC Stock to which the holder is entitled and a cheque or cheques of CLC payable at par and in U.S. dollars at any branch of the bankers of CLC or of CLCQ in Canada in payment of the remaining portion, if any, of the total Retraction Call Purchase Price. If CLC does not exercise the Retraction Call Right in the manner described above, on the Retraction Date, the holders of the Dividend Access Shares will be entitled to receive in exchange therefor the retraction price otherwise payable by CLCQ in connection with the retraction of Dividend Access Shares pursuant to Article 6 of the Dividend Access Share Provisions.

  2.5.4     Withholding Rights.  CLC and CLCQ shall be entitled to

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

            deduct and withhold from the consideration otherwise payable to any holder of Dividend Access Shares, including any dividend payments in respect of the Dividend Access Shares, such amount as CLC or CLCQ is required to deduct and withhold with respect to such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), the Income Tax Act (Canada), as amended, or any provision of state, federal, provincial, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of Dividend Access Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, CLC and CLCQ, upon at least 10 days prior written notice to such holder, are hereby authorized to sell or otherwise dispose of at fair market value such portion of such non-cash consideration otherwise payable to the holder as is necessary to provide sufficient funds to CLC or CLCQ, as the case may be, in order to enable it to comply with such deduction or withholding requirement and CLC or CLCQ, as the case may be, shall give an accounting to the holder with respect thereof and any balance of such proceeds of sale.

            2.5.5   Stockholder Put Right

                    2.5.5.1 Each Stockholder holding Dividend Access Shares shall have the right (the "Put Right"), in the event of and notwithstanding the occurrence of a Put Trigger Event to require CLC to purchase all but not less than all of the Dividend Access Shares held by each such holder which shall be satisfied in full by causing to be delivered to such holder one share of CLC Stock, plus an amount equivalent to the full amount of all dividends declared and unpaid on such Dividend Access Share and all dividends declared on CLC Stock which have not been declared on such Dividend Access Share in accordance with the Dividend Access Share Provisions (collectively the "Put Purchase Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the last Business Day prior to the Put Closing Date, the Put Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Put Right by a Stockholder, CLC shall be obliged to purchase all the Dividend Access Shares held by the holder.

                    2.5.5.2 To exercise the Put Right, a holder of Dividend Access Shares must notify CLC of such holder's intention to exercise such right no later than 10 Business Days after the occurrence of a Put Trigger Event (the "Put Exercise Date"). If a holder exercises the Put Right, CLC will purchase and such holder will sell all of the Dividend Access Shares then held by such holder for a price per Dividend Access Share

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

                    equal to the Put Purchase Price. The closing of the transaction resulting from the exercise of a Put Right shall occur on the 10th Business Day following the Put Exercise Date (the "Put Closing Date").

                    2.5.5.3 For the purposes of completing the purchase of the Dividend Access Shares pursuant to the Put Right, CLC shall deposit with CLCQ or an authorized agent, prior to the Put Closing Date, certificates representing the aggregate number of shares of CLC Stock deliverable by CLC in payment of the Put Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Put Purchase Price. Provided that the total Put Purchase Price has been so deposited with CLCQ or an authorized agent, on and after the Put Closing Date the rights of each holder of Dividend Access Shares will be limited to receiving such holder's proportionate part of the total Put Purchase Price payable by CLC upon presentation and surrender by the holder of certificates representing the Dividend Access Shares held by such holder and the holder shall on and after the Put Closing Date be considered and deemed for all purposes to be the holder of the shares of CLC Stock delivered to it. Upon surrender to CLCQ or an authorized agent of a certificate or certificates representing Dividend Access Shares, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the applicable corporate law and the by-laws of CLCQ and such additional documents and instruments as CLCQ or the authorized agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and CLCQ or the authorized agent on behalf of CLC shall deliver to such holder, certificates representing the shares of CLC Stock to which the holder is entitled and a cheque or cheques of CLC payable at par and in U.S. dollars at any branch of the bankers of CLC or of CLCQ in Canada in payment of the remaining portion, if any, of the total Put Purchase Price.

                    2.5.5.4 For purposes of this Section 2.5.5, "Put Trigger Event" shall mean:

                          (a) the insolvency or bankruptcy of CLCQ or the making by CLCQ of an assignment for the benefit of creditors or the making by CLCQ of a proposal pursuant to any bankruptcy or debtor relief legislation for the benefit of its creditors or the filing by CLCQ of a notice of intention to file a proposal or the making or authorization by CLCQ of any bankruptcy proceeding, petition or application to any tribunal for the appointment of a receiver or trustee for its or for any substantial part of its property;

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

                          (b) the insolvency or bankruptcy of CLC or the making by CLC of an assignment for the benefit of creditors or the making by CLC of a proposal pursuant to any bankruptcy or debtor relief legislation for the benefit of its creditors or the filing by CLC of a notice of intention to file a proposal or the making or authorization by CLC of any bankruptcy proceeding, petition or application to any tribunal for the appointment of a receiver or trustee for its or for any substantial part of its property;

                          (c) the failure by CLCQ to pay dividends otherwise payable on Dividend Access Shares if such failure is not cured within 10 Business Days of a written request therefor; or

                          (d)  the failure by CLCQ to purchase from a
                          Stockholder having exercised his or her right to cause CLCQ to redeem on the Retraction Date all of the Dividend Access Shares held by such Stockholder that are required by such Stockholder to be redeemed.

          2.5.6. Support Agreement. CLC shall, concurrently herewith, enter into a support agreement on Closing with CLCQ (the "Support Agreement") in the form annexed hereto as Annex III.

     2.6 Certain Information With Respect to the Capital Stock of the Company. The authorized capital of Delta is as set forth on Schedule 2.6 hereto, which share capital is collectively referred to as the "Delta Stock".

     2.7 Section 85 Elections. CLCQ and the Stockholders agree to jointly elect in prescribed form and within the prescribed time elections under subsection 85(1) of the Income Tax Act (Canada) and relevant provisions of any applicable provincial legislation at the respective amounts selected by each Stockholder to be the proceeds of disposition and the cost of the Purchased Shares sold hereunder.

3.   CLOSING

     3.1 Actions taken at Closing. Upon the terms and subject to the conditions set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take on the date thereof, and such date shall be referred to as the "Closing Date".

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

4.   DELIVERY OF SHARES

     4.1  Deliveries at Closing

          4.1.1 Deliveries by Stockholders. On the Closing Date, the Stockholders shall deliver to CLCQ certificates representing the Purchased Shares, duly endorsed for transfer in favour of CLCQ.

     4.2  Deliveries at Closing Date

          4.2.1 Deliveries by CLCQ. On the Closing Date, CLCQ shall deliver to each Stockholder certificates representing Dividend Access Shares, the whole in amounts as provided at Section 2.2, but subject to such withholding obligations imposed by law, if any.

          4.2.2 Deliveries by CLC. On the Closing Date, CLC shall deliver to the Trustee appointed under the Voting Trust Agreement a certificate representing the number of CLC Stock as provided in
          Section 2.3.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

     5.1 Representations and Warranties of the Company and the Stockholders. For purposes of this Section 5, the term "Company" shall mean and refer to
Delta and/or each of its subsidiaries, if any. The Stockholders solidarily (without benefit of division or discussion) represent and warrant that all of the following representations and warranties in this Section 5 are true at the date of this Agreement and that such representations and warranties shall survive until one (1) year after the Closing Date (which date is hereinafter called the "Expiration Date").

     5.2 Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except
(i) as disclosed on Schedule 5.2 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the Company taken as a whole (a "Material Adverse Effect").
Schedule 5.2 contains a list of all jurisdictions in which the Company is authorized or qualified to do business. True, complete and correct copies of the Certificate of Incorporation

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

(certified by the Secretary or Assistant Secretary of the Company and by the appropriate governmental authority of the jurisdiction of incorporation of the Company) and By-laws (certified by the Secretary or Assistant Secretary of the Company), each as amended, of the Company shall be delivered to CLC and CLCQ at Closing. Except as set forth on Schedule 5.2, the minute books of the Company, as heretofore made available to CLC, are true, correct and complete in all material respects.

     5.3 Authorization. (i) The representatives of the Company executing this Agreement have the authority to enter into and bind the Company to the terms of this Agreement and (ii) the Company has the corporate power and authority to enter into this Agreement and the Acquisition.

     5.4 Capital of the Company. The authorized share capital of the Company is as set forth on Schedule 6. The Purchased Shares represent all of the issued and outstanding shares of the share capital of Delta and are owned beneficially and of record by the Stockholders and in the amounts set forth in Annex IV and further, except as set forth on Schedule 5.4, are owned free and clear of all Liens. All of the issued and outstanding shares in the share capital of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and further, such shares were offered, issued, sold and delivered by the Company in compliance with all applicable laws concerning the issuance of securities. None of such shares were issued in violation of the pre-emptive rights of any past or present shareholder of the Company.

     5.5 Transactions in Capital Stock. Except as set forth on Schedule 5.5, the Company has not acquired any of its stock (including any stock of any of the Company's Subsidiaries) since July 1, 1995. Except as set forth in Schedule 5.5, no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock. Except as set forth on Schedule 5.5, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Except as set forth on
Schedule 5.5 there has been no transaction changing the equity ownership of the Company in contemplation of the transactions described in this Agreement.

     5.6 No Bonus Shares. Except as set forth in Schedule 5.6, during the period commencing on the third (3rd) year prior to the date hereof, none of the shares of Delta Stock was issued for less than the fair market value thereof at the time of issuance or was issued in exchange for consideration other than cash.

     5.7 Subsidiaries. Schedule 5.7 attached hereto lists the name of the Company's Subsidiaries and sets forth the number and class of the authorized share capital of the Company's Subsidiaries and the number of shares of the Company's Subsidiaries which are issued and outstanding, all of which shares (except as set forth on Schedule 5.7) are owned, beneficially and of record, by Delta, free and clear of all Liens. All of the issued and outstanding shares in the

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share capital of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and further, such shares were offered, issued, sold and delivered by each Subsidiary in compliance with all applicable laws concerning the issuance of securities. None of such shares were issued in violation of the pre-emptive rights of any past shareholder of a Subsidiary. Except as set forth in Schedule 5.7, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     5.8 Predecessor Status. Set forth in Schedule 5.8 is a listing of all names of all predecessor companies of the Company for the past five years, including the names of any entities from whom the Company previously acquired material assets outside the ordinary course of business. Except as disclosed in Schedule 5.8, the Company has not been a subsidiary or division of another corporation.

     5.9 Spin-off by the Company. Except as set forth on Schedule 5.9, there has not been any sale, spin-off or split-up of material assets of the Company or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company ("Affiliates") other than in the ordinary course of business within the preceding two years.

     5.10 Financial Statements. Attached hereto as Schedule 5.10 are copies of the following financial statements of Delta (the "Company's Financial Statements"): Balance Sheets as of June 30, 1997 and 1996 as well as for the four (4)-month period ended October 31, 1997 and Statements of Income, Statements of Changes in Financial Position and Retained Earnings for each of the years in the three (3)-year period ended June 30, 1997 and for the four
(4)-month period ended October 31, 1997 (October 31, 1997 being hereinafter referred to as the "Balance Sheet Date"). Such Balance Sheets as of June 30, 1997 and 1996 and the Statements of Income, Statements of Changes in Financial Position and Retained Earnings for each of the years in the three-year period ended June 30, 1997 have been reviewed and prepared (on a review engagement basis) in accordance with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted). Except as set forth on Schedule 5.10, such Balance Sheets as of October 31, 1997 and June 30, 1997 present fairly the financial position of Delta as of the dates indicated thereon, and such Statements of Income, and Statements of Changes in Financial Position and Retained Earnings present fairly the results of their respective operations for the periods indicated thereon.

     5.11 Liabilities and Obligations. The Company has delivered to CLC a complete and accurate list set forth on Schedule 5.11, of all liabilities of the Company of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise (i) which are reflected on the balance sheet of the Company at the Balance Sheet Date, and
(ii) which were incurred after the Balance Sheet Date and were incurred other than in the ordinary course of the Company's business or which exceed $25,000 (indicating which ones

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were incurred other than in the ordinary course of business).  The liabilities which are not reflected on the balance sheet at the Balance Sheet Date do not exceed in the aggregate $25,000. As of the Closing Date, liabilities owing to Affiliates and to persons acting not at arm's length with the Company, excluding amounts owed to Dolmen (1994) Inc., are $733,943.18. Except as set forth on Schedule 5.11, each liability of the Company was incurred by the Company in the ordinary course of its business. Except as set forth on Schedule 5.11 or in the notes to the Company's Financial Statements, the Company, as of the date hereof, has no term or funded debt to banks or Affiliates. Schedule 5.11 also indicates all personal guarantees of the Stockholders on the Company's debt. The Company also has delivered to CLC on Schedule 5.11, in the case of those liabilities which are contingent, a reasonable estimate of the maximum amount which may be payable. For each such contingent liability, the Company has provided to CLC the following information:

          5.11.1 a summary description of the liability together with the following:

                    5.11.1.1 copies of all relevant documentation relating thereto;

                    5.11.1.2 amounts claimed and any other action or relief sought; and

                    5.11.1.3 name of claimant and all other parties to the claim, suit or proceeding, if any;

          5.11.2 the name of each court or agency before which such claim, suit or proceeding is pending, if any;

          5.11.3    the date such claim, suit or proceeding was instituted; and

          5.11.4 a reasonable best estimate by the Company of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the Company's reasonable estimate shall for purposes of this Agreement be deemed to be zero.

     5.12 Accounts and Notes Receivable. The Company has delivered to CLC an accurate list set forth on Schedule 5.12, of the accounts and notes receivable of the Company, as of November 30, 1997 (or such later date as is requested by CLC hereafter), including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the Stockholders. The Company, on Schedule 5.12, has provided CLC with an accurate list of all receivables obtained subsequent to the Balance Sheet Date up to the most current practical date. The Company provided CLC with an aging of all accounts and notes receivable as of the Balance Sheet Date showing amounts due in 30 day aging categories. Except to the extent reflected on Schedule 5.12, such accounts and notes and the accounts and notes existing on the Closing Date are and shall be fully collectible in the ordinary course of business, net of such reserves as are consistent with the reserves reflected in the balance sheet as of the Balance Sheet Date and were originated in the ordinary course of business.

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     5.13 Permits and Intangibles

          5.13.1 The Company has delivered to CLC an accurate list set forth on Schedule 5.13.1, of all material licenses, franchises, permits (including from the Minister of Education) and other governmental authorizations including permits, registrations (including motor vehicle registrations and current registrations), licenses, franchises, certificates and other related licenses owned or held by the Company, copies of which have been provided to CLC, if requested. The licenses, franchises, permits and other governmental authorizations listed on Schedule 5.13.1 are valid, and neither the Company nor any of the Company's Subsidiaries has received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The Company holds all licenses, franchises, permits and other government authorizations, the absence of which would have a Material Adverse Effect. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, except where such non-compliance or violation would not have a Material Adverse Effect. Except as specifically provided in
          Schedule 5.13.1, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such licenses, franchises, permits or government authorizations.

          5.13.2 The Company's material patents, patent registrations, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, copyrights, copyright registrations, copyright applications, trade names and corporate names (the "Intellectual Property") are listed in
          Schedule 5.13.2. Except as disclosed in Schedule 5.13.2, (i) the Company owns and possesses all right, title and interest in the Intellectual Property and permits, licenses or other agreements to or from third parties regarding the Intellectual Property and (ii) the Company owns and possesses all right, title and interest in its technology, inventions, computer software and programs, data and documentation (including electronic media), product drawings, trade secrets, know-how, customer lists, processes, other intellectual property and proprietary information or rights; and permits, licenses or other agreements to or from third parties regarding the foregoing including, without limitation, such number of such permits, licenses or other agreements as are required pursuant to the terms of same to operate the business of the Company in a manner consistent with past practices (collectively with the Intellectual Property, the "Proprietary Rights"). The transactions contemplated by this Agreement will have no Material Adverse Effect on the Company's right, title and interest in the Proprietary Rights.

          5.13.3 Except as disclosed on Schedule 5.13.3, no claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Right has been made, is currently pending or is threatened. The Company has not received any notice of, nor is it aware of any fact which indicates a likelihood of, any infringement or misappropriation by, or conflict with, any third party with

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

          respect to any of the Proprietary Rights. The Company has not, to its knowledge, infringed, misappropriated or otherwise conflicted with any rights of any third parties, nor is the Company aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the businesses of the Company as now conducted.

   5.14   Environmental Compliance

          5.14.1 The Company is in compliance with all applicable Environmental Laws except where non-compliance with applicable Environmental Laws would not have a Material Adverse Effect.
          Except as set forth in Schedule 5.14, the Company has not received notice that it is in violation of, nor has it been subject to any Environmental Claim pursuant to applicable Environmental Laws either now or any time during the past five years that individually or in the aggregate would have a Material Adverse Effect.

          5.14.2 Except those set forth on Schedule 5.14, there are no facts or circumstances that the Company reasonably believes could form the basis of any Environmental Claim against the Company that individually or in the aggregate would have a Material Adverse Effect.

          5.14.3 The Company has all material permits, approvals, authorizations, licenses and consents under applicable Environmental Laws to operate lawfully the businesses which it currently conducts. More specifically, but without limitation, the Company hereby represents and confirms that it does not require a Certificate of Authorization with respect to the collection, storage and disposal of the liquid and solid wastes generated by its production activities nor a permit from the Montreal Urban Community pursuant to applicable regulations or by-laws relating to wastewater discharges.

          5.14.4 None of the real property currently owned, used and/or occupied by the Company is currently being used and, to the Stockholders' or the Company's knowledge without investigation, has ever been used to generate, manufacture, transport, treat, store, handle, dispose of or transfer Regulated Substances, except as listed in Schedule 5.14 and, except for quantities used or stored at such property in compliance with applicable Environmental Laws and required in connection with the normal operations and maintenance of such property; and, to the Stockholders' or the Company's knowledge, without investigation, there have been no Releases at, from, in or on, any property ever owned or operated by the Company, except as permitted by applicable Environmental Laws.

          5.14.5 Promptly upon learning thereof, the Company will advise CLC of any facts or circumstances known to the Company that it reasonably believes could form the basis of any Environmental Claim against the Company that individually or in the aggregate would have a Material Adverse Effect. There has been no

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     written communication during the past three years between the Company and any federal, provincial, state or local environmental agency.

     5.14.6 For purposes of this Agreement,

            5.14.6.1 "Regulated Substance" includes any substance, whether waste, liquid, gaseous or solid matter, fuel, micro-organism, ray, odour, radiation, energy, vector, plasma and organic or inorganic matter, which is or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any applicable Environmental Law, whether or not such substance is defined as hazardous under the applicable Environmental Laws.

            5.14.6.2 "Environmental Law" means any and all applicable Canadian federal, provincial, municipal or local statute, law, rule, regulation, ordinance, code, civil law or rule of common law (together in this subsection 5.14.6.2 (ii) referred to as "Laws") pertaining to the environment, health and safety matters or conditions, Regulated Substances, pollution or protection of the environment, including, without limitation, Laws relating to
            (1) on site or off-site contamination; (2) occupational health and safety; (3) chemical substances or products, (4) Release of pollutants, contaminants, chemicals or other industrial, toxic or radioactive substances or Regulated Substances into the environment; (5) the manufacture, processing, distribution, use, treatment, storage, transport, packaging, labelling, sale, recycling, disposal, destruction, incineration, burial, advertising, display or handling of Regulated Substances; and (6) any preventive measures, remedial actions and notifications in connection with the foregoing.

            5.14.6.3 "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, orders, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any applicable Environmental Law or any permit, authorization, approval or license issued under any such Environmental Law (hereafter "Claims"), including (a) Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Laws, and (b) Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Regulated Substances or arising from alleged injury or threat or injury to health, safety or the environment.

            5.14.6.4 "Releases" means releases, spills, leaks, pumps, pours, emittances, discharges, injections, escapes, leaches, disposals or dumps.

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     5.15   Immovable and Movable Property.  The Company has delivered to CLC an accurate list set forth on Schedule 5.15, of all immovable and real property, all personal and movable property included (or that will be included) in "depreciable plant, property and equipment" on the balance sheet of the Company and all other personal and movable property of the Company with a value in excess of $2,500 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date. The Company has delivered to CLC true, complete and correct copies of leases for immovables and real properties on which are situated buildings, warehouses, workshops, garages and other structures used in the operation of the businesses of the Company and leases for equipment (including computer equipment) in excess of $1,500 and including an indication as to which assets are currently owned, or were formerly owned, by Stockholders or business or personal affiliates of the Company or Stockholders. Schedule 5.15 also contains the name and address of each tenant or subtenant to which the Company has let or sublet an owned or leased building or any part thereof, the date and the expiration date of each such lease or sublease. All leases set forth on Schedule 5.15 are in full force and effect and constitute valid and binding agreements on the Company, and to the best knowledge of the Company, constitute valid and binding agreements on the other parties thereto (and their successors thereto) in accordance with their respective terms. On Closing, the Company shall deliver estoppel certificates signed by each of the Company's landlords certifying same, and further, that there exists no defaults under or pursuant to the leases. Except as shown on Schedule 5.15, all of the trucks and other material machinery and equipment of the Company listed on Schedule 5.15 are in good working order and condition, ordinary wear and tear excepted. All fixed assets used by the Company that are material to the operation of its businesses are either owned by the Company or leased under an agreement indicated on Schedule 5.15. Except as set forth on Schedule 5.15 and except for liens described in Section 7.3.6, there are no Liens against the Company's immovable or real and movable or personal properties.

          The Company also has indicated on Schedule 5.15 a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any immovables and real property or existing business, with respect to which management of the Company has made any expenditure in the two-year period prior to the date of this Agreement in excess of $2,500, or which if pursued by the Company would require additional expenditures of capital in excess of $2,500.

     5.16 Material Contracts and Commitments. The Company has delivered to CLC an accurate list, which is set forth on Schedule 5.16, of all material contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound, including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labour organizations, loan agreements, indemnity or guaranty agreements, hypothecs, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, contracts restricting the Company from doing business in any areas or in any way limiting competition, contracts which call for aggregate payments by the Company in excess of $2,500 and which are not terminable without cost or liability on notice of 45 days or less, contracts requiring the Company to perform services for others over a period in excess of 90 days from the date of such contract and all commitments to enter into any such contracts, leases or obligations ("Material Contracts") (a) as of the Balance Sheet Date and
(b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct

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copies of such agreements to CLC.  Except to the extent set forth on Schedule
5.16, the Company has complied with all material commitments and obligations pertaining to any Material Contract, and is not in default under any Material Contract and agreement and no notice of default has been received.

     5.17 Compliance with Programs. Schedule 5.17 lists all agreements and accreditations between the Company and any governmental unit, agency, body or instrumentality relating to any forms of student financial assistance, grants or loans (the "Financial Aid"). Each of such agreements and accreditations listed in Schedule 5.17 is in full force and effect, is a valid, binding and enforceable obligation by or against the respective Company and the other parties thereto and no event has occurred which constitutes or, with the giving of notice or the passage of time, or both, would constitute, a default or breach thereunder. The Company has delivered or caused to be delivered to CLC correct and complete copies of each contract or agreement listed in
Schedule 5.17 and all amendments thereto.

          Schedule 5.17 also lists each program pursuant to which Financial Aid is provided to or on behalf of the Company or the Company's students.

          Except as set forth on Schedule 5.17, to the best of the Company's knowledge and the Stockholders' knowledge (i) there exists no set of facts which could have an adverse effect on the ability of the Company to renew permits and obtain certification and accreditation under the ownership of CLC and (ii) the change of control of Delta following the Acquisition will not entitle the Minister of Education nor any federal or other provincial governmental authority, unit, agency, body or instrumentality relating to Financial Aid to revoke the permits or accreditations currently held by the Company.

          The Company has previously delivered to CLC true and complete copies of all correspondence received from or sent by or on behalf of the Company from or to the Minister of Education, the Commission consultative de l enseignement prive or any other governmental or regulatory authority having jurisdiction over the provision, funding or approval of Financial Aid for the past three years, including without limitation, (i) any documentation relating to the agreements listed on Schedule 5.17, (ii) any documentation relating to any audits or reviews conducted by the Minister of Education, the Commission consultative de l enseignement prive or any accreditation body or other regulatory authority, (iii) notices or correspondence concerning the qualification of the Company for the receipt of the Financial Aid, and (iv) notices or correspondence indicating an intention to limit, suspend or terminate the provision of Financial Aid to the Company.

          Except as set forth on Schedule 5.17, the Company has complied and is in compliance with any and all applicable laws, regulations and requirements relating to the Financial Aid. Without limiting the generality of the foregoing, except as otherwise described in Schedule 5.17, the Company is in compliance with applicable statutes and regulations governing record keeping and student file maintenance and information disclosure requirements to students and others in connection with the Financial Aid.

     5.18 Leasehold Property. The Company does not own any immovables or real

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property.  To the extent that the Company is responsible  under the applicable lease or at law for such compliance, the immovables or real property leased by the Company (the "Properties") and every improvement, building or structure located thereon (the "Improvements") are in full compliance with all applicable building, zoning, subdivision, environmental and other land use and similar laws (collectively, the "Real Property Laws"), and the Company has not received any notice of violation or claimed violation of any Real Property Law and such Properties and Improvements and, to the best of the Stockholders' and the Company's knowledge, their continued use, occupancy and operation as currently used, occupied and operated, do not constitute a non-conforming use under any Real Property Law.

     5.19 Insurance. The Company has delivered to CLC an accurate list set forth on Schedule 5.19, as of the Balance Sheet Date of all insurance policies carried by the Company and has delivered to CLC an accurate list (attached to Schedule 5.19) of all insurance claims received for the past three policy years. Also attached to Schedule 5.19 are true, complete and correct copies of all policies currently in effect. Such insurance policies evidence all of the insurance that the Company is required to carry pursuant to all of its contracts and other agreements and pursuant to applicable law. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date. No insurance carried by the Company has ever been cancelled and the Company has ever been denied coverage.

     5.20 Compensation; Employment Agreements; No Collective Bargaining
          Agreement.

          5.20.1 The Company has delivered to CLC an accurate list set forth on Schedule 5.20, showing all officers, directors and employees of the Company, listing their salary, seniority, age, position and length of service, as well as all employment agreements or other written agreements or arrangements including, without limitation, any confidentiality, non-competition, severance, termination or golden parachute agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The Company has provided to CLC true, complete and correct copies of any employment agreements, confidentiality agreements, non-competition agreements, severance, termination or golden parachute agreements or other written agreements or arrangements for persons listed on Schedule
          5.20. Since the Balance Sheet Date there have been no increases in the compensation payable or any special bonuses to any officer, director or key employee, except as listed on Schedule 5.20.

          5.20.2 Except as set forth in Schedule 5.20, the Company has not been the subject of any election in respect of union representation of employees and are not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labour union. Except as set forth on Schedule 5.20, no employees of the Company are represented by any labour union or covered by any collective bargaining agreement and no campaign to establish such representation has, to the best of the Stockholders' and the

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          Company's knowledge, ever occurred or is in progress.  There is no pending or, to the Company's knowledge, threatened labour dispute involving the Company and any group of its employees, no pending grievances or arbitration proceedings nor has the Company experienced any labour interruptions over the past three years and the Company considers its relationship with employees to be good.

          5.20.3 Except as set forth on Schedule 5.20, there are no written employment contracts with any employees, nor any employee manuals which in any way promise continued employment, nor any other oral or written guarantees of continued employment.

   5.2l   Employee Plans

          5.21.1 Schedule 5.21 lists all the employee benefit, health, welfare, supplemental unemployment benefit, bonus, severance, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices relating to the employees or former employees of the Company which are currently maintained or were maintained at any time in the last four years (the "Canadian Plans").

          5.21.2 All of the Canadian Plans are and have been established, registered, qualified, invested and administered, in all respects, in accordance with all laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to the Canadian Plans ("Applicable Employee Benefit Laws"). No fact or circumstance exists that could adversely affect the tax-exempt status of any Canadian Plan.

          5.21.3 All obligations regarding the Canadian Plans have been satisfied, there are no outstanding defaults or violations by any party to any Canadian Plan and no taxes, penalties or fees are owing or exigible under any of the Canadian Plans.

          5.21.4 The Company may unilaterally amend or terminate, in whole or in part, each Canadian Plan and take contribution holidays under or withdraw surplus from each Canadian Plan, subject only to approvals required by Applicable Employee Benefit Laws.

          5.21.5 No Canadian Plan, nor any related trust or other funding medium thereunder, is, to the knowledge of the Company, subject to any pending investigation, examination or other proceeding, action or claim initiated by any governmental agency or instrumentality, or by any other party (other than routine claims for benefits), and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Canadian Plan required to be registered.

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          5.21.6    All contributions or premiums required to be made by the
          Company under the terms of each Canadian Plan or by Applicable Employee Benefit Laws have been made in a timely fashion in accordance with Applicable Employee Benefit Laws and the terms of the Canadian Plans, and the Company does not have any liability (other than liabilities accruing after the Closing Date) with respect to any of the Canadian Plans. Contributions or premiums will be paid by the Company on an accrual basis for the period up to the Closing Date even though not otherwise required to be made until a later date.

          5.21.7 No amendments have been made to any Canadian Plan since July 1, 1995, no improvements to any Canadian Plan have been promised and no amendments or improvements to any Canadian Plan will be made or promised prior to the Closing Date.

          5.21.8 There have been no improper withdrawals, applications or transfers of assets from any Canadian Plan or the trusts or other funding media relating thereto, and neither the Company, nor any of its agents, has been in breach of any fiduciary obligation with respect to the administration of the Canadian Plans or the trusts of other funding media relating thereto.

          5.21.9 Subject to approvals under Applicable Employee Benefit Laws, the Company may merge or consolidate any Canadian Plan or the assets transferred from any Canadian Plan with any other arrangement, plan or fund.

          5.21.10 The Company has furnished to CLC true, correct and complete copies of all the Canadian Plans, attached in Schedule 5.21, as amended as of the date hereof together with all related documentation including, without limitation, funding agreements, actuarial reports, funding and financial information returns and statements, all professional opinions (whether or not internally prepared) with respect to each Canadian Plan, all material internal memoranda concerning the Canadian Plans, copies of material correspondence with all regulatory authorities with respect to each Canadian Plan and plan summaries, booklets and personnel manuals. No material changes have occurred to the Canadian Plans or are expected to occur which would affect the actuarial reports or financial statements required to be provided to CLC and CLCQ pursuant to this provision.

          5.21.11 Each Canadian Plan which is a funded plan is fully funded as of the Closing Date on both a going concern and a solvency basis pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuation therefor.

          5.21.12 None of the Canadian Plans enjoys any special tax status under Applicable Employee Benefit Laws, nor have any advance tax rulings been sought or received in respect of the Canadian Plans.

          5.21.13   All employee data necessary to administer each Canadian Plan

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          has been provided by the Company to CLC and CLCQ and is true and correct as at the Closing Date.

          5.21.14 No insurance policy or any other contract or agreement affecting any Canadian Plan requires or permits a retroactive increase in contributions, premiums or payments due thereunder.
          The level of insurance reserves under each insured Canadian Plan is reasonable and sufficient to provide for all incurred but unreported claims.

          5.21.15 Except as disclosed in Schedule 5.21, none of the Canadian Plans provides benefits to retired employees or to the beneficiaries or dependents of retired employees.

     5.22 Intentionally Deleted

     5.23 Pooling of Interest. To the best of the Stockholders' and the Company's knowledge, after due inquiry, there have been no transactions or events between or with respect to the Stockholders or the Company which would, and the ownership structure and attributes of the Company and the Stockholders would not, prevent the transaction contemplated hereby, when consummated, from being considered as a pooling of interests business combination in accordance with U.S. generally accepted accounting principals ("U.S. GAAP") and the criteria of Accounting Principals Board Opinion No. 16 and the regulations of the SEC.

     5.24 Conformity with Law; Litigation

          5.24.1 Except to the extent set forth on Schedule 5.24, the Company is not in violation of any law or regulation or any order of any court or federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them which would have a Material Adverse Effect. The Company has conducted and is conducting its business in compliance with the requirements, standards and conditions set forth in applicable federal, provincial, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which would have a Material Adverse Effect.

          5.24.2    Except to the extent set forth in Schedule  \n AR5.11 or
          Schedule 5.24, the Company is not a party to any litigation and there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened, against or affecting the Company, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would have a Material Adverse Effect, and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received. The Company is not subject to any existing judgments which would have a Material Adverse Effect, or which could adversely affect the Company's or the Stockholders' ability

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

          to effectuate the transactions contemplated hereby; nor has the Company received any written inquiry from any agency of the federal, provincial or any state or local government about the transactions contemplated herein, or about any violation or possible violation of any law, regulation or ordinance affecting its business.

   5.25   Taxes.  Except as set forth in Schedule 5.25:

          5.25.1 All Returns required to have been filed by or with respect to the Company and any affiliated, combined, consolidated, unitary or similar group of which the Company is or was a member (a "Relevant Group") with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the Company and any member of a Relevant Group (collectively, the "Acquired Parties") have been paid if due, or provision has been made for the payment thereof, if not yet due. The provisions for Taxes due by the Company and its Subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the Company's Financial Statements are sufficient for all unpaid Taxes, being current Taxes, not yet due and payable, of such Acquired Party. The Company does not have any liability, obligation or commitment for the payment of Taxes except as provided in such financial statements. No Acquired Party is a party to any current agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which an Acquired Party does not file Returns that it is or may be subject to taxation by that jurisdiction. No Acquired Party has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. No Acquired Party has filed any objection which remains outstanding with respect to any assessment or reassessment of Taxes.

          5.25.2 Each Acquired Party has withheld and paid all Taxes required to have been adequately and properly withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. No Acquired Party expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period except as may have been accrued and reflected as a reserve in the Company's Financial Statements. There is no dispute or claim concerning any Tax liability of any Acquired Party either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to any Acquired Party. No issues have been raised in any examination by any Taxing Authority with respect to any Acquired Party which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 5.25 attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any Acquired Party for all taxable periods ended on or after June 30, 1994, indicates those Returns, if any, that have been audited, and indicates those Returns that

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          currently are the subject of audit.  Each Acquired Party has delivered to CLCQ and CLC complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, such Acquired Party since June 30, 1994. No Acquired Party has received any refund of Taxes to which it is not entitled.

          5.25.3 No Acquired Party is a party to any Tax allocation or sharing agreement.

          5.25.4 No Acquired Party has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

          5.25.5 Delta is a registrant within the meaning of Part IX of the Excise Tax Act (Canada) and Chapter VIII of An Act Respecting the Quebec Sales Tax and its registration numbers are as follows:

                    Federal:  106019821RT

                    Quebec:   1002660594

          5.25.6 For purposes of this Agreement, the following definitions shall apply:

                    5.25.6.1 "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

                    5.25.6.2 "Tax" or "Taxes" means all United States or Canadian federal, provincial, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                    5.25.6.3 "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States or Canadian federal, provincial, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

     5.26 No Violations. Neither the Company nor any other party thereto is (i) in violation of any Charter Document or (ii) in default under any Material Contract or material lease, instrument, agreement, license, or permit to which it is a party or by which its properties are bound (collectively, the "Material Documents"); and, except as set forth in the Schedules and documents attached to this Agreement, (a) the rights and benefits of the Company under the Material Documents will not be materially and adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a material default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.26, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

     5.27 Government Contracts. Except as set forth on Schedule 5.27, the Company is not now a party to any governmental contracts subject to unilateral price re-determination or renegotiation by the party other than the Company.

     5.28 Absence of Changes. Since the Balance Sheet Date, except as set forth on Schedule 5.28 there has not been with respect to the Company:

          5.28.1 any event or circumstance (either singly or in the aggregate) which would constitute a Material Adverse Effect;

          5.28.2 any change in its authorized capital, or in its securities outstanding, or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          5.28.3 any declaration or payment of any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

          5.28.4 any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by it to any of its respective officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

          5.28.5 any work interruptions, labour grievances or claims filed, or any similar event or condition of any character that would have a Material Adverse Effect;

          5.28.6 any distribution, sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of any of its respective businesses to any person, including, without limitation, the Stockholders and their affiliates;

          5.28.7 any cancellation, or agreement to cancel, any indebtedness or other obligation owing to it, including without limitation any indebtedness or obligation of any Stockholders or any affiliate thereof, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 5.11 unless specifically listed thereon;

          5.28.8 any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          5.28.9 any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business;

          5.28.10   any waiver of any of its material rights or claims;

          5.28.11   any cancellation or termination of a Material Contract;

          5.28.12 any other distribution of property or assets by the Company outside the ordinary course of business; or

          5.28.13 any transaction by it outside the ordinary course of its businesses.

    5.29 Deposit Accounts, Powers of Attorney. The Company has delivered to CLC an accurate list set forth on Schedule 5.29, as of the date of this Agreement, of:

          5.29.1 the name of each financial institution in which the Company has accounts or safe deposit boxes;

          5.29.2    the names in which the accounts or boxes are held;

          5.29.3    the type of account and account number; and

          5.29.4 the name of each person authorized to draw thereon or have access thereto.

Schedule 5.29 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and description of the terms of such power.

   5.30 Validity of Obligations. The execution and delivery of this Agreement by the Company and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors and the Stockholders of the Company and this Agreement has been duly and validly authorized by all necessary corporate action and, assuming due authorization, execution and delivery by CLC and CLCQ, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or the availability of equitable remedies.

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     5.31 Other Payments.  The Stockholders have no knowledge, and the
Stockholders have no reason to believe, that any funds or assets of the Company have been used for illegal purposes; or there has been an accumulation or use of the Company's funds without being properly accounted for in the respective books and records of the Company; or that any material payments by or on behalf of the Company have not been duly and properly recorded and accounted for in its books and records; or that any false or artificial entries have been made in the books and records of the Company for any reason.

     5.32 Transactions with Directors, Officers and Affiliates. Except as listed on Schedule 5.32 annexed hereto, there have been no transactions since January 1, 1995 between the Company and any of its directors, officers, stockholders or affiliates or any of their Family Members (as defined below) involving $5,000 or more; except for any transaction with such persons solely in such capacities or as employees. Each transaction set forth on Schedule
5.32 has been on reasonable commercial terms which could have been obtained at the time from bona fide third parties. To the best knowledge of the Company, since January 1, 1995, none of the officers or directors of the Company or any spouse or Family Member (as defined below) of any of such persons, has been a director, officer or consultant of, or owns directly or indirectly any interest in, any firm, corporation, association or business enterprise which during such period has been a significant supplier, customer or sales agent of the Company or has competed with or been engaged in any business of the kind being conducted by the Company except as disclosed on
Schedule 5.32 annexed hereto. Except as disclosed on Schedule 5.32, no Family Member (which includes all relatives and their spouses in a relationship of first cousins or closer) of any Stockholder, officer or director of the Company is currently an employee or consultant receiving payments from the Company or otherwise on the payroll of the Company or has any material claim whatsoever against or owes any amount to the Company, except for claims in the ordinary course of business such as for accrued vacation pay and accrued benefits under employee benefit plans.

     5.33 Paid-up Capital. The paid-up capital for Tax purposes of each Purchased Share and of each issued and outstanding share in the capital or a Subsidiary is no less than their stated capital for corporate purposes.

     5.34 Location; Place of Business. Other than (i) vehicles used in the normal course of business and (ii) account receivables, the Company does not hold directly or indirectly any of its immovables or real property (including all leasehold interests) or movable or personal property anywhere other than at the locations set forth in Schedule 5.34.

          All immovables or real property and tangible movable or personal property having an acquisition cost (either per unit or in the aggregate for a category of such property) of $10,000 or more owned by the Company are located at the locations set forth in Schedule 5.34.

          The locations from or in which the Company conducts and has, during the preceding five years, conducted their business are set out in Schedule
5.34 and, save as therein specified, the Company has not, during the said five years, conducted any business from or in any other location.

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     5.35 Stand Alone.  No part of the business of the Company is conducted through any person or entity other than Delta, and Delta has all assets, tangible and intangible, corporeal and incorporeal, rights, permits and licenses necessary or desirable to operate and conduct the business currently conducted by it in the manner conducted since January 1, 1992. Without limiting the generality of the foregoing, all right, title and interest in the name "Point Sys" shall have been transferred to Delta prior to the Closing Date.

     5.36 Intentionally Deleted

     5.37 Disclosure. This Agreement, the Schedules and Annexes hereto, and the certificates and other documents furnished by the Company and the Stockholders to CLC pursuant hereto, taken as a whole, do not, and as to any representation or warranty made to the knowledge of the Company or the Stockholders, such representations and warranties, to the Company's knowledge, do not, as of their respective dates contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading.

     5.38 Representations and Warranties of the Stockholders. The Stockholders solidarily represent and warrant (without the benefit of division or discussion) that the representations and warranties set forth below are true as of the date of this Agreement.

     5.39 Authority; Ownership. Each Stockholder has the full legal right, power and authority to enter into this Agreement and this Agreement has been duly executed and delivered and is the legal and binding obligation of such Stockholder, enforceable against him or her in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws, affecting creditors' rights generally or the availability of equitable remedies. Each Stockholder owns beneficially and of record all of the shares of the Stock identified on Annex IV as being owned by such Stockholder, and, except as set forth on Schedule 5.39 hereof, such Stock is owned free and clear of all Liens.

     5.40 Pre-emptive Rights. Each Stockholder does not have, or hereby waives any pre-emptive or other right to acquire shares of Company Stock or CLC Stock, that such Stockholder has or may have had other than rights of any Stockholder to acquire CLC Stock pursuant to (i) this Agreement or (ii) any stock option hereinafter granted by CLC.

     5.41 Residence. Each Stockholder other than Marie-Josee Matte is not a "non resident of Canada" within the meaning of the Income Tax Act (Canada).

     5.42 No Broker. The Company and each Stockholder or any of its or his respective employees or agents has not employed or incurred any liability to any broker, finder or agent for any brokerage fee, finder's fee, commissions or other amounts with respect to this Agreement or any transaction contemplated hereby.

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6.   REPRESENTATIONS OF CLC AND CLCQ

          CLC and CLCQ solidarily (without benefit of division or discussion) represent and warrant that all of the following representations and warranties are true at the date of this Agreement and that such representations and warranties shall survive until one (1) year after the Closing Date.


     6.1 Due Organization. CLC and CLCQ are each duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and CLC and CLCQ are duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on their respective businesses in the places and in the manner as now conducted except for where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, properties, assets or condition (financial or otherwise), of CLC or CLCQ, as the case may be (a "CLC Material Adverse Effect"). Copies of the Certificate of Incorporation (certified by a Secretary or an Assistant Secretary of CLC and CLCQ) and the By-laws (certified by a Secretary or an Assistant Secretary of CLC and CLCQ), of CLC and CLCQ shall be delivered to the Stockholders on the Closing Date.

     6.2 CLC Stock. The Dividend Access Shares to be delivered to the Stockholders at the Closing Date and the CLC Stock to be delivered to the Trustee pursuant to the Voting Trusting Agreement shall constitute valid and legally issued shares of CLCQ and CLC, respectively, fully paid and non-assessable. The shares of the CLC Stock and the Dividend Access Shares to be issued to the Stockholders pursuant to this Agreement will not be registered under the 1933 Act.

     6.3 Validity of Obligations. The execution and delivery of this Agreement by CLC and the performance by each of CLC and CLCQ of the transactions contemplated herein have been duly and validly authorized by the respective Boards of Directors of CLC and CLCQ, and at the date hereof, this Agreement has been duly and validly authorized by all necessary corporate action, duly executed and delivered and is a legal, valid and binding obligation of CLC and CLCQ, enforceable against CLC and CLCQ in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws, affecting creditors' rights generally or the availability of equitable remedies.

     6.4 Authorization. The representatives of CLC and CLCQ, respectively, executing this Agreement have the corporate authority to enter into and bind CLC and CLCQ, respectively, to the terms of this Agreement. CLC and CLCQ have the corporate right, power and authority to enter into this Agreement and the Acquisition.

     6.5 No Conflicts. The execution, delivery and performance of this Agreement, the

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consummation of any transactions herein referred to or contemplated by and the fulfilment of the terms hereof and thereof do not:

          6.5.1 conflict with or result in a breach or violation of the Certificate of Incorporation or By-laws of either CLC or CLCQ;

          6.5.2 materially conflict with, or result in a material default (or would constitute a default but for any requirement of notice or lapse of time or both) (A) under any document, agreement or other instrument to which either CLC or CLCQ is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of CLC's or CLCQ's properties or (B) pursuant to any judgment, order or decree to which CLC or CLCQ is bound or any of their respective property is subject; or

          6.5.3 result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of CLC or CLCQ.

     6.6  Conformity with Law; Litigation.

          6.6.1 CLC is not in violation of any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would adversely affect its business, operations, properties, assets and conditions or CLC's ability to effectuate the Acquisition. CLC has conducted and is conducting its business in compliance with the requirements, standards and conditions set forth in applicable federal, provincial, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which would adversely affect its business, operations, properties, assets and conditions or CLC's ability to effectuate the Acquisition.

          6.6.2 CLC is not a party to any litigation and there are no claims, actions, suits or proceedings, pending or, to the knowledge of CLC, threatened against or affecting CLC, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would adversely affect its business, operations, properties, assets and conditions or CLC's ability to effectuate the Acquisition. CLC is not subject to any existing judgments which would adversely affect its business, operations, properties, assets and conditions or CLC's ability to effectuate the Acquisition, or which could adversely affect its business, operations, properties, assets and conditions or CLC's ability to effectuate the transactions contemplated hereby.

     6.7 Disclosure. This Agreement, the Schedules and Annexes hereto, and the certificates and other documents furnished by CLC and CLCQ to the Company and the Stockholders, taken as a whole, do not, and as to any representation or warranty made to the knowledge of CLC and CLCQ, such representations and warranties, to CLC's and CLCQ's

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

knowledge, do not, as of their respective dates contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading.

7.   COVENANTS PRIOR TO CLOSING

     7.1  Intentionally Deleted

     7.2 Conduct of Business Pending Closing. Since December 6, 1997, the Company (including the Company's Subsidiaries) has, except as set forth on
Schedule 7.2:

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

          7.2.1 carried on its businesses in substantially the same manner as it has heretofore and has not introduced any material new method of management, operation or accounting;

          7.2.2 maintained its properties and facilities, including those held under leases, in as good working order and condition as at December 6, 1997, ordinary wear and tear excepted;

          7.2.3 performed all of its obligations under agreements relating to or affecting its assets, properties or rights;

          7.2.4 kept in full force and effect present insurance policies or other comparable insurance coverage;

          7.2.5 used reasonable commercial efforts to maintain and preserve its business organization intact, retained its present employees and maintained its relationships with suppliers, customers and others having business relations with the Company (including the Company's Subsidiaries);

          7.2.6 maintained compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities and maintained its Proprietary Rights; and

          7.2.7 maintained present debt and lease instruments and has not entered into new or amended debt or lease instruments over $10,000, without the knowledge and consent of CLC.

     However, during the said period, the Company was entitled to utilize cash flow that was in excess of that which it required for its normal course operations, to reduce the Dolmen Indebtedness. The Company was not permitted to borrow or otherwise incur any debt or liability, directly or indirectly, in order to reduce the Dolmen Indebtedness.


     7.3 Prohibited Activities. Except as disclosed on Schedule 7.3, between December 6, 1997 and the Closing Date, the Company (including the Company's Subsidiaries) has not, without the prior written consent of CLC:

          7.3.1 made any change in its Certificate of Incorporation or By-laws;

          7.3.2 issued any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

          7.3.3 declared or paid any dividend, or made any distribution in respect of its stock whether now or hereafter outstanding, or purchased, redeemed or otherwise acquired or retired for value any shares of its stock;

          7.3.4 entered into any contract or commitment or incurred or agreed to incur any liability or make any capital expenditures, except if it was in the normal course of business (consistent with past practice) and involved an amount not in excess of $20,000, including contracts to provide services to customers;

          7.3.5 increased the compensation payable or to become payable to any officer, director, Stockholder, employee or agent, or made any bonus or management fee payment to any such person, except ordinary and customary bonuses or salary increases to employees consistent with past practice or created any new bonus plan or other benefit plan for the benefit of any officer, director, Stockholder, employee or agent;

          7.3.6 created, assumed or permitted to exist any Lien upon any assets or properties whether now owned or hereafter acquired, except (1) liens set forth on Schedule 5.15 hereto, or (2) liens for taxes either not yet due or material men's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business;

          7.3.7 sold, assigned, leased or otherwise transferred or disposed of any property or equipment except in the normal course of business;

          7.3.8 negotiated for the acquisition of any business or the start-up of any new business and has caused the Stockholders not to acquire or negotiate for the acquisition of any new business or start up any new business;

          7.3.9 merged, amalgamated or consolidated or agreed to merge, amalgamate or consolidate with or into any other corporation or business entity;

          7.3.10 waived any material rights or claims of the Company, provided that the Company may have negotiated and adjusted bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments are not deemed to be included in Schedule 5.11 unless specifically listed thereon;

          7.3.11 breached or amended or terminated any Material Contract, or material permit, license or other right of the Company; or

          7.3.12 entered into any other transaction outside the ordinary course of its business or prohibited hereunder.

     7.4 No Shop. The Stockholders, the Company, the Company's Subsidiaries and any

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agent, officer, director or any representative of any of the foregoing represent and warrant, that during the period commencing on December 6, 1997 and ending on the Closing Date, the Stockholders, the Company, the Company's Subsidiaries and any agent, officer, director or any representative of any of the foregoing have negotiated exclusively with CLC and CLCQ and have not during such period, directly or indirectly:

          7.4.1 solicited or initiated the submission of proposals or offers from any person for,

          7.4.2     participated in any discussions pertaining to, or

          7.4.3 furnished any information to any person other than CLC relating to,

the sale or other transfer of shares of capital stock of the Company, any securities of the Company convertible into capital stock of the Company, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or any option or right to acquire any of the foregoing, or a merger, amalgamation, consolidation or business combination of the Company.

     7.5 Notice to Bargaining Agents. The Company has satisfied any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, if any, and has provided CLC with proof that any required notice has been given.

     7.6 Notification of Certain Matters. The Stockholders and the Company have given prompt notice to CLC of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Company or the Stockholders contained herein to be untrue or inaccurate in any material respect at Closing and (ii) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person or entity hereunder. CLC and CLCQ have given prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of CLC or CLCQ contained herein to be untrue or inaccurate in any material respect at Closing and (ii) any material failure of CLC or CLCQ to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.6 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which notification may only be made pursuant to Section 7.7, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     7.7  Intentionally Deleted

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     7.8  Cooperation in Preparation of Registration Statement.  The Company
and the Stockholders shall furnish or cause to be furnished to CLC all of the information concerning the Company or the Stockholders reasonably requested by CLC.

     7.9 Examination of Current Financial Statements. The Company has provided prior to the Closing Date, the unaudited balance sheet of the Company as of November 30, 1997 or the most recent date available, and any subsequent months ending prior to the Closing Date and the unaudited statement of income, statements of changes in financial position and retained earnings of the Company, interim monthly statements for any subsequent periods ending prior to the Closing Date, if any, disclosing no material adverse change in the financial condition of the Company or the results of its operations from the financial statements as of the Balance Sheet Date. Such balance sheets and/or financial statements, which shall be deemed to be Company's Financial Statements (as described in Section 5.10) and in respect of which the Company and the Stockholders (except as provided in Schedule I7.9) shall be deemed to make the representations and warranties set forth in
Section 5.10, shall be prepared in accordance with Canadian generally accepted accounting principals applied on a consistent basis throughout the periods indicated.

     7.10 Accounting Treatment. The Stockholders, the Company, CLC and CLCQ shall each use their best efforts to cause the Acquisition to be accounted for as a pooling of interests. Each of such parties shall use their best efforts to prevent its Affiliates (as defined in Section 5.9 hereof) from taking any action that could preclude the transactions contemplated hereby from receiving pooling of interests accounting treatment in accordance with U.S. GAAP.

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8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS AND THE COMPANY

          The obligations of the Stockholders and the Company with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on the Closing Date of all of the following conditions. As of the Closing Date, all conditions not satisfied shall be deemed to have been waived by the Company and the Stockholders unless such parties have notified CLC in writing to the contrary, except that no such waiver shall be deemed to affect the survival of the representations and warranties of CLC and CLCQ contained in Section 6 hereof.

     8.1 Representations and Warranties; Performance of Obligations. All representations and warranties of CLC and CLCQ contained in Section 6 are true and correct in all material respects as of the Closing Date (except with respect to any such representations and warranties which relate specifically to an earlier date, which shall be true and correct in all material respects as of such earlier date), and each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by CLC and CLCQ on or before the Closing Date have been duly complied with and performed in all material respects.

     8.2 Satisfaction. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be satisfactory to the Company and its counsel.

     8.3 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein have been obtained and made and no action or proceeding has been instituted or threatened to restrain or prohibit the Acquisition and no governmental agency or body has taken any other action or made any request of the Company as a result of which the Company deems it inadvisable to proceed with the transaction hereunder.

     8.4 Good Standing Certificates. CLC and CLCQ have delivered, concurrently herewith, to the Company and the Stockholders a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in CLC's and CLCQ's respective jurisdiction of incorporation and, unless waived by the Stockholders, in each jurisdiction in which CLC and CLCQ are authorized and carry on the business, showing that each of CLC and CLCQ is in good standing and (in the case of CLC only) authorized to do business and that all state franchise and/or income tax returns and taxes for CLC, for all periods prior to the Closing have been filed and paid.


     8.5  No Material Adverse Change.  No event or circumstance has

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occurred which would constitute a CLC Material Adverse Effect.

     8.6 Support Agreement. CLC has, concurrently herewith, entered into the Support Agreement.

     8.7 Secretary's Certificate. The Stockholders have received a certificate or certificates dated the Closing Date and signed by the Secretary or an Assistant Secretary of CLC and CLCQ, certifying the resolutions of the Boards of Directors of CLC and CLCQ, respectively.

     8.8 Opinion of Counsel. The Stockholders have received, concurrently herewith, an opinion from counsel to CLCQ and CLC, dated the Closing Date, in form and substance satisfactory to the Stockholders.

     8.9 No Litigation. No action or proceeding before a court or any other governmental agency or body has been instituted or threatened to restrain or prohibit the Acquisition and no governmental agency or body has taken any other action or made any request of the Company or the Stockholders as a result of which the Company and the Stockholders deem it inadvisable to proceed with the transactions hereunder.

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF CLC AND CLCQ

          The obligations of CLC and CLCQ with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on the Closing Date of all of the following conditions. As of the Closing Date, all conditions not satisfied shall be deemed to have been waived by CLC and CLCQ unless such parties have notified the Company and Stockholders in writing to the contrary, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the Company and the Stockholders in Section 5 hereof.

     9.1 Representations and Warranties; Performance of Obligations. All the representations and warranties of the Stockholders and the Company contained in this Agreement are true and correct in all material respects as of the Closing Date (except with respect to any such representations and warranties which relate specifically to an earlier date, which shall be true and correct in all material respects as of such earlier date), and each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Stockholders and the Company on or before the Closing have been duly performed or complied with in all material respects.

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     9.2  No Litigation.  No action or proceeding before a court or any other governmental agency or body has been instituted or threatened to restrain or prohibit the Acquisition and no governmental agency or body has taken any other action or made any request of CLC as a result of which the management of CLC deems it inadvisable to proceed with the transactions hereunder.

     9.3 Examination of Final Financial Statements. CLC shall have sufficient time to review the unaudited balance sheets of the Company for the period ended November 30, 1997 or the most recent period available, and the unaudited statement of income, statements of changes in financial position and retained earnings for the same period, disclosing no material adverse change in the financial condition of the Company or the results of their operations from the financial statements as of the Balance Sheet Date.

     9.4 No Material Adverse Effect. No event or circumstance has occurred which constitutes a Material Adverse Effect.

     9.5 Stockholders' Release. The Stockholders have delivered to CLC immediately prior to the Closing Date an instrument dated the Closing Date to be released on the Closing Date releasing the Company from any and all claims of the Stockholders against the Company and any and all obligations of the Company to the Stockholders except for continuing obligations to Roger Matte relating to his employment, if any, with the Company.

     9.6 Satisfaction. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be satisfactory to CLC and its counsel.

     9.7 Termination of Related Party Agreements. All existing agreements between the Company and the Stockholders or business or personal affiliates of the Company or the Stockholders have been cancelled, and any stockholder agreements, voting agreements, voting trusts, options, or warrants relating to the Company or Company Stock, and any employment agreements between the Company and any employee listed on Schedule 9.7, have been terminated. In addition, the Company has been released as guarantor on all real estate loans and other lending arrangements or obligations which were guaranteed for the benefit of any of the Stockholders or any other third party.

     9.8 Opinion of Counsel. CLC and CLCQ have received, concurrently herewith, an opinion from counsel to the Company and the Stockholders, dated the Closing Date, in form and substance satisfactory to CLC and CLCQ.

     9.9 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein have been obtained and made and no action or proceeding has been

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

instituted or threatened to restrain or prohibit the Acquisition and no governmental agency or body has taken any other action or made any request of CLC as a result of which CLC deems it inadvisable to proceed with the transactions hereunder.

     9.10 Good Standing Certificates. The Company has delivered to CLC, concurrently herewith, a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's jurisdiction of incorporation and, unless waived by CLC, in each jurisdiction in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business.

     9.11 Intentionally Deleted

     9.12 Repayment of Indebtedness. The Stockholders have repaid the Company (including the Company's Subsidiaries) in full all amounts owing by the Stockholders to the Company (including the Company's Subsidiaries).

     9.13 Insurance. CLC has been named as an additional named insured on all of the Company's insurance policies.

     9.14 Voting Trust Agreement. The Stockholders and the trustee appointed thereunder have, concurrently herewith, entered into the Voting Trust Agreement.

     9.15 Secretary's Certificate. CLC has received a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company and Dolmen (1994) Inc., certifying the resolutions of the Shareholders and the Board of Directors, as applicable.

     9.16 Securities Laws. CLC has received all necessary consents and otherwise complied with any U.S. Federal or state securities or "blue sky" laws applicable to the issuance of the CLC Stock, in connection with the transactions contemplated hereby.

     9.17 Pooling Letters. CLC has received, concurrently herewith, from Ernst & Young, as independent chartered accountants for the Company, a letter acceptable to CLC and substantially in the form and substance of the letter annexed hereto as Schedule 9.17, confirming that, to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to the Company which would, and the ownership structure and attributes of the Company and the Stockholders would not, proscribe the transactions contemplated hereby, when consummated, from being considered as a pooling of interests business combination. CLC has received, concurrently herewith, from Price Waterhouse LLP, a letter confirming that the transactions contemplated hereby, when consummated, can properly be accounted for as a pooling of interests combination in accordance with U.S. GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

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

     9.18 Acknowledgement of Pooling Restrictions and Receipt of Commission Filings. The Stockholders have delivered, concurrently herewith, to CLC a letter agreement acknowledging his or her status as an Affiliate of the Company, his or her agreement to comply with the "pooling of interests" restrictions, and his or her receipt of SEC filings of CLC, in form and substance satisfactory to the Company.

     9.19 Intentionally deleted

     9.20 Intentionally deleted

     9.21 Intentionally deleted

     9.22 Discharge of Liens.   All of the Liens identified on Schedule 9.22
have been released and discharged and the registrations thereof have been radiated at the appropriate registry offices.

10.  COVENANTS OF CLC, THE COMPANY AND THE STOCKHOLDERS AFTER CLOSING

     10.1 Preparation and Filing of Tax Returns; Record Retention

          10.1.1 Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of Returns, together with relevant accompanying schedules and work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided.

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

          10.1.2 CLC, CLCQ and the Stockholders shall (i) cause the Company to, retain all Tax returns, schedules, work papers and all material records or other documents relating to Tax matters of the Company (including the Company's Subsidiaries) for the first taxable year or other taxable period ending after the Closing Date and for all prior taxable years or other taxable periods until the later of (a) seven years after the later of filing or the due date of the Tax Return with respect to a taxable year or (b) the expiration of all applicable statutes of limitation, and (ii) provide the other party with any record or information (including, to the extent a party has such power, making employees available to such other party for reasonable periods of time) which may be relevant to any Tax matters. Neither CLC nor CLCQ shall destroy or dispose of or allow the destruction or disposition of any books, records or files relating to the business, properties, assets or operations of the Company (including the Company's Subsidiaries) to the extent that they pertain to the operations of the Company (including the Company's Subsidiaries) on or prior to the Closing Date, without first having offered in writing to deliver such books, records and files to each of the Stockholders. CLC and CLCQ shall be entitled to dispose of the books, records and files described in such notice if none of the Stockholders requests copies of such books, records and files within 60 days after receipt of the notice described in the preceding sentence.

     10.2 Cooperation for Litigation. Each party hereto shall provide to each of the other parties hereto such cooperation, assistance and information as may be necessary or desirable in contesting, negotiating or otherwise dealing with any claim, demand or litigations which arises from facts, situations, circumstances or any matter which arose and/or existed prior to the Closing Date.

     10.3 Affiliate Indebtedness. CLC shall cause the Company to repay the amounts due to Affiliates within 30 days of the Closing Date.

     10.4 Additional Dividend Access Shares. CLCQ will not issue any Dividend Access Shares to any person other than a Stockholder while any outstanding Dividend Access Shares are held by any Stockholder without their consent.

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11.  INDEMNIFICATION

          The Stockholders, CLC and CLCQ each make the following covenants that are applicable to them, respectively:

     11.1 General Indemnification by the Stockholders. The Stockholders covenant and agree that they, solidarily, without benefit of division or discussion will indemnify, defend, protect and hold harmless CLC, CLCQ and the Company at all times until (A) the Expiration Date as defined in Section 5 above, in the case of an event described in (i) and (ii) of this Section
11.1 below (B) 180 days after the last date on which the relevant taxing authority is entitled to assess or reassess the Company (including the Company's Subsidiaries) in the case of events described in (iii) of this
Section 11.1 below and (C) 180 days after the date of expiration of any applicable statute of limitations period in the case of an event described in
(iv) of this Section 11.1 below, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by CLC, CLCQ or the Company as a result of or arising from (i) any breach of the representations and warranties of the Stockholders or the Company set forth herein or on the Schedules or certificates delivered in connection herewith, (ii) any non fulfilment of any covenant or agreement on the part of the Stockholders or the Company under this Agreement, (iii) any liability of the Company arising from, in connection with or pursuant to any of the matters or items listed in
Section 2 of Schedule 11.5 hereto, (iv) any liability of the Company arising from, in connection with or pursuant to any of the matters or items listed in Sections 1 and 3 of Schedule 11.5 hereto.

     11.2 Indemnification by CLC. CLC covenants and agrees that it will indemnify, defend, protect and hold harmless the Stockholders at all times from and after the Closing Date until (A) the Expiration Date as defined in
Section 5 above, in the case of an event described in (i) and (ii) of this
Section 11.2 below, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the Stockholders as a result of or arising from
(i) any breach by CLC or CLCQ of their representations and warranties set forth herein or on the Schedules or certificates attached hereto, (ii) any non-fulfilment of any covenant or agreement on the part of CLC or CLCQ under this Agreement.

     11.3 Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect

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thereto being made against any party obligated to provide indemnification pursuant to Section 11.1, 11.2 or 11.5 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof (the "Claim Amount"). The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by the Indemnifying Party, provided that if such counsel shall have a conflict of interest that prevents such counsel from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expense and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section 11, provided that no Indemnifying Party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

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     11.4 Limitations on Indemnification

          11.4.1 Notwithstanding any other term of this Agreement, neither Roger Matte, Suzanne Matte and Dolmen (1994) Inc. on the one hand or CLC and CLCQ on the other, shall have any liability under this Section AS11 to make any payments in excess of the Purchase Price set forth in Section 2.1., and neither Richard Matte, Marie-Josee Matte, Dominique Matte and Johanne Matte shall have any liability under this Section 11 to make any payments in excess of an amount equal to the number of Dividend Access Shares received by each such Stockholder pursuant to Section AA2.2 multiplied by US$23.705.

          11.4.2 CLC, CLCQ and the Company and the other persons or entities entitled to be indemnified pursuant to Section 11.1 shall not assert any claim for indemnification hereunder against the Stockholders until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against the Stockholders exceeds $50,000 (the "Indemnification Threshold"), and then only for the amount of such claims exceeding the Indemnification Threshold. The Stockholders shall not assert any claim for indemnification hereunder against CLC or CLCQ until such time as, and solely to the extent that, the aggregate of all claims which the Stockholders have against CLC or CLCQ shall exceed the Indemnification Threshold, and then only for the amount of such claims exceeding the Indemnification Threshold.

    11.5  Specific Contingencies.  Notwithstanding the provisions of Section
11.4 above, the Stockholders shall indemnify, defend and hold harmless CLC, CLCQ and the Company for any and all liabilities or costs arising out of the matters listed on Schedule 11.5, up to the Purchase Price.

    11.6 No Recourse by Stockholders. The Stockholders agree and covenant that, once Closing has occurred and the Acquisition is completed as provided in this Agreement, they shall have no recourse whatsoever against the Company (including the Company's Subsidiaries) to recover any amounts paid by the Stockholders as a result of any liability under this Section 11.

    11.7 Payment of Indemnity. Payment of any indemnity by a Stockholder hereunder shall be satisfied by returning to CLC or CLCQ such number of Dividend Access Shares and/or CLC Stock exchangeable therefor, free and clear of all Liens, which is equal to the indemnity payable, divided by US$23.705. In the event that a Stockholder does not have a sufficient number of Dividend Access Shares and/or CLC Stock to satisfy the entire indemnity payable, the indemnity, or any balance thereof, shall be satisfied in cash.


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12. INTENTIONALLY DELETED

    12.1



                                      126

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13. NON-COMPETITION

    13.1 Prohibited Activities. Except as set forth on Schedule 13.1, the Stockholders will not, for a period of three (3) years following the Closing Date or, if any Stockholder becomes an employee or director of CLC, the Company or one of their subsidiaries for a period of three (3) years following the termination of such relationship as an employee or director of CLC, the Company or their subsidiaries (whichever period is longer), for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

          13.1.1 engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services similar to those presently sold and in direct competition with CLC or the Company or any of the subsidiaries of either thereof, in or within one hundred (100) miles of Calgary, Edmonton, Montreal, Ottawa, Toronto and Vancouver and within fifty (50) miles of where CLC or the Company or any of their respective subsidiaries now or may at any time hereafter conduct business (the "Territory");

          13.1.2 call upon any person who is, at that time, within the Territory, an employee of CLC or the Company (including the subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of CLC or the Company (including the subsidiaries of either thereof), provided that any Stockholder shall be permitted to call upon and hire any member of his or her immediate family.

          In determining whether any of the Prohibited Activities have occurred, such determination shall be made with respect to the business and locations of CLC and the Company, including the subsidiaries of either thereof, subsequent to the Acquisition and the effectiveness of the Registration Statement.

    13.2 Damages. Because of the difficulty of measuring economic losses to CLC and the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to CLC and the Company for which they would have no other adequate remedy, each Stockholder agrees that the foregoing covenant may be enforced by


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CLC or the Company in the event of breach by such Stockholder, by injunctions and restraining orders.

    13.3 Reasonable Restraint. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the Stockholders in light of the activities and business of CLC or the Company (including the subsidiaries thereof) on the date of the execution of this Agreement and the current expansion plans of CLC to the cities identified in Section 13.1.1.

    13.4 Severability; Reformation. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

    13.5 Independent Covenant. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against CLC or the Company (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by CLC or the Company of such covenants. It is specifically agreed that the period of three (3) years stated at the beginning of this Section 13, during which the agreements and covenants of each Stockholder made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which such Stockholder is in violation of any provision of this Section 13. The covenants contained in this Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

    13.6 Materiality. The Company and the Stockholders hereby agree that this covenant is a material and substantial part of this transaction.

14. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

    14.1 Stockholders. The Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company and/or CLC, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's, and/or CLC's respective businesses. The Stockholders agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of CLC, (b) following the Closing Date, such information may be disclosed by the Stockholders as is required in the course of performing their duties for CLC, and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1; provided, further, that confidential information shall not include (i) such information which


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becomes known to the public generally through no fault of the Stockholders,
(ii) information required to be disclosed by law or the order of any governmental authority under control of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Stockholders shall, if possible, give prior written notice thereof to CLC and provide CLC with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party and the Stockholders provide the same prior disclosure set forth in clause (ii) above. In the event of a breach or threatened breach by any of the Stockholders of the provisions of this section, CLC shall be entitled to an injunction restraining such Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting CLC from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

    14.2 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by the Stockholders of the foregoing covenant, the covenant may be enforced against the Stockholders by injunctions and restraining orders.

    14.3 Survival. The obligations of the parties under this Section 14 shall


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survive the termination of this Agreement.

15. TRANSFER RESTRICTIONS

          The parties agree as follows with respect to the sale or other disposition after the Closing Date of the CLC Stock:

    15.1 Disposition of Shares. The Stockholders represent and warrant that the CLC Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to: (a) an exemption from the registration requirements under the 1933 Act, which does not require the filing by CLC with the Commission of any registration statement, offering circular or other document, in which case, the Stockholders shall first supply to CLC an opinion of counsel (which counsel and opinions shall be satisfactory to CLC) that such exception is available; or (b) an effective registration statement filed by CLC with the Commission under the 1933 Act. In connection with any opinion delivered pursuant to Section 15.1(a), CLC shall, if requested, certify to its transfer agent the matters set forth in Rule 144(c) under the 1933 Act.

    15.2 Agreement to Retain Shares. The Stockholders agree not to transfer, sell, or otherwise dispose of or direct or cause the sale, transfer or other disposition of, or reduce the Stockholders' risk relative to, any of the CLC Stock held by the Stockholders or on the Stockholders' behalf, whether owned on the date hereof or after acquired, within the 30 days prior to the Closing Date. The Stockholders further agree not to transfer, sell or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce the Stockholders' risk relative to, any CLC Stock held by the Stockholders or on the Stockholders' behalf or received by the Stockholders or on the Stockholders' behalf in or as a result of this Agreement or otherwise, until after the date CLC shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission of Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which included the combined financial results (including combined sales and net income) of CLC and the Assets for a period of at least 30 days of combined operations of CLC and the Assets following the Closing Date.

    15.3 Trading in CLC Stock. Except as otherwise expressly consented to by CLC, from December 6, 1997 until the Closing Date, the Stockholders (and any Affiliates thereof) have not directly or indirectly purchased or sold (including short sales) any shares of CLC Stock in any transaction effected on the Nasdaq Stock Market, or otherwise.

    15.4 Legend. The certificates representing the CLC Stock shall bear the following legend:

    THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE


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    SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH
    AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130
    AND 135.

CLC may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

16. FEDERAL SECURITIES ACT REPRESENTATIONS

    16.1 No Registration. The Stockholders acknowledge that they are acquiring CLC Stock solely for their own account and as an investment and not with a view to any distribution or resale thereof within the meaning of the 1933 Act that the shares of CLC Stock to be delivered to the Stockholders upon exchange of the Dividend Access Shares have not been and may not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The CLC Stock to be acquired by such Stockholders pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

    16.2 Compliance with Law. The Stockholders covenant, warrant and represent that none of the shares of CLC Stock to be issued to such Stockholders will be offered, sold, assigned, exchanged, pledged, hypothecated, transferred, encumbered, distributed or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC as well as the Securities Act (Quebec) and the regulations, rules and policies thereunder. All the certificates representing the shares of CLC Stock to be issued to the Stockholders (or their permitted assigns) shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

    THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

17. REGISTRATION RIGHTS

          The Stockholders shall have the following registration rights with respect to the CLC Stock issued to them hereunder:

    17.1  Registration Rights for CLC Stock; Filing of Registration
Statement.  CLC


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

shall utilize reasonable best efforts to cause, as soon as practicable following the Closing Date, a registration statement, on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), (the "Registration Statement") to be filed under the 1933 Act, for the purpose of registering CLC Stock for resale on a continuous basis from time to time by the Stockholders, provided, that such Registration Statement shall be filed no later than 30 days after the Closing Date. Thereafter CLC will use reasonable best efforts to have the Registration Statement become effective and cause the CLC Stock to be registered under the 1933 Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as the Stockholders reasonably request, as soon as is reasonably practicable.

    17.2 Expenses of Registration. All expenses incident to CLC's performance of or compliance with this Section DA17, including, without limitation, all registration and filing fees (including all expenses incident to filing with Nasdaq or any other exchange), fees and expenses of complying with securities and blue sky laws, printing and copying expenses, fees and expenses of CLC's counsel and accountants, the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter), and any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities shall be paid by CLC; provided, however, that all underwriting discounts and selling commission applicable to the CLC Stock to be registered and fees and disbursements of counsel for the Stockholders shall be borne by the Stockholders.

    17.3 Furnishing of Documents. CLC shall furnish to the Stockholders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents, including a preliminary prospectus, as the Stockholders may reasonably request in order to facilitate the offering of the CLC Stock. The Registration Statement and any final prospectus contained therein shall comply as to form with the 1933 Act.

    17.4 Amendments and Supplements. CLC shall prepare and promptly file with the Commission and promptly notify the Stockholders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the CLC Stock is required to be delivered under the 1933 Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. CLC shall also advise the Stockholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, the Stockholders desire that the Registration Statement be amended or CLC advises the Stockholders that CLC considers it appropriate that the Registration Statement (and all other registration statements of CLC then effective and outstanding) be amended, the Stockholders shall suspend any further sales of CLC Stock until CLC advises the Stockholders that the Registration Statement has been amended. CLC shall file, and use reasonable best efforts to


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

cause to become effective any such amendment as soon as reasonably practicable.

    17.5 Duration. CLC shall maintain the effectiveness of the Registration Statement until the earlier to occur of (i) such time as CLC reasonably determines that the Stockholders were eligible to sell all of the CLC Stock then owned by the Stockholders pursuant to Rule 144 under the 1933 Act in the three month period immediately preceding the termination of the effectiveness of the Registration Statement or (ii) two (2) years from the Closing Date. CLC's obligations contained in Sections 17.1, 17.3 and 17.4 shall terminate on the earlier to occur of (i) and (ii) of this Section 17.5. Notwithstanding any provision of this Section 17 to the contrary, if the Board of Directors of CLC in its good faith judgment, determines that any registration of CLC Stock should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving CLC or any of its subsidiaries (a "Valid Business Reason"), (x) CLC may postpone filing the Registration Statement until such Valid Business Reason no longer exists, but in no event for more than three months and (y) in case the Registration Statement has been filed, (1) CLC may withhold efforts to cause the Registration Statement to become effective, (2) CLC may cause the Registration Statement to be withdrawn and its effectiveness terminated or
(3) CLC may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than three months (such period of postponement or withdrawal under subclause
(x) or (y) above, the "Postponement Period"); and CLC shall give written notice of its determination to postpone or withdraw a registration statement, or an amendment or supplement thereto, and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case promptly after the occurrence thereof; provided, however, CLC shall not be permitted to postpone or withdraw a registration statement within 90 days after the expiration of any Postponement Period; provided, further, that CLC shall not postpone or withdraw the Registration Statement if CLC does not postpone or withdraw all other resale registration statements, which are effective at such time, or which are effective during the Postponement Period (if any). The Stockholders agree that, upon receipt of any notice from CLC that CLC has determined to postpone or withdraw any registration statement, the Stockholders will discontinue any disposition of CLC Stock pursuant to such registration statement and, if so directed by CLC, will deliver to CLC (at CLC's expense) all copies, other than permanent file copies, then in such Stockholders' possession of the prospectus covering such CLC Stock that was in effect at the time of receipt of such notice. If CLC shall give any notice of withdrawal or postponement of a registration statement, or an amendment or supplement thereto, CLC shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than three months after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration or file any required amendment or supplement thereto as soon as reasonably practicable under the 1933 Act of CLC Stock covered by the withdrawn or postponed registration statement in accordance with Section 17.1.

    17.6 Further Information. The Stockholders shall furnish CLC such information regarding the Stockholders as CLC may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.


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    17.7  Indemnification

          (a) CLC will indemnify and hold harmless the Stockholders, any underwriter (as that term is defined in the 1933 Act) for the Stockholders and each person, if any, who controls the Stockholders or underwriter within the meaning of the 1933 Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Stockholders or any such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any violation by CLC of any federal, state or common law, rule or regulation applicable to CLC and relating to action required of or infraction by CLC in connection with any such registration; provided, however, that, CLC will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in connection with such registration; provided, further, that the indemnification provisions set forth in this Section 17.7(a) shall not apply to amounts paid in settlement of any such loss, damage or liability if such settlement is effected without the consent of CLC, which consent shall not unreasonably withheld.

          (b) Each of the Stockholders, on a solidary basis, will indemnify and hold harmless CLC and each person, if any, who controls CLC within the meaning of the 1933 Act, from and against any and all losses, damages, liabilities, costs and expenses to which CLC or any such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon (i) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in connection with such registration or (ii) any violation by the Stockholders of any federal, state or common law, rule or regulation applicable to the Stockholders and relating to action required of or inaction by the Stockholders in connection with any such registration; provided, that in no event shall any indemnity under this Section 17.7(b) exceed the gross proceeds obtained from the sale of CLC Stock; provided, further, that the indemnification provisions set forth in this Section 17.7(b) shall not apply to amounts paid in settlement of any such loss, damage or liability if such settlement is effected without the consent of the indemnifying Stockholders, which consent shall not be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section of notice of the commencement of any action involving the


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

subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless: (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence; (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (d) If the indemnification provided for in this Section 17.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such loss, lability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

    17.8 Rule 144. CLC covenants that (i) so long as it remains subject to the reporting provisions of the 1934 Act, it will timely file the reports required to be filed by it under the 1933 Act or the 1934 Act (including, but not limited to, the reports under Sections 13 and 15(d) of the 1934 Act referred to in subparagraph (c)(1) of Rule 144 under the 1933 Act) and (ii) will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell CLC Stock without registration under


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

the 1933 Act subject to Section AB15 hereof and within the limitations of the exemptions provided by (A) Rules 144 and 145 under the 1933 Act, as such Rules may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the Commission. Upon the requests of any Holder, CLC will deliver to such Holder a written statement as to whether it has complied with such requirements.

18. GENERAL

    18.1 Cooperation. The Company, Stockholders, CLC and CLCQ shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as have been reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company will cooperate and use its reasonable efforts to have the present officers, directors and employees of the Company cooperate with CLC on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

    18.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of CLC, and the heirs and legal representatives of the Stockholders, except that CLC may assign the rights of CLCQ to another wholly owned subsidiary of CLC.

    18.3 Entire Agreement. This Agreement (including the Schedules, exhibits and Annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, CLCQ and CLC and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and this Agreement and the Annexes hereto may be modified or amended only by a written instrument executed by the Stockholders, the Company, CLCQ and CLC, acting through their respective officers, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby.

    18.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Each party agrees to be bound by facsimile signatures.

    18.5 Expenses. Except as otherwise specifically provided herein, CLC shall bear all expenses (including, without limitation, legal fees and expenses) incurred on its behalf and on behalf of CLCQ in connection with the transactions contemplated hereby. The Stockholders shall bear all expenses (including, without limitation, legal fees and expenses) incurred on their behalf and on behalf of Delta in connection with the transactions contemplated


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

hereby.

    18.6 Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States or Canadian mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by use of an independent third party commercial delivery service for same day or next day delivery, or by delivering the same in person to an officer or agent of such party. Notice by mail shall be deemed effective on the fourth business day after its deposit with the United States Postal Service, or the Canadian Postal Service, as the case may be, notice by same day courier shall be deemed effective on the day of deposit with the delivery service and notice by next day delivery service shall be deemed effective on the day following the deposit with the delivery service.

          18.6.1  If to CLC, CLCQ or the Company, addressed to them at:

                     Computer Learning Centers, Inc.
                     11350 Random Hills Road
                     Suite 240
                     Fairfax, Virginia 22030

                     Attention:  Mr. Charles Cosgrove

                     Telecopier No.:  (703) 359-8225

                  with copies in all cases to:

                     Goodman Phillips & Vineberg
                     1501 McGill College Avenue
                     26th Floor
                     Montreal, Quebec
                     H3A 3N9

                     Attention:  Mtre. Hillel W. Rosen

                     Telecopier No.:  (514) 841-6499

          18.6.2  If to the Stockholders, addressed to them at:

                     c/o Mr. Roger Matte
                     6150 Du Boise Avenue
                     Apt. G10
                     Montreal, Quebec
                     H3S 2V2


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


                  with copies to:

                     Mackenzie Gervais, S.E.N.C.
                     Place Mercantile
                     770 Sherbrooke Street West
                     Suite 1300
                     Montreal, Quebec

                     Attention:  Mtre. Andre Dufour

                     Telecopier No.:  (514) 288-7389

or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.6 from time to time.

    18.7 Public Announcements. The Stockholders, the Company, CLC and CLCQ shall agree with each other as to the form and substance of any press release related to this Agreement and the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosure related thereto; provided however, that nothing contained herein shall prohibit any party hereto from making any disclosure required by applicable laws and regulations, after notice to the other party with the opportunity to comment to the extent that delay of the disclosure is permitted under such laws or regulations.

    18.8 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein and shall be treated in all respects as a Quebec contract.

    18.9 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties made herein, or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the dates provided in Sections 11.1 and 11.2.

    18.10 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

    18.11 Time.  Time is of the essence with respect to this Agreement.

    18.12 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

    18.13 Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

    18.14 Captions. The headings of this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

    18.15 Currency. Except as specifically indicated, all dollar amounts herein shall be in lawful currency of Canada.

    18.16 Language.   The parties acknowledge that they have requested that
this Agreement and all ancillary documents be drawn up in the English language only. Les parties reconnaissent avoir exige que cette convention ainsi que tous les documents y afferents soient rediges en anglais seulement.

    18.17 Formal Date. This Agreement shall bear formal date of February 20, 1998, notwithstanding the actual date of its execution.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreements as of the day and year first above written.

                                       COMPUTER LEARNING CENTERS, INC.
                                           --------------------------------

                                       Per:    /s/ Charles L. Cosgrove

                                       COMPUTER LEARNING CENTERS OF
                                       QUEBEC, INC.
                                           --------------------------------

                                       Per:    /s/ Roger Matte

                                       DELTA COLLEGE INC.
                                           --------------------------------

                                       Per:
                                               /s/ Roger Matte
                                       ------------------------------------
                                       ROGER MATTE

                                               /s/ Richard Matte
                                       ------------------------------------
                                       RICHARD MATTE

                                              /s/ Marie-Josee Matte
                                       ------------------------------------
                                       MARIE-JOSEE MATTE

                                              /s/ Dominique Matte
                                       ------------------------------------
                                       DOMINIQUE MATTE

                                              /s/ Johanne Matte
                                       ------------------------------------
                                       JOHANNE MATTE

                                              /s/ Suzanne Matte
                                       ------------------------------------

                                       SUZANNE MATTE

                                            -------------------------------
                                       DOLMEN (1994) INC.

                                       Per: /s/ Roger Matte

                             ANNEX IV


                        DELTA COLLEGE INC.
                           SHAREHOLDERS



-------------------------------------------------------------------------------------------------------------
Shareholders           Class   Number     Paid-up     Adjusted      %              %               Fair
                                          Capital       cost      voting      participating        Market
                                                        base                                       Value
                                             $            $                                           $
--------------------------------------------------------------------------------------------------------------



Dolmen (1994) Inc.     "C"      100        100           -          -              100           Participation

Richard Matte          "H"       25         25           -          -               -               475,000

Marie-Josee Matte      "H"       25         25           -          -               -               475,000

Dominique Matte        "H"       25         25           -          -               -               475,000

Johanne Matte          "H"       25         25           -          -               -               475,000

Roger Matte            "B"   1,000,000     100           -        100               -                   100

Roger Matte            "H"       50         50           -          -               -               826,013

Suzanne Matte          "H"       50         50           -          -               -               826,013



                                      SCHEDULE 9.17

                                      POOLING LETTER

                                      SCHEDULE  9.22

                                 LIENS TO BE DISCHARGED



1. Conventional Hypothec without delivery registered on June 19, 1996 under number 96-0072884-001

    Creditor:          Dolmen (1994) Inc.

    Debtor:            College Delta Inc.


2. Conventional Hypothec without delivery registered on December 15, 1994 under number 94-0161414-002

    Creditor:          Trust General du Canada

    Debtor:            College Delta Inc.


3. Conventional Hypothec without delivery registered on December 15, 1994 under number 94-0161414-0001

    Creditor:          Trust General du Canada

    Debtor:            College Delta Inc.

                                SCHEDULE 11.5

                           RETAINED LIABILITIES


1. Claim by Informatech Inc. against Delta College Inc. as set forth in the demand letter of Holmested & Associes dated October 23, 1997.

                           LEGENDE DES CIBLES ET REFERENCES
                                TARGETS AND REFERENCES
          (A lusage de la secretaire seulement - For secretary's use only)
                                As at 9 February 1998




A    =    5.25
B    =    5.9
C    =    5.10
D    =    5.21
E    =    11.3
F    =    6.1
G    =    2.6
H    =    3
I    =    2.5.4
J    =    2.4
K    =    5.14
L    =    5
M    =    11.4
N    =    5.13
O    =    2.5.1.1
P    =    5.2
Q    =    5.16
R    =    2.5.1.3
S    =    13.1
T    =    2.1
U    =    2.5.5.2
V    =    2.5.5.1
W    =    2.5.5.4
X    =    2.5.3.1
Y    =    2.5.6
Z    =    2.3
AA   =    2.2
AB   =    15
AC   =    16
AD   =    2.5.5
AE   =    ?
AF   =    5.1
AG   =    7.7
AH   =    5.35
AI   =    5.41
AJ   =    5.39
AK   =    5.42
AL   =    11.1
AM   =    5.4
AN   =    5.5
AO   =    5.6
AP   =    5.7
AQ   =    5.8
AR   =    5.11
AS   =    11
AT   =    14
AU   =    5.14.6.2
AV   =    7.3.6
AW   =    ?
AX   =    7.8
AY   =    7.6
AZ   =    8
BA   =    9
BB   =    8.1
BC   =    9.1
BD   =    6
BE   =    9.4
BF   =    11.2
BG   =    11.5
BH   =    12.1
BI   =    ?
BJ   =    18.5
BK   =    13
BL   =    ?
BM   =    14.1
BN   =    ?
BO   =    ?
BP   =    5.13.3
BQ   =    16.2
BR   =    18.6
BS   =    5.12
BT   =    5.13.1
BU   =    5.13.2
BV   =    5.15
BW   =    5.18
BX   =    5.19
BY   =    5.20
BZ   =    5.24
CA   =    5.26
CB   =    5.27
CC   =    5.28
CD   =    5.29
CE   =    5.32
CF   =    5.34
CG   =    7.2
CH   =    7.3
CI   =    7.9
CJ   =    8.7
CK   =    9.7
CL   =    ?
CM   =    5.3
CN   =    5.33
CO   =    ?
CP   =    5.17
CQ   =    ?
CR   =    5.34
CS   =    9.20
CT   =    6.6
CU   =    9.22
CV   =    9.21
CW   =    9.17
CX   =    ?
CY   =    ?
CZ   =    13.1.1
DA   =    17
DB   =    17.1
DC   =    17.3
DD   =    17.4
DE   =    17.7
DF   =    17.7.0..(a)
DG   =    17.7.0..(b)

DH   =    ?
DI   =    ?
DJ   =    ?
DK   =    ?
DL   =    ?
DM   =    ?
DN   =    ?
DO   =    ?
DP   =    ?
DQ   =    15.1
DR   =    ?
DS   =    ?
DT   =    ?
DU   =    ?
DV   =    ?
DW   =    17.5
DX   =    ?
DY   =    ?
DZ   =    ?

                         ANNEX I TO SHARE PURCHASE AGREEMENT

                                VOTING TRUST AGREEMENT


          MEMORANDUM OF AGREEMENT made as of the  day of  , 199 .


BETWEEN: COMPUTER LEARNING CENTERS, INC., a corporation subsisting under the laws of the State of Delaware (hereinafter referred to as "CLC");


AND:                    DELTA COLLEGE INC. a Quebec corporation ("Delta");


AND: ROGER MATTE, and RICHARD MATTE and MARIE-JOSEE MATTE and DOMINIQUE MATTE and JOHANNE MATTE and SUZANNE MATTE and DOLMEN (1994) INC.;

                        (hereinafter referred to individually as a "Stockholder" and collectively as the
                        "Stockholders")


AND: [MONTREAL TRUST COMPANY], a trust company existing under the laws of Canada (the "Trustee").



          WHEREAS CLC, through , a wholly-owned subsidiary ("Newco"), has purchased from the Stockholders all the issued and outstanding shares of Delta by way of a Share Purchase Agreement (as hereinafter defined);

          WHEREAS Newco has issued, in consideration for said purchase, non-voting shares in the capital of Newco (the "Dividend Access Shares") to
the Stockholders as set forth in Schedule   attached;

          WHEREAS CLC, Newco, and the Stockholders agreed that on Closing (as
defined in the Share Purchase Agreement), CLC would issue   of its common
stock (the "Voting Shares") to the Trustee to be held in trust by the Trustee to provide to the Stockholders voting rights in CLC;

          WHEREAS the parties desire to make appropriate provision for and to establish a procedure whereby voting rights attached to the CLC Common Stock shall be exercisable by the Trustee for and on behalf of the Stockholders and whereby the CLC Common Stock may be redeemed by CLC;

          AND WHEREAS these recitals and any statements of fact in this voting trust agreement are made by CLC and the Stockholders and not by the Trustee;

          NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this voting trust agreement and for other good consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                      Article 1
                            Definitions and Interpretation

     1.1 Definitions. In this voting trust agreement, unless something in the subject matter or content is inconsistent therewith:

     "Board of Directors" means the board of directors of Newco.

     "Business Day" means a day other than a Saturday, a Sunday or a day when banks are not open for business in Virginia.

     "CLC Board of Directors" means the board of directors of CLC.

     "CLC Common Stock" means the shares of Common Stock of CLC, no par value, having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not CLC shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares, pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction, affecting such shares.

     "CLC Meeting" has the meaning set out in section 0 hereof.

     "CLC Vote" has the meaning set out in section 0 hereof;

     "Corporate Law" means the  , as amended.

     "Dividend Access Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Dividend Access Shares, the whole as provided for in the Articles of Incorporation of Newco.

     "Dividend Access Shares" has the meaning set out in the recitals hereto.

     "Indemnified Parties" has the meaning ascribed thereto in section 0 hereof.

     "Liquidation Call Right" has the meaning ascribed thereto in the Share Purchase Agreement.

     "List" has the meaning set out in section 0 hereof.

     "Newco" means  , a   company.

     "Officer's Certificate" means, with respect to CLC or Newco, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice-President of CLC or Newco, as the case may be.

     "Put Right" has the meaning ascribed thereto in the Share Purchase
Agreement.

     "Redemption Call Right" has the meaning ascribed thereto in the Share Purchase Agreement.

     "Retraction Call Right" has the meaning ascribed thereto in the Share Purchase Agreement.

     "Right of Retraction" has the meaning ascribed thereto in the Share Purchase Agreement.

     "Share Purchase Agreement" means the share purchase agreement dated as of December 6, 1997 among CLC, the Stockholders and Delta College Inc.

     "Stockholder Votes" has the meaning set out in section 0 hereof.

     "Stockholders" means Roger Matte, Richard Matte, Marie-Josee Matte, Dominique Matte, Johanne Matte, Suzanne Matte and Dolmen (1994) Inc. and their respective successors and assigns.

     "Transfer Agent" means any person as may from time to time be the registrar and transfer agent for the Dividend Access Shares.

     "Trust" means the trust created by this voting trust agreement.

     "Trust Property" means the Voting Shares, any other securities and any money or other property which may be held by the Trustee from time to time pursuant to this voting trust agreement.

     "Trustee" means [Montreal Trust Company] and, subject to the provisions of

Article 7 hereof, includes any successor Trustee or permitted assigns.

     "Voting Rights" means the voting rights attached to the Voting Shares.

     1.2 Interpretation Not Affected by Headings, etc. The division of this voting trust agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this voting trust agreement. Unless otherwise indicated, any reference in this voting trust agreement to an article or section refers to the specified article or section of this voting trust agreement.

     1.3 Number, Gender and Persons. In this voting trust agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

     1.4 Date for Any Action. If any date on which any action is required to be taken under this voting trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

     1.5 Payments. All payments to be made hereunder will be made without interest and less any tax required by law to be deducted and withheld.

                                      Article 2
                                        Trust

     2.1 Establishment of Trust. The purpose of this voting trust agreement is to create the Trust for the benefit of the Stockholders and CLC, as herein provided. The Trustee will hold the Voting Shares in order to enable the Trustee to exercise the Voting Rights and will hold the other rights granted in or resulting from the Trustee being a party to this voting trust agreement in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Stockholders or CLC, as the case may be, as provided in this voting trust agreement.

                                      Article 3
                                    Voting Shares

     3.1 Issue and Ownership of the Voting Shares. Simultaneously with the execution and delivery of this voting trust agreement, CLC will issue to and deposit with the Trustee the Voting Shares to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Stockholders, in accordance with the provisions of this voting trust agreement. During the term of the Trust and subject to the terms and conditions of this voting trust agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Shares and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Shares, provided that the Trustee shall:

          (a) hold the Voting Shares and the legal title thereto as Trustee solely for the use and benefit of the Stockholders in accordance with the provisions of this voting trust agreement; and

          (b) except as specifically authorized by this voting trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Shares and the Voting Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which the Trust is created pursuant to this voting trust agreement.

     3.2 Voting Rights. The Trustee, as the holder of record of the Voting Shares, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Shares, on any matter, question or proposition whatsoever that may come before the stockholders of CLC at a CLC Meeting or upon a CLC Vote. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 3 from Stockholders entitled to instruct the Trustee as to the voting thereof at the time at which the CLC Meeting is held or the CLC Vote occurs. To the extent that no instructions are received from a Stockholder with respect to the Voting Rights to which such Stockholder is entitled, the Trustee shall not exercise or permit the exercise of the Voting Rights relating to the Dividend Access Shares held by such Stockholder who did not provide the Trustee with instructions as aforesaid.

     3.3 Number of Votes. With respect to all meetings of stockholders of CLC at which holders of shares of CLC Common Stock are entitled to vote (a "CLC Meeting"), and with respect to any other circumstance in which the holders of CLC Common Stock are entitled to vote (a "CLC Vote") each Stockholder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one vote for each Dividend Access Share owned of record by such Stockholder on the record date established by CLC or by applicable law for such CLC Meeting, and/or such CLC Vote as the case may be (the "Stockholder Votes") in respect of each matter, question or proposition to be voted on at such CLC Meeting.

     3.4 Mailings to Stockholders. With respect to each CLC Meeting, and/or CLC Vote the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner that CLC utilizes in communications to holders of CLC Common Stock, CLC agreeing to advise the Trustee in writing of such method and subject to the Trustee's ability to provide this method of communication) to each of the Stockholders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is received by the Trustee from CLC:

          (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of CLC;

          (b) a statement that such Stockholder is entitled, subject to the provisions of section 0 hereof, to instruct the Trustee as to the exercise of the Stockholder Votes with respect to such CLC Meeting and|or CLC Vote, or, pursuant and subject to section 0 hereof, to attend such CLC Meeting and to exercise personally the Stockholder Votes thereat;

          (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

               (i) a proxy to such Stockholder or its designee to exercise personally such holder's Stockholder Votes; or

               (ii) a proxy to a designated agent or other representative of the management of CLC to exercise such Stockholder Votes;

          (d) a statement that if no such instructions are received from the Stockholder, the Stockholder Votes to which such Stockholder is entitled will not be exercised;

          (e) a form of direction whereby the Stockholder may so direct and instruct the Trustee as contemplated herein; and

          (f) a statement of (A) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a CLC Meeting shall not be later than the close of business on the second Business Day prior to such meeting, and (B) the method for revoking or amending such instructions.

          The materials referred to above are to be provided by CLC to the Trustee. For the purpose of determining Stockholder Votes to which a Stockholder is entitled in respect of any such CLC Meeting or CLC Vote, the number of Dividend Access Shares owned of record by the Stockholder shall be determined at the close of business on the record date established by CLC or by applicable law for purposes of determining stockholders entitled to vote at such CLC Meeting or CLC Vote. CLC will notify the Trustee in writing of any decision of the CLC Board of Directors with respect to the calling of any such CLC Meeting or CLC Vote and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 0.

     3.5 Copies of Stockholder Information. CLC will deliver to the Trustee copies of all proxy materials (including notices of CLC Meetings but excluding proxies to vote shares of CLC Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of CLC Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Stockholder at the same time as such materials are first sent to holders of CLC Common Stock. The Trustee will mail or otherwise send to each Stockholder, at the expense of CLC, copies of all such materials (and all materials specifically directed to the Stockholders or to the Trustee for the benefit of the Stockholders by CLC) received by the Trustee from CLC at the same time as such materials are first sent to holders of CLC Common Stock. The Trustee will make copies of all such materials available for inspection by any Stockholder at the Trustee's principal office in the city of Montreal and Toronto.

     3.6 Other Materials. Immediately after receipt by CLC or any stockholder of CLC of any material sent or given generally to the holders of CLC Common Stock by or on behalf of a third party, including without limitation, dissident proxy and information circulars (and related information and materials) and tender and exchange offer circulars (and related information and materials), CLC shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such materials (unless the same has been provided directly to Stockholders by such third party) to each Stockholder as soon as practicable thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Stockholder, at the expense of CLC, copies of all such materials received by the Trustee from CLC. The Trustee will also make copies of all such materials available for inspection by any Stockholder at the Trustee's principal office in the city of Montreal and Toronto.

     3.7 List of Persons Entitled to Vote. CLC shall, (a) prior to each annual, general and special CLC Meeting, (b) prior to each CLC Vote and (c) forthwith upon each request made at any time by the Trustee or the Stockholders in writing, cause Newco to prepare or cause to be prepared a list (the "List") of the names and addresses of the Stockholders arranged in alphabetical order and showing the number of Dividend Access Shares held of record by each such Stockholder, in each case at the close of business on the date specified by the Trustee or the Stockholders in such request or, in the case of a List prepared in connection with a CLC Meeting or a CLC Vote, at the close of business on the record date established by CLC or pursuant to applicable law for determining the holders of CLC Common Stock entitled to receive notice of and/or to vote at such CLC Meeting or in connection with such CLC Vote. Each such List shall be delivered to the Trustee promptly after receipt by Newco of such request or the record date for such meeting and, in any event, within sufficient time as to enable the Trustee to perform its obligations under this voting trust agreement. CLC agrees to give Newco written notice (with a copy to the Trustee) of the calling of any CLC Meeting or the holding of any CLC Vote, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting so as to enable Newco to comply with CLC's requests under this section 0.

     3.8 Entitlement to Direct Votes. Any Stockholder named in a List prepared in connection with any CLC Meeting or CLC Vote will be entitled (a) to instruct the Trustee in the manner described in section 0 hereof with respect to the exercise of the Stockholder Votes to which such Stockholder is entitled or (b) to attend (in the case of a CLC Meeting) such meeting personally and to exercise thereat as the proxy of the Trustee, the Stockholder Votes to which such Stockholder is entitled except, in each case, to the extent that such Stockholder has transferred, upon exercise of exchange rights relating thereto, the ownership of any Dividend Access Shares in respect of which such Stockholder is entitled to Stockholder Votes after the close of business on the record date for such meeting.

     3.9 Voting by Trustee, and Attendance of Trustee Representative, at CLC Meeting.

          (a) In connection with each CLC Meeting, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Stockholder pursuant to section 0 hereof, the Stockholder Votes as to which such Stockholder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Stockholder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Stockholder pursuant to section 0 hereof.

          (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Stockholder to attend each CLC Meeting. Upon submission by a Stockholder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Stockholder's request, such representatives shall sign and deliver to such Stockholder (or its designee) a proxy to exercise personally the Stockholder Votes as to which such Stockholder is otherwise entitled hereunder to direct the vote, if such Stockholder either (i) has not previously given the Trustee instructions pursuant to section 0 hereof in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Stockholder exercising such Stockholder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

     3.10 Distribution of Written Materials. Any written materials to be distributed by the Trustee to the Stockholders pursuant to this voting trust agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as CLC utilizes in communications to holders of CLC Common Stock and CLC shall advise the Trustee accordingly) to each Stockholder at its address as shown on the books of Newco. CLC shall cause Newco to provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

          (a)  current lists of the Stockholders; and

          (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this voting trust agreement.

          The materials referred to above are to be provided by CLC to the Trustee, but shall be subject to review and comment by the Trustee.

     3.11 Termination of Voting Rights. All the rights of a Stockholder with respect to the Stockholder Votes exercisable in respect of the Dividend Access Shares held by such Stockholder, including the right to instruct the Trustee as to the voting of or to vote personally such Stockholder Votes, shall be surrendered by the Stockholder to CLC and such Stockholder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Stockholder to Newco or CLC of the certificates representing such Dividend Access Shares in connection with the exercise by the Stockholder of the Right of Retraction, the Put Right or any other right of exchange provided in the Dividend Access Share Provisions or the exercise by CLC of the Liquidation Call Right, the Redemption Call Right or the Retraction Call Right (unless in any case Newco or CLC shall not have delivered the requisite shares of CLC Common Stock and cheque, if any, deliverable in exchange therefor to the Transfer Agent, if any, or the Stockholders, as the case may be).

     3.12 Distributions and Release of Trust Property. The Trustee shall hold all Trust Property and shall at the request of the CLC release and deliver all or any part of the Trust Property to CLC provided that the Trustee shall refuse to release and deliver to CLC such Trust Property if, as a result of such release and delivery, the Trustee would no longer hold sufficient Voting Shares to permit the Trustee to exercise Voting Rights on behalf of all Stockholders. CLC may direct that any Trust Property released be returned to CLC or delivered to a third party.

     3.13 Safekeeping of Certificate. The certificate representing the Voting Shares shall at all times be held in safe keeping by the Trustee or its agent.

     3.14 Substitution of Trust Property. CLC shall have the right at any time to deliver to the Trustee additional CLC Common Stock or any other class of shares of CLC in substitution for the Voting Shares provided that the Trustee at all times holds sufficient Voting Shares to permit the Trustee to exercise Voting Rights on behalf of all Stockholders. Upon receipt and delivery to CLC by the Trustee of any shares delivered by CLC in substitution for Voting Shares, the Trustee shall deliver to CLC the appropriate

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



number of Voting Shares.

     3.15 Number of Votes. Each of the Stockholders shall, at all times, have a sufficient number of Voting Rights equal to the number of Dividend Access Shares held by each such Stockholder.

                                      Article 4
                                Concerning the Trustee

     4.1 Powers and Duties of the Trustee. The rights, powers and authorities of the Trustee under this voting trust agreement, in its capacity as Trustee of the Trust, shall be limited to:

          (a) receipt and deposit of the Voting Shares from CLC as Trustee for and on behalf of the Stockholders in accordance with the provisions of this voting trust agreement;

          (b) granting proxies and distributing materials to Stockholders as provided in this voting trust agreement;

          (c) voting the Stockholder Votes on behalf of the Stockholders in accordance with the provisions of this voting trust agreement;

          (d)  holding record title to the Voting Shares;

          (e) endorsing and remitting the certificate representing a Voting Shares upon redemption thereof in accordance with their provisions;

          (f) taking action at the direction of a Stockholder or CLC, as the case may be, to enforce the obligations of CLC or a Stockholder, as the case may be, under this voting trust agreement; and

          (g) taking such other actions and doing such other things as are specifically provided in this voting trust agreement.

          In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authorities not in conflict with any of the provisions of this voting trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this voting trust agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a


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



view to the best interests of the Stockholders or of CLC, as the case may be, and shall exercise the care, diligence and skill that a reasonably prudent Trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this voting trust agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

     4.2 No Conflicts of Interest. The Trustee represents to CLC and the Stockholders that at the date of execution and delivery of this voting trust agreement, there exists no conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a conflict of interest exists, either eliminate such conflict of interest or resign in the manner and with the effect specified in Article 7 hereof. If, notwithstanding the foregoing provisions of this section 0, the Trustee has such a conflict of interest, the validity and enforceability of this voting trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such conflict of interest. If the Trustee contravenes the foregoing provisions of this section 0, any interested party may apply to a court in a jurisdiction in which the Trustee has an office for an order that the Trustee be replaced as Trustee hereunder. For greater certainty, it is hereby provided that the Trustee shall not be in conflict of interest by reason only of acting for and on behalf of both the Stockholders and CLC pursuant to this voting trust agreement.

     4.3 Dealings with Transfer Agents, Registrars, etc. The Stockholders and CLC irrevocably authorize the Trustee, from time to time, to:

          (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Dividend Access Shares and CLC Common Stock; and

          (b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this voting trust agreement.

     4.4 Indemnification Prior to the Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this voting trust agreement as Trustee for and on behalf of the Stockholders at the request,

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


order or direction of any Stockholder upon such Stockholder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby, provided that no Stockholder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Shares pursuant to Article 3 hereof, subject to the provisions of section 0 hereof. None of the provisions contained in this voting trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless given funds, furnished security and indemnified as aforesaid.

     4.5 Actions by Stockholders. No Stockholder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this voting trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Stockholder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in section 0 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, a Stockholder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Stockholders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Stockholders.

     4.6 Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 0 hereof, if applicable, and with any other applicable provisions of this voting trust agreement. The Trustee shall not be responsible in any manner whatever for the sufficiency, correctness, genuineness or validity of any such aforesaid documents or declarations relied upon or for the form or execution of such instrument, or for the identity or authority or right of any person or party executing same.

     4.7 Evidence and Authority to Trustee. CLC shall furnish to the Trustee evidence of compliance with the conditions provided for in this voting trust agreement relating to any action or step required or permitted to be taken by Newco and/or CLC or the Trustee under this voting trust agreement or as a result of any obligation imposed under this trust agreement, including, without limitation, in respect of the Voting Rights, the voting redemption of the Voting Shares and the taking of any other action to be taken by the Trustee at the request of or on the application of the Stockholders and/or CLC forthwith if and when:

          (a) such evidence is required by any other section of this voting trust agreement to be furnished to the Trustee in accordance with the terms of this section 0; or

          (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this voting trust agreement, gives the Stockholders and/or CLC written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

          In the case of CLC, such evidence shall consist of an Officer's Certificate of CLC or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this voting trust agreement.

     4.8  Experts, Advisers and Agents.  The Trustee may:

          (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Newco and/or CLC or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

          (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

     4.9 Investment of Money Held by Trustee. Unless otherwise provided in this voting trust agreement, any money held by or on behalf of the Trustee which under the terms of this voting trust agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust money,

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



provided that such securities are stated to mature within two years after their purchase by the Trustee. Pending the investment of any money as herein before provided, such money may be deposited in the name of the Trustee in any chartered bank in Canada or in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

     4.10 Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this voting trust agreement or otherwise in respect of these premises.

     4.11 Trustee Not Bound to Act on Request. Except, as in this voting trust agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of CLC or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

     4.12 Authority to Carry on Business. The Trustee represents to the Stockholders and CLC that at the date of execution and delivery by it of this voting trust agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this section 0, it ceases to be so authorized to carry on business, the validity and enforceability of this voting trust agreement and the Voting Rights and the other rights granted in or resulting from the Trustee being a party to this voting trust agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article 7 hereof.

     4.13 Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Stockholder in any Dividend Access Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Stockholder in any Dividend Access Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

          (a) the rights of all adverse claimants with respect to the Voting Rights or other rights subject to such conflicting claims or demands have been

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



          adjudicated by a final judgment of a court of competent jurisdiction;
          or

          (b) all differences with respect to the Voting Rights or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

          If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

     4.14 Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this voting trust agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for CLC and the various persons who shall from time to time be Stockholders, subject to all the terms and conditions herein set forth.

                                      Article 5
                                     Compensation

     5.1 Fees and Expenses of the Trustee. The Stockholders agree to pay to the Trustee for all of the services rendered by it under this voting trust agreement the compensation set forth in Schedule 5.1 annexed hereto and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this voting trust agreement; provided that the Stockholders shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

                                      Article 6
                     Indemnification and Limitation of Liability

     6.1 Indemnification of the Trustee. The Stockholders, on a solidary basis, agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this voting trust agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, willful misconduct or bad faith

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


on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this voting trust agreement, or any written or oral instructions delivered to the Trustee by CLC or a Stockholder pursuant hereto. In no case shall the Stockholders be liable under this indemnity for any claim against any of the Indemnified Parties if such claim is incurred or suffered by reason of or as a result of the fraud, negligence, willful misconduct or bad faith of an Indemnified Party and unless the Stockholders shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summon or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, the Stockholders shall be entitled to participate at their own expense in the defense and, if the Stockholders so elect at any time after receipt of such notice, any of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by the Stockholders, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and the Stockholders and the Trustee shall have been advised by counsel acceptable to the Stockholders and that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to the Stockholders and that an actual or potential conflict of interests exists (in which case the Stockholders shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). Such indemnification shall survive the resignation or removal of the Trustee and the termination of this voting trust agreement.

     6.2 Limitation of Liability. The Trustee shall not be held liable for any loss incurred on any investment of funds pursuant to this voting trust agreement, except to the extent that such loss is attributable to fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

                                      Article 7
                                  Change of Trustee

     7.1 Resignation. The Trustee, or any Trustee hereafter appointed, may at any time resign by giving written notice of such resignation to CLC and the Stockholders specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless CLC otherwise agrees and provided further that such resignation shall not take effect until the date of the appointment of a successor Trustee and the acceptance of such appointment by the successor Trustee. Upon receiving such notice of resignation, CLC and the Stockholders shall promptly jointly appoint a successor Trustee by written instrument in duplicate, one

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

copy of which shall be delivered to the resigning Trustee and one copy to the successor Trustee. Failing agreement by CLC and the Stockholders as to the choice of a successor Trustee within ten days of the resignation of the Trustee, or failing acceptance by a successor Trustee, a successor Trustee may be appointed by an order of a court in any jurisdiction in which the Trustee has offices upon application of one or more of the parties hereto.

     7.2 Removal. The Trustee, or any Trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by CLC and the Stockholders, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor Trustee. Any successor Trustee shall be appointed in accordance with the terms of Section 0.

     7.3 Successor Trustee. Any successor Trustee appointed as provided under this voting trust agreement shall execute, acknowledge and deliver to CLC and to its predecessor Trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this voting trust agreement, with like effect as if originally named as Trustee in this voting trust agreement. However, on the written request of CLC or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this voting trust agreement, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon the request of any such successor Trustee, CLC and such predecessor Trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers.

     7.4 Notice of Successor Trustee. Upon acceptance of appointment by a successor Trustee as provided herein, CLC shall cause to be mailed notice of the succession of such Trustee hereunder to each Stockholder specified in a List. If CLC shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of CLC.

                                      Article 8
                 Amendments and Supplemental Voting Trust Agreements

     8.1 Amendments, Modifications, etc. This voting trust agreement may not be amended or modified except by an agreement in writing executed by CLC, the Trustee and the Stockholders.

     8.2  Ministerial Amendments.  Notwithstanding the provisions of section
0.1 hereof, CLC and the Trustee may in writing, at any time and from time to time, without the

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



approval of the Stockholders, amend or modify this voting trust agreement for the purposes of:

          (a) adding to the covenants of any or all of the parties hereto for the protection of the Stockholders hereunder;

          (b) making such amendments or modifications not inconsistent with this voting trust agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the CLC Board of Directors and in the opinion of the Trustee and its counsel, having in mind the best interests of the Stockholders as a whole, it may be expedient to make, provided that the CLC Board of Directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Stockholders as a whole; or

          (c) making such changes or corrections which, on the advice of counsel to CLC and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the CLC Board of Directors shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Stockholders as a whole.

     8.3 Changes in Capital of CLC and Newco. At all times after the occurrence of any event, as a result of which either CLC Common Stock or the Dividend Access Shares or both are in any way changed, this voting trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which CLC Common Stock or the Dividend Access Shares or both are so changed and the parties hereto shall execute and deliver a supplemental voting trust agreement giving effect to and evidencing such necessary amendments and modifications.

     8.4 Execution of Supplemental Voting Trust Agreements. No amendment to or modification or waiver of any of the provisions of this voting trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time CLC (when authorized by a resolution of the CLC Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, voting trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

          (a) evidencing the succession of any successor Trustee in accordance with the provisions of Article 7;

          (b)  making any additions to, deletions from or alterations of the


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


          provisions of this voting trust agreement or the Voting Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Stockholders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to CLC, Newco, the Trustee or this voting trust agreement; and

          (c) for any other purposes not inconsistent with the provisions of this voting trust agreement, including without limitation to make or evidence any amendment or modification to this voting trust agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Stockholders as a whole will not be prejudiced thereby.


                                      Article 9
                                     Termination

     9.1 Term. The Trust created by this voting trust agreement shall continue until the earliest to occur of the following events:

          (a) no outstanding Dividend Access Shares are held by any Stockholder; and

          (b) CLC elects in writing to terminate the Trust and such termination is approved in writing by all of the Stockholders.

     9.2 Survival. It is agreed that the provisions of Articles 5 and 6 hereof shall survive any such termination of this voting trust agreement.

                                      Article 10
                                    Miscellaneous

     10.1 Legended Share Certificates. CLC will cause Newco to cause each certificate representing Dividend Access Shares to bear an appropriate legend notifying the Stockholders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Dividend Access Shares held by a Stockholder.

     10.2 Severability. If any provision of this voting trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this voting trust agreement shall not in any way be affected or impaired thereby and this voting trust agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

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




     10.3 Enurement. This voting trust agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.4 Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice);

          (a)  if to CLC or Newco at:

                    11350 Random Hills Road
                    Suite 240
                    Fairfax, Virginia
                    22030

                    Attention:     Mr. Charles Cosgrove

                    Telecopier:    (703) 359-8225

          (b)  if to the Trustee at:



          with a copy to:

                    Goodman Phillips & Vineberg
                    1501 McGill College Avenue
                    26th Floor
                    Montreal, Quebec
                    H3A 3N9

                    Attention:     Mtre. Hillel W. Rosen

                    Telecopier:    (514) 841-6499

          Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     10.5 Notice of Stockholders. Any and all notices to be given and any documents to be sent to any Stockholders may be given or sent to the address of such holder shown on the register of holders of Dividend Access Shares in any manner permitted by the Corporate Law from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such Act, the provisions of which Act shall apply mutatis mutandis to notices or documents as aforesaid sent to such holders.

     10.6 Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Stockholder by the Trustee or by CLC or by such Stockholder to the Trustee or to CLC, the making of such payment or sending of such document sent through the post shall be at the risk of CLC, in the case of payments made or documents sent by the Trustee or CLC or the Stockholder, in the case of payments made or documents sent by the Stockholder.

     10.7 Counterparts. This voting trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     10.8 Jurisdiction. This voting trust agreement shall be governed by, construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

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



     IN WITNESS WHEREOF, the parties hereto have caused this voting trust agreement to be duly executed as of the date first above written.

                              COMPUTER LEARNING CENTERS, INC.


                              Per: /s/ Charles L. Cosgrove


                              Per: ___________________________


                              DELTA COLLEGE INC.


                              Per: /s/ Roger Matte


                              Per: ___________________________



                              /s/ Roger Matte
                              --------------------------------
                              ROGER MATTE


                              /s/ Richard Matte
                             ----------------------------------
                              RICHARD MATTE

                              /s/ Marie-Josee Matte
                             ----------------------------------
                              MARIE-JOSEE MATTE

                              /s/ Dominique Matte
                             ----------------------------------
                              DOMINIQUE MATTE

                              /s/ Johanne Matte
                             ----------------------------------
                              JOHANNE MATTE

                              /s/  Suzanne Matte
                             ----------------------------------
                              SUZANNE MATTE

                              DOLMEN (1994) INC.


                              Per: /s/ Roger Matte
                                   ------------------------------


                              Per: ______________________________

                                VOTING TRUST AGREEMENT




          MEMORANDUM OF AGREEMENT made as of the 20th day of February, 1998.


BETWEEN: COMPUTER LEARNING CENTERS, INC., a corporation subsisting under the laws of the State of Delaware (hereinafter referred to as "CLC");

AND: ROGER MATTE, and RICHARD MATTE and MARIE-JOSE MATTE and DOMINIQUE MATTE and JOHANNE MATTE and SUZANNE MATTE and DOLMEN
              (1994) INC.;

              (hereinafter referred to individually as "Stockholder" and collectively as "Stockholders")

AND: MONTREAL TRUST COMPANY, a trust company existing under the laws of Canada (the "Trustee").

          WHEREAS CLC, through Computer Learning Centers of Quebec, Inc., a wholly-owned subsidiary ("Newco"), has purchased from the Stockholders all the issued and outstanding shares of Delta College Inc. by way of a Share Purchase Agreement (as hereinafter defined);

          WHEREAS Newco has issued, in consideration for said purchase, 519 780 non-voting shares in the capital of Newco (the "Dividend Access Shares") to the Stockholders as set forth in Schedule A attached;

          WHEREAS pursuant to an Agreement of Purchase and Sale executed on the 20th day of February, 1998 among Newco, Dolmen (1994) Inc. and Delta College Inc., Dolmen (1994) Inc. received 28 628 Dividend Access Shares from Newco;

          WHEREAS CLC, Newco, and the Stockholders agreed that on Closing (as defined in the Share Purchase Agreement), CLC would issue 548,408 shares of its common stock (the "Voting Shares") to the Trustee to be held in trust by the Trustee to provide to the Stockholders voting rights in CLC;

          WHEREAS the parties desire to make appropriate provision for and to establish a procedure whereby voting rights attached to the CLC Common Stock shall be exercisable by the Trustee for and on behalf of the Stockholders and whereby the CLC Common Stock may be redeemed by CLC;

          AND WHEREAS these recitals and any statements of fact in this voting trust agreement are made by CLC and the Stockholders and not by the Trustee;

          NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this voting trust agreement and for other good consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


                                      Article 1
                            Definitions and Interpretation

     1.1 Definitions. In this voting trust agreement, unless something in the subject matter or content is inconsistent therewith:

     "Board of Directors" means the board of directors of Newco.

     "Business Day" means a day other than a Saturday, a Sunday or a day when banks are not open for business in Virginia.

     "CLC Board of Directors" means the board of directors of CLC.

     "CLC Common Stock" means the shares of Common Stock of CLC, no par value, having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not CLC shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares, pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction, affecting such shares.

     "CLC Meeting" has the meaning set out in section 0 hereof.

     "CLC Vote" has the meaning set out in section 0 hereof;

     "Corporate Law" means the Companies Act (Quebec), as amended.

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     "Dividend Access Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Dividend Access Shares, the whole as provided for in the Articles of Incorporation of Newco.

     "Dividend Access Shares" has the meaning set out in the recitals hereto.

     "Indemnified Parties" has the meaning ascribed thereto in section 0 hereof.

     "Liquidation Call Right" has the meaning ascribed thereto in the Share Purchase Agreement.

     "List" has the meaning set out in section 0 hereof.

     "Newco" means Computer Learning Centers of Quebec, Inc., a Quebec company.

     "Officer's Certificate" means, with respect to CLC or Newco, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice-President of CLC or Newco, as the case may be.

     "Put Right" has the meaning ascribed thereto in the Share Purchase
Agreement.

     "Redemption Call Right" has the meaning ascribed thereto in the Share Purchase Agreement.

     "Retraction Call Right" has the meaning ascribed thereto in the Share Purchase Agreement.

     "Right of Retraction" has the meaning ascribed thereto in the Share Purchase Agreement.

     "Share Purchase Agreement" means the Amended and Restated Share Purchase Agreement bearing formal date February 20, 1998 among CLC, Newco, the Stockholders and Delta College Inc.

     "Stockholder Votes" has the meaning set out in section 0 hereof.

     "Stockholders" means Roger Matte, Richard Matte, Marie-Josee Matte, Dominique Matte, Johanne Matte, Suzanne Matte and Dolmen (1994) Inc. and their respective successors and assigns.

     "Transfer Agent" means any person as may from time to time be the registrar and transfer agent for the Dividend Access Shares.

                                       173

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     "Trust" means the trust created by this voting trust agreement.

     "Trust Property" means the Voting Shares, any other securities and any money or other property which may be held by the Trustee from time to time pursuant to this voting trust agreement.

     "Trustee" means Montreal Trust Company and, subject to the provisions of
Article 7 hereof, includes any successor Trustee or permitted assigns.

     "Voting Rights" means the voting rights attached to the Voting Shares.

     1.2 Interpretation Not Affected by Headings, etc. The division of this voting trust agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this voting trust agreement. Unless otherwise indicated, any reference in this voting trust agreement to an article or section refers to the specified article or section of this voting trust agreement.

     1.3 Number, Gender and Persons. In this voting trust agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

     1.4 Date for Any Action. If any date on which any action is required to be taken under this voting trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

     1.5 Payments. All payments to be made hereunder will be made without interest and less any tax required by law to be deducted and withheld.


                                      Article 2
                                        Trust

     2.1 Establishment of Trust. The purpose of this voting trust agreement is to create the Trust for the benefit of the Stockholders and CLC, as herein provided. The Trustee will hold the Voting Shares in order to enable the Trustee to exercise the Voting Rights and will hold the other rights granted in or resulting from the Trustee being a party to this voting trust agreement in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Stockholders or CLC, as the case may be, as provided in this voting trust agreement.

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


                                      Article 3
                                    Voting Shares

     3.1 Issue and Ownership of the Voting Shares. Simultaneously with the execution and delivery of this voting trust agreement, CLC will issue to and deposit with the Trustee the Voting Shares (as evidenced by a copy of the share certificate in respect of such shares attached hereto as Schedule 3.1) to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Stockholders, in accordance with the provisions of this voting trust agreement. During the term of the Trust and subject to the terms and conditions of this voting trust agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Shares and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Shares, provided that the Trustee shall:

          (a) hold the Voting Shares and the legal title thereto as Trustee solely for the use and benefit of the Stockholders in accordance with the provisions of this voting trust agreement; and

          (b) except as specifically authorized by this voting trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Shares and the Voting Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which the Trust is created pursuant to this voting trust agreement.

     3.2 Voting Rights. The Trustee, as the holder of record of the Voting Shares, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Shares, on any matter, question or proposition whatsoever that may come before the stockholders of CLC at a CLC Meeting or upon a CLC Vote. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 0 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 0 from Stockholders entitled to instruct the Trustee as to the voting thereof at the time at which the CLC Meeting is held or the CLC Vote occurs. To the extent that no instructions are received from a Stockholder with respect to the Voting Rights to which such Stockholder is entitled, the Trustee shall not exercise or permit the exercise of the Voting Rights relating to the Dividend Access Shares held by such Stockholder who did not provide the Trustee with instructions as aforesaid.

     3.3 Number of Votes. With respect to all meetings of stockholders of CLC at which holders of shares of CLC Common Stock are entitled to vote (a "CLC Meeting"), and with respect to any other circumstance in which the holders of CLC Common Stock

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


are entitled to vote (a "CLC Vote") each Stockholder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one vote for each Dividend Access Share owned of record by such Stockholder on the record date established by CLC or by applicable law for such CLC Meeting, and/or such CLC Vote as the case may be (the "Stockholder Votes") in respect of each matter, question or proposition to be voted on at such CLC Meeting.

     3.4 Mailings to Stockholders. With respect to each CLC Meeting, and/or CLC Vote the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner that CLC utilizes in communications to holders of CLC Common Stock, CLC agreeing to advise the Trustee in writing of such method and subject to the Trustee's ability to provide this method of communication) to each of the Stockholders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is received by the Trustee from
CLC:

          (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of CLC;

          (b) a statement that such Stockholder is entitled, subject to the provisions of section 0 hereof, to instruct the Trustee as to the exercise of the Stockholder Votes with respect to such CLC Meeting and/or CLC Vote, or, pursuant and subject to section 0 hereof, to attend such CLC Meeting and to exercise personally the Stockholder Votes thereat;

          (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

               (i) a proxy to such Stockholder or its designee to exercise personally such holder's Stockholder Votes; or

               (ii) a proxy to a designated agent or other representative of the management of CLC to exercise such Stockholder Votes;

          (d) a statement that if no such instructions are received from the Stockholder, the Stockholder Votes to which such Stockholder is entitled will not be exercised;

          (e) a form of direction whereby the Stockholder may so direct and instruct the Trustee as contemplated herein; and

          (f) a statement of (A) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case

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


          of a CLC Meeting shall not be later than the close of business on the second Business Day prior to such meeting, and (B) the method for revoking or amending such instructions.

          The materials referred to above are to be provided by CLC to the Trustee. For the purpose of determining Stockholder Votes to which a Stockholder is entitled in respect of any such CLC Meeting or CLC Vote, the number of Dividend Access Shares owned of record by the Stockholder shall be determined at the close of business on the record date established by CLC or by applicable law for purposes of determining stockholders entitled to vote at such CLC Meeting or CLC Vote. CLC will notify the Trustee in writing of any decision of the CLC Board of Directors with respect to the calling of any such CLC Meeting or CLC Vote and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 0.

     3.5 Copies of Stockholder Information. CLC will deliver to the Trustee copies of all proxy materials (including notices of CLC Meetings but excluding proxies to vote shares of CLC Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of CLC Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Stockholder at the same time as such materials are first sent to holders of CLC Common Stock. The Trustee will mail or otherwise send to each Stockholder, at the expense of CLC, copies of all such materials (and all materials specifically directed to the Stockholders or to the Trustee for the benefit of the Stockholders by CLC) received by the Trustee from CLC at the same time as such materials are first sent to holders of CLC Common Stock. The Trustee will make copies of all such materials available for inspection by any Stockholder at the Trustee's principal office in the city of Montreal and Toronto.

     3.6 Other Materials. Immediately after receipt by CLC or any stockholder of CLC of any material sent or given generally to the holders of CLC Common Stock by or on behalf of a third party, including without limitation, dissident proxy and information circulars (and related information and materials) and tender and exchange offer circulars (and related information and materials), CLC shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such materials (unless the same has been provided directly to Stockholders by such third party) to each Stockholder as soon as practicable thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Stockholder, at the expense of CLC, copies of all such materials received by the Trustee from CLC. The Trustee will also make copies of all such materials available for inspection by any Stockholder at the Trustee's principal office in the city of Montreal and Toronto.

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


     3.7 List of Persons Entitled to Vote. CLC shall, (a) prior to each annual, general and special CLC Meeting, (b) prior to each CLC Vote and
(c) forthwith upon each request made at any time by the Trustee or the Stockholders in writing, cause Newco to prepare or cause to be prepared a list (the "List") of the names and addresses of the Stockholders arranged in alphabetical order and showing the number of Dividend Access Shares held of record by each such Stockholder, in each case at the close of business on the date specified by the Trustee or the Stockholders in such request or, in the case of a List prepared in connection with a CLC Meeting or a CLC Vote, at the close of business on the record date established by CLC or pursuant to applicable law for determining the holders of CLC Common Stock entitled to receive notice of and/or to vote at such CLC Meeting or in connection with such CLC Vote. Each such List shall be delivered to the Trustee promptly after receipt by Newco of such request or the record date for such meeting and, in any event, within sufficient time as to enable the Trustee to perform its obligations under this voting trust agreement. CLC agrees to give Newco written notice (with a copy to the Trustee) of the calling of any CLC Meeting or the holding of any CLC Vote, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting so as to enable Newco to comply with CLC's requests under this section 0.

     3.8 Entitlement to Direct Votes. Any Stockholder named in a List prepared in connection with any CLC Meeting or CLC Vote will be entitled (a) to instruct the Trustee in the manner described in section 0 hereof with respect to the exercise of the Stockholder Votes to which such Stockholder is entitled or
(b) to attend (in the case of a CLC Meeting) such meeting personally and to exercise thereat as the proxy of the Trustee, the Stockholder Votes to which such Stockholder is entitled except, in each case, to the extent that such Stockholder has transferred, upon exercise of exchange rights relating thereto, the ownership of any Dividend Access Shares in respect of which such Stockholder is entitled to Stockholder Votes after the close of business on the record date for such meeting.

     3.9 Voting by Trustee, and Attendance of Trustee Representative, at CLC Meeting.

          (a) In connection with each CLC Meeting, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Stockholder pursuant to section 0 hereof, the Stockholder Votes as to which such Stockholder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Stockholder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Stockholder pursuant to section 0 hereof.

          (b)  The Trustee shall cause such representatives as are empowered by

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


          it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Stockholder to attend each CLC Meeting. Upon submission by a Stockholder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Stockholder's request, such representatives shall sign and deliver to such Stockholder (or its designee) a proxy to exercise personally the Stockholder Votes as to which such Stockholder is otherwise entitled hereunder to direct the vote, if such Stockholder either (i) has not previously given the Trustee instructions pursuant to section 0 hereof in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Stockholder exercising such Stockholder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

     3.10 Distribution of Written Materials. Any written materials to be distributed by the Trustee to the Stockholders pursuant to this voting trust agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as CLC utilizes in communications to holders of CLC Common Stock and CLC shall advise the Trustee accordingly) to each Stockholder at its address as shown on the books of Newco. CLC shall cause Newco to provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

          (a)  current lists of the Stockholders; and

          (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this voting trust agreement.

          The materials referred to above are to be provided by CLC to the Trustee, but shall be subject to review and comment by the Trustee.

     3.11 Termination of Voting Rights. All the rights of a Stockholder with respect to the Stockholder Votes exercisable in respect of the Dividend Access Shares held by such Stockholder, including the right to instruct the Trustee as to the voting of or to vote personally such Stockholder Votes, shall be surrendered by the Stockholder to CLC and such Stockholder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Stockholder to Newco or CLC of the certificates representing such Dividend Access Shares in connection with the exercise by the Stockholder of the Right of Retraction, the Put Right or any other right of exchange provided in the Dividend Access Share Provisions or the exercise by CLC of the Liquidation Call Right, the Redemption Call Right or the Retraction Call Right (unless in

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any case Newco or CLC shall not have delivered the requisite shares of CLC
Common Stock and cheque, if any, deliverable in exchange therefor to the Transfer Agent, if any, or the Stockholders, as the case may be).

     3.12 Distributions and Release of Trust Property. The Trustee shall hold all Trust Property and shall at the request of the CLC release and deliver all or any part of the Trust Property to CLC provided that the Trustee shall refuse to release and deliver to CLC such Trust Property if, as a result of such release and delivery, the Trustee would no longer hold sufficient Voting Shares to permit the Trustee to exercise Voting Rights on behalf of all Stockholders. CLC may direct that any Trust Property released be returned to CLC or delivered to a third party.

     3.13 Safekeeping of Certificate. The certificate representing the Voting Shares shall at all times be held in safe keeping by the Trustee or its agent.

     3.14 Substitution of Trust Property. CLC shall have the right at any time to deliver to the Trustee additional CLC Common Stock or any other class of shares of CLC in substitution for the Voting Shares provided that the Trustee at all times holds sufficient Voting Shares to permit the Trustee to exercise Voting Rights on behalf of all Stockholders. Upon receipt and delivery to CLC by the Trustee of any shares delivered by CLC in substitution for Voting Shares, the Trustee shall deliver to CLC the appropriate number of Voting Shares.

     3.15 Number of Votes. Each of the Stockholders shall, at all times, have a sufficient number of Voting Rights equal to the number of Dividend Access Shares held by each such Stockholder.


                                      Article 4
                                Concerning the Trustee

     4.1 Powers and Duties of the Trustee. The rights, powers and authorities of the Trustee under this voting trust agreement, in its capacity as Trustee of the Trust, shall be limited to:

          (a) receipt and deposit of the Voting Shares from CLC as Trustee for and on behalf of the Stockholders in accordance with the provisions of this voting trust agreement;

          (b) granting proxies and distributing materials to Stockholders as provided in this voting trust agreement;

          (c)  voting the Stockholder Votes on behalf of the Stockholders in

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          accordance with the provisions of this voting trust agreement;

          (d)  holding record title to the Voting Shares;

          (e) endorsing and remitting the certificate representing the Voting Shares upon redemption thereof in accordance with their provisions;

          (f) taking action at the direction of a Stockholder or CLC, as the case may be, to enforce the obligations of CLC or a Stockholder, as the case may be, under this voting trust agreement; and

          (g) taking such other actions and doing such other things as are specifically provided in this voting trust agreement.

          In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authorities not in conflict with any of the provisions of this voting trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this voting trust agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Stockholders or of CLC, as the case may be, and shall exercise the care, diligence and skill that a reasonably prudent Trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this voting trust agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

     4.2 No Conflicts of Interest. The Trustee represents to CLC and the Stockholders that at the date of execution and delivery of this voting trust agreement, there exists no conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a conflict of interest exists, either eliminate such conflict of interest or resign in the manner and with the effect specified in Article 7 hereof. If, notwithstanding the foregoing provisions of this section 0, the Trustee has such a conflict

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of interest, the validity and enforceability of this voting trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such conflict of interest. If the Trustee contravenes the foregoing provisions of this section 0, any interested party may apply to a court in a jurisdiction in which the Trustee has an office for an order that the Trustee be replaced as Trustee hereunder. For greater certainty, it is hereby provided that the Trustee shall not be in conflict of interest by reason only of acting for and on behalf of both the Stockholders and CLC pursuant to this voting trust agreement.

     4.3 Dealings with Transfer Agents, Registrars, etc. The Stockholders and CLC irrevocably authorize the Trustee, from time to time, to:

          (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Dividend Access Shares and CLC Common Stock; and

          (b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this voting trust agreement.

     4.4 Indemnification Prior to the Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this voting trust agreement as Trustee for and on behalf of the Stockholders at the request, order or direction of any Stockholder upon such Stockholder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby, provided that no Stockholder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Shares pursuant to Article 3 hereof, subject to the provisions of section 0 hereof. None of the provisions contained in this voting trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless given funds, furnished security and indemnified as aforesaid.

     4.5 Actions by Stockholders. No Stockholder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this voting trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Stockholder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in section 0 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, a Stockholder

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shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Stockholders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Stockholders.

     4.6 Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 0 hereof, if applicable, and with any other applicable provisions of this voting trust agreement. The Trustee shall not be responsible in any manner whatever for the sufficiency, correctness, genuineness or validity of any such aforesaid documents or declarations relied upon or for the form or execution of such instrument, or for the identity or authority or right of any person or party executing same.

     4.7 Evidence and Authority to Trustee. CLC shall furnish to the Trustee evidence of compliance with the conditions provided for in this voting trust agreement relating to any action or step required or permitted to be taken by Newco and/or CLC or the Trustee under this voting trust agreement or as a result of any obligation imposed under this trust agreement, including, without limitation, in respect of the Voting Rights, the voting redemption of the Voting Shares and the taking of any other action to be taken by the Trustee at the request of or on the application of the Stockholders and/or CLC forthwith if and when:

          (a) such evidence is required by any other section of this voting trust agreement to be furnished to the Trustee in accordance with the terms of this section 0; or

          (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this voting trust agreement, gives the Stockholders and/or CLC written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

          In the case of CLC, such evidence shall consist of an Officer's Certificate of CLC or a statutory declaration or a certificate made by persons entitled to sign an

Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this voting trust agreement.

     4.8  Experts, Advisers and Agents.  The Trustee may:

          (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Newco and/or CLC or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

          (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

     4.9 Investment of Money Held by Trustee. Unless otherwise provided in this voting trust agreement, any money held by or on behalf of the Trustee which under the terms of this voting trust agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust money, provided that such securities are stated to mature within two years after their purchase by the Trustee. Pending the investment of any money as herein before provided, such money may be deposited in the name of the Trustee in any chartered bank in Canada or in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

     4.10 Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this voting trust agreement or otherwise in respect of these premises.

     4.11 Trustee Not Bound to Act on Request. Except, as in this voting trust agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of CLC or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

     4.12 Authority to Carry on Business. The Trustee represents to the Stockholders and CLC that at the date of execution and delivery by it of this voting trust agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this section 0, it ceases to be so authorized to carry on business, the validity and enforceability of this voting trust agreement and the Voting Rights and the other rights granted in or resulting from the Trustee being a party to this voting trust agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article 7 hereof.

     4.13 Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Stockholder in any Dividend Access Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Stockholder in any Dividend Access Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

          (a) the rights of all adverse claimants with respect to the Voting Rights or other rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

          (b) all differences with respect to the Voting Rights or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

          If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

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

     4.14 Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this voting trust agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for CLC and the various persons who shall from time to time be Stockholders, subject to all the terms and conditions herein set forth.


                                      Article 5
                                     Compensation

     5.1 Fees and Expenses of the Trustee. The Stockholders agree to pay to the Trustee for all of the services rendered by it under this voting trust agreement the compensation set forth in Schedule 5.1 annexed hereto and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this voting trust agreement; provided that the Stockholders shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.


                                      Article 6
                     Indemnification and Limitation of Liability

     6.1 Indemnification of the Trustee. The Stockholders, on a joint and several basis, agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this voting trust agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this voting trust agreement, or any written or oral instructions delivered to the Trustee by CLC or a Stockholder pursuant hereto. In no case shall the Stockholders be liable under this indemnity for any claim against any of the Indemnified Parties if such claim is incurred or suffered by reason of or as a result of the fraud, negligence, willful misconduct or bad faith of an Indemnified Party and unless the Stockholders shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summon or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, the Stockholders shall be entitled to participate at their own expense in the defense and, if the Stockholders so elect at any time after receipt of such notice, any of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless:
(i) the employment of such counsel has been authorized by the Stockholders, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and the Stockholders and the Trustee shall have been advised by counsel acceptable to the Stockholders and that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to the Stockholders and that an actual or potential conflict of interests exists (in which case the Stockholders shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). Such indemnification shall survive the resignation or removal of the Trustee and the termination of this voting trust agreement.

     6.2 Limitation of Liability. The Trustee shall not be held liable for any loss incurred on any investment of funds pursuant to this voting trust agreement, except to the extent that such loss is attributable to fraud, negligence, willful misconduct or bad faith on the part of the Trustee.


                                      Article 7
                                  Change of Trustee

     7.1 Resignation. The Trustee, or any Trustee hereafter appointed, may at any time resign by giving written notice of such resignation to CLC and the Stockholders specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless CLC otherwise agrees and provided further that such resignation shall not take effect until the date of the appointment of a successor Trustee and the acceptance of such appointment by the successor Trustee. Upon receiving such notice of resignation, CLC and the Stockholders shall promptly jointly appoint a successor Trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor Trustee. Failing agreement by CLC and the Stockholders as to the choice of a successor Trustee within ten days of the resignation of the Trustee, or failing acceptance by a successor Trustee, a successor Trustee may be appointed by an order of a court in any jurisdiction in which the Trustee has offices upon application of one or more of the parties hereto.

     7.2  Removal.  The Trustee, or any Trustee hereafter appointed, may be

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



removed with or without cause, at any time on 60 days' prior notice by written instrument executed by CLC and the Stockholders, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor Trustee. Any successor Trustee shall be appointed in accordance with the terms of Section 0.

     7.3 Successor Trustee. Any successor Trustee appointed as provided under this voting trust agreement shall execute, acknowledge and deliver to CLC and to its predecessor Trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this voting trust agreement, with like effect as if originally named as Trustee in this voting trust agreement. However, on the written request of CLC or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this voting trust agreement, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon the request of any such successor Trustee, CLC and such predecessor Trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers.

     7.4 Notice of Successor Trustee. Upon acceptance of appointment by a successor Trustee as provided herein, CLC shall cause to be mailed notice of the succession of such Trustee hereunder to each Stockholder specified in a List.
If CLC shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of CLC.

                                      Article 8
                 Amendments and Supplemental Voting Trust Agreements

     8.1 Amendments, Modifications, etc. This voting trust agreement may not be amended or modified except by an agreement in writing executed by CLC, the Trustee and the Stockholders.

     8.2 Ministerial Amendments. Notwithstanding the provisions of section 0.1 hereof, CLC and the Trustee may in writing, at any time and from time to time, without the approval of the Stockholders, amend or modify this voting trust agreement for the purposes of:

          (a) adding to the covenants of any or all of the parties hereto for the protection of the Stockholders hereunder;

          (b) making such amendments or modifications not inconsistent with this voting trust agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the CLC Board of Directors and in the opinion of the Trustee and its counsel, having in mind the best interests of the Stockholders as a whole, it may be expedient to make, provided that the CLC Board of Directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Stockholders as a whole; or

          (c) making such changes or corrections which, on the advice of counsel to CLC and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the CLC Board of Directors shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Stockholders as a whole.

     8.3 Changes in Capital of CLC and Newco. At all times after the occurrence of any event, as a result of which either CLC Common Stock or the Dividend Access Shares or both are in any way changed, this voting trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which CLC Common Stock or the Dividend Access Shares or both are so changed and the parties hereto shall execute and deliver a supplemental voting trust agreement giving effect to and evidencing such necessary amendments and modifications.

     8.4 Execution of Supplemental Voting Trust Agreements. No amendment to or modification or waiver of any of the provisions of this voting trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time CLC (when authorized by a resolution of the CLC Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, voting trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

          (a) evidencing the succession of any successor Trustee in accordance with the provisions of Article 7;

          (b) making any additions to, deletions from or alterations of the provisions of this voting trust agreement or the Voting Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Stockholders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to CLC, Newco, the

          Trustee or this voting trust agreement; and

          (c) for any other purposes not inconsistent with the provisions of this voting trust agreement, including without limitation to make or evidence any amendment or modification to this voting trust agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Stockholders as a whole will not be prejudiced thereby.


                                      Article 9
                                     Termination

     9.1 Term. The Trust created by this voting trust agreement shall continue until the earliest to occur of the following events:

          (a) no outstanding Dividend Access Shares are held by any Stockholder; and

          (b) CLC elects in writing to terminate the Trust and such termination is approved in writing by all of the Stockholders.

     9.2 Survival. It is agreed that the provisions of Articles 5 and 6 hereof shall survive any such termination of this voting trust agreement.


                                      Article 10
                                    Miscellaneous

     10.1 Legended Share Certificates. CLC will cause Newco to cause each certificate representing Dividend Access Shares to bear an appropriate legend notifying the Stockholders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Dividend Access Shares held by a Stockholder.

     10.2 Severability. If any provision of this voting trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this voting trust agreement shall not in any way be affected or impaired thereby and this voting trust agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

     10.3 Enurement. This voting trust agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

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



     10.4 Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice);

          (a)  if to CLC or Newco at:

                    11350 Random Hills Road
                    Suite 240
                    Fairfax, Virginia
                    22030

                    Attention:     Mr. Charles L. Cosgrove

                    Telecopier:    (703) 359-8225

          with a copy to:

                    Goodman Phillips & Vineberg
                    1501 McGill College Avenue
                    26th Floor
                    Montreal, Quebec
                    H3A 3N9

                    Attention:     Mtre. Hillel W. Rosen

                    Telecopier:    (514) 841-6499

          (b)  if to the Trustee at:

                    Montreal Trust Company
                    1800 McGill College Avenue
                    5th Floor
                    Montreal, Quebec
                    H3A 3K9

                    Attention:     Manager, Corporate Trust Services

                    Telecopier:    (514) 982-7677



          Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     10.5 Notice of Stockholders. Any and all notices to be given and any documents to be sent to any Stockholders shall be given in any manner permitted by the Corporate Law from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such Act, the provisions of which Act shall apply mutatis mutandis to notices or documents as aforesaid sent to such holders. Any and all notices to be given and any documents to be sent to any Stockholders shall be sent to the following address:

                    c/o Mr. Roger Matte
                    6150 Du Boise Avenue
                    Apt. G10
                    Montreal, Quebec
                    H3S 2V2


     10.6 Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Stockholder by the Trustee or by CLC or by such Stockholder to the Trustee or to CLC, the making of such payment or sending of such document sent through the post shall be at the risk of CLC, in the case of payments made or documents sent by the Trustee or CLC or the Stockholder, in the case of payments made or documents sent by the Stockholder.

     10.7 Counterparts. This voting trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     10.8 Jurisdiction. This voting trust agreement shall be governed by, construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

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



     IN WITNESS WHEREOF, the parties hereto have caused this voting trust agreement to be duly executed as of the date first above written.


                              COMPUTER LEARNING CENTERS, INC.

                                        ---------------------
                              Per:
                                   /s/ Roger Matte
                              -------------------------------
                              ROGER MATTE
                                  /s/ Richard Matte
                              -------------------------------
                              RICHARD MATTE
                                  /s/ Marie-Josee Matte
                              -------------------------------
                              MARIE-JOSEE MATTE
                                  /s/ Dominique Matte
                              -------------------------------
                              DOMINIQUE MATTE
                                  /s/ Johanne Matte
                              -------------------------------
                              JOHANNE MATTE
                                  /s/ Suzanne Matte
                              -------------------------------
                              SUZANNE MATTE

                              -------------------------------
                              DOLMEN (1994) INC.

                                      -----------------------
                               Per:   /s/ Roger Matte

                               MONTREAL TRUST COMPANY

                                      -----------------------
                               Per:   /s/ Carole Ghanime

                                      -----------------------
                               Per:   /s/ Guy L'esperance

                                     SCHEDULE 3.1

                              Copy of share certificate

                                     SCHEDULE 5.1


Initial Fee:    $2500 plus applicable taxes

Annual Fee:     $3000 plus applicable taxes

                     ANNEX II TO SHARE PURCHASE AGREEMENT

                PROVISIONS ATTACHING TO DIVIDEND ACCESS SHARES

          The Dividend Access Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                  ARTICLE 1
                                INTERPRETATION

     1.1  For the purposes of these share provisions:

     "Acquisition of Control" for purposes of these share provisions shall be deemed to have occurred if:

     (i) Any person, firm or corporation acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of CLC and immediately after such acquisition, the acquirer has Beneficial Ownership of voting securities representing 50% or more of the total voting power of all the then-outstanding voting securities of CLC;

     (ii) The stockholders of CLC shall approve a merger, consolidation, recapitalization or reorganization of CLC or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by holders of outstanding voting securities of CLC immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

     (iii) The stockholders of CLC shall approve a plan of complete liquidation of CLC or an agreement for the sale or disposition by the Corporation of all or a substantial portion of CLC's assets (i.e. 50% or more in value of the total assets of CLC).

     "Affiliate" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

     "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Dividend Access Shares pursuant to Article 7 of these share provisions, which date shall be [-], unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors (A) if at such time there are less than such number as represents 15% of the Dividend Access Shares initially issued to the holders of Dividend Access Shares (other than Dividend Access Shares held by CLC and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Dividend Access Shares, any issue or distribution of rights to acquire Dividend Access Shares or securities exchangeable for or convertible into Dividend Access Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Dividend Access Shares), or (B) if at such time there is an Acquisition of Control, in each case upon at least thirty (30) days' prior written notice of any such extension or acceleration, as the case may be, to the registered holders of the Dividend Access Shares, in which case the Automatic Redemption Date shall be such later or earlier date.

     "Automatic Redemption" has the meaning ascribed thereto in Section 7.1 of these share provisions.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in Virginia.

     "CLC" means Computer Learning Centers, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor corporation.

     "CLC Common Shares" mean the shares of common stock of CLC with a par value of U.S.$0.01 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.

     "CLC Dividend Declaration Date" means the date on which the Board of Directors of CLC declares any dividend on the CLC Common Shares.

     "Common Shares" means the voting common shares of the Corporation.

     "Corporate Law" means the     Act.

     "Corporation" means a corporation to be formed under the laws of the
Province of    .

     "Dividend Access Shares" mean the Dividend Access Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

     "Liquidation Amount" has the meaning ascribed thereto in Section 5.1 of these share provisions.

     "Liquidation Call Right" has the meaning ascribed thereto in the Share Purchase Agreement.

     "Liquidation Date" has the meaning ascribed thereto in Section 5.1 of these share provisions.


     "Put Right" has the meaning ascribed thereto in the Share Purchase
Agreement.

     "Redemption Call Right" has the meaning ascribed thereto in the Share Purchase Agreement.

     "Redemption Call Purchase Price" has the meaning ascribed thereto in the Share Purchase Agreement.

     "Redemption Price" has the meaning ascribed thereto in Section 7.1 of these share provisions.

     "Retracted Shares" has the meaning ascribed thereto in Section 6.1(a) of these share provisions.

     "Retraction Call Right" has the meaning ascribed thereto in the Share Purchase Agreement.

     "Retraction Date" has the meaning ascribed thereto in Section 6.1(b) of these share provisions.

     "Retraction Price" has the meaning ascribed thereto in Section 6.1 of these share provisions.

     "Retraction Request" has the meaning ascribed thereto in Section 6.1 of these share provisions.

     "Share Purchase Agreement" means the share purchase agreement by and among CLC, Delta College Inc. and the Stockholders named therein.

     "Support Agreement" means the Support Agreement between CLC and the Corporation and the Stockholders named therein.


                                  ARTICLE 2
                      RANKING OF DIVIDEND ACCESS SHARES

     2.1 The Dividend Access Shares shall be entitled to a preference, as provided in Articles 3 and 5, over the Common Shares and any other shares ranking junior to the Dividend Access Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.


                                  ARTICLE 3
                                  DIVIDENDS

     3.1 A holder of a Dividend Access Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each CLC Dividend Declaration Date, declare a dividend on each Dividend Access Share (a) in the case of a cash dividend declared on the CLC Common Shares, in an amount in cash (in U.S. dollars) for each Dividend Access Share equal to the cash dividend declared on each CLC Common Share or (b) in the case of a stock dividend declared on the CLC Common Shares to be paid in CLC Common Shares, in such number of Dividend Access Shares for each Dividend Access Share as is equal to the number of CLC Common Shares to be paid on each CLC Common Share or (c) in the case of a dividend declared on the CLC Common Shares in property other than cash or CLC Common Shares, in such type and amount of property for each Dividend Access Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 2.6 of the Support Agreement) the type and amount of property declared as a dividend on each CLC Common Share. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation. Any dividend which should have been declared on the Dividend Access Shares pursuant to this Section 3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by the Corporation on a subsequent date or dates determined by the Board of Directors.

     3.2 Cheques of the Corporation payable at par and in U.S. dollars at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of a Dividend Access Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Dividend Access Shares shall be issued or transferred in respect of any stock dividends contemplated by
Section 3.1(b) hereof and the sending of such a certificate to each holder of a Dividend Access Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by
Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of a Dividend Access Share shall satisfy the dividend represented thereby. No holder of a Dividend Access Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of three (3) years from the date on which such dividend was payable.

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     3.3  The record date for the determination of the holders of Dividend
Access Shares entitled to receive payment of, and the payment date for, any dividend declared on the Dividend Access Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the CLC Common Shares provided, however, that if such date is not a day when banks are open for business in Quebec, Canada, it shall be the immediately following day when banks are open for business in Quebec, Canada.

     3.4 If on any payment date for any dividends declared on the Dividend Access Shares under Section 3.1 hereof the dividends are not paid in full on all of the Dividend Access Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.


                                  ARTICLE 4
                             CERTAIN RESTRICTIONS

     4.1 So long as any of the Dividend Access Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Dividend Access Shares given as specified in
Section 10.2 of these share provisions:

          (a) pay any dividends on the Common Shares or any other shares ranking junior to the Dividend Access Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Dividend Access Shares, as the case may be;

          (b) redeem, or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Dividend Access Shares;

          (c) redeem or purchase any other shares of the Corporation ranking equally with the Dividend Access Shares with respect to the payment of dividends or on any liquidation distribution; or

          (d) issue any other shares of the Corporation ranking superior to the Dividend Access Shares with respect to the payment of dividends or on any liquidation distribution.

          The restrictions in Sections 4.1(a), 4.1(b) and 4.1(c) above shall not apply if all dividends on the outstanding Dividend Access Shares corresponding to dividends declared following the initial date of issue of Dividend Access Shares on the CLC

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Common Shares shall have been declared on the Dividend Access Shares and paid in full.


                                  ARTICLE 5
                         DISTRIBUTION ON LIQUIDATION

     5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Dividend Access Shares shall be entitled, subject to applicable law, to receive from the Corporation in respect of each Dividend Access Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Dividend Access Shares one (1) CLC Common Share, plus an amount equivalent to the full amount of all declared and unpaid dividends on each such Dividend Access Share and all dividends declared on CLC Common Shares which have not been declared on such Dividend Access Shares in accordance with section 3.1 of these share provisions (collectively the "Liquidation Amount"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Amount shall not include such additional amount equivalent to such dividends.

     5.2 On or after the Liquidation Date and subject to the exercise by CLC of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Dividend Access Shares the Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation) for each such Dividend Access Share upon presentation and surrender of the certificates representing such Dividend Access Shares, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the Corporate Law and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at any office and in any manner whatsoever as may be specified by the Corporation by notice to the holders of the Dividend Access Shares. Payment of the total Liquidation Amount for such Dividend Access Shares shall be made by the Corporation, or on behalf of the Corporation by an authorized agent, by delivery to each holder at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at any office as may be specified by the Corporation by notice to the holders of Dividend Access Shares, certificates representing CLC Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder and a cheque of the Corporation payable at par and in U.S. dollars at any branch of the bankers of the Corporation in respect of the amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on CLC Common Shares which have not been declared on such Dividend Access Shares in accordance with Section 3.1 of these share provisions comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld

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

therefrom by the Corporation) without interest. On and after the Liquidation Date, the hlders of the Dividend Access Shares shall cease to be holders of such Dividend Access Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Dividend Access Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Dividend Access Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof with an authorized agent of the Corporation including, without limitation, any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Dividend Access Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount so deposited (less any tax required to be deducted and withheld therefrom) without interest for such Dividend Access Shares against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. In the event such payment or deposit of the total Liquidation Amount is made pursuant to the provisions of this Section 5.2, the holders of the Dividend Access Shares shall thereafter be considered and deemed for all purposes to be the holders of the CLC Common Shares delivered to them. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Dividend Access Shares exceeds the cash portion of such payment, the Corporation is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and the Corporation shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

     5.3 After the Corporation has satisfied its obligations to pay the holders of the Dividend Access Shares the Liquidation Amount per Dividend Access Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.


                                  ARTICLE 6
                RETRACTION OF DIVIDEND ACCESS SHARES BY HOLDER

     6.1 A holder of Dividend Access Shares shall be entitled at any time, subject to applicable law and subject to the exercise by CLC of the Retraction Call Right, to require the Corporation to redeem any or all of the Dividend Access Shares registered in the name of such holder for one (1) CLC Common Share for each Dividend Access Share presented and surrendered by the holder, plus an amount equivalent to the full amount of all declared and unpaid dividends thereon and all dividends declared on CLC Common Shares which have not been declared on such Dividend Access Shares in accordance

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

with section 3.1 of these share provisions (collectively the "Retraction Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date, the Retraction Price shall not include such additional amount equivalent to such dividends. When not exercised for all the Dividend Access Shares held by a holder, the right of retraction provided herein may be exercised only with respect to an aggregate minimum number of Dividend Access Shares to be redeemed equal to 10,000 shares. To effect such retraction, the holder shall present and surrender, at the registered office of the Corporation or at any other office and in any manner whatsoever as may be specified by the Corporation by notice to the holders of Dividend Access Shares, the certificate or certificates representing the Dividend Access Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the Corporate Law and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

          (a) specifying that the holder desires to have all or any number specified therein of the Dividend Access Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

          (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than ten (10) Business Days nor more than twenty (20) Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

          (c)  acknowledging the Retraction Call Right in favour of CLC.

     6.2 Subject to the exercise by CLC of the Retraction Call Right, upon receipt by the Corporation in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Dividend Access Shares which the holder desires to have the Corporation redeem, together with a duly executed and completed Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date. If only a part of the Dividend Access Shares represented by any certificate are redeemed (or purchased by CLC pursuant to the Retraction Call Right), a new certificate for the balance of such Dividend Access Shares shall be issued to the holder at the expense of the Corporation.

     6.3  On the Retraction Date and subject to the exercise by CLC of the

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

Retraction Call Right, the Corporation shall cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at any office as may be specified by the Corporation by notice to the holders of Dividend Access Shares, by or on behalf of the Corporation, certificates representing the CLC Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder and a cheque of the Corporation payable at par and in U.S. dollars at any branch of the bankers of the Corporation in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on CLC Common Shares which have not been declared on such Retracted Shares in accordance with section 3.1 of these share provisions comprising part of the total Retraction Price (less any tax required to be deducted and withheld therefrom by the Corporation) and delivery of such certificates and cheque by or on behalf of the Corporation, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price, to the extent that the same is represented by such share certificates and cheque (less any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Dividend Access Shares exceeds the cash portion of such payment, the Corporation is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

     6.4 On and after the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price, unless payment of the total Retraction Price shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until the total Retraction Price has been paid in the manner hereinbefore provided. On and after the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the CLC Common Shares delivered to it.

     6.5 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem

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

the Retracted Shares tendered for redemption on such date, and provided that CLC shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two (2) Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof.

     6.6 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to CLC shall be deemed to have been revoked.


                                  ARTICLE 7
           REDEMPTION OF DIVIDEND ACCESS SHARES BY THE CORPORATION

     7.1 Subject to applicable law, and subject to the exercise by CLC of the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem (the "Automatic Redemption") the whole of the then outstanding Dividend Access Shares for one (1) CLC Common Share for each Dividend Access Share held by such holder, plus an amount equivalent to the full amount of all declared and unpaid dividends thereon and all dividends declared on CLC Common Shares which have not been declared on such Dividend Access Shares in accordance with section
3.1 of these share provisions (collectively the "Redemption Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Price shall not include such additional amount equivalent to such dividends.

     7.2  In any case of any redemption of Dividend Access Shares under this
Article 7, the Corporation shall, at least fifteen (15) days before the Automatic Redemption Date, send or cause to be sent to each holder of Dividend Access Shares to be redeemed a notice in writing of the redemption by the Corporation or the purchase by CLC under the Redemption Call Right, as the case may be, of the Dividend Access Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. On the Automatic Redemption Date and subject to the exercise by CLC of the Redemption Call

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

Right, the Corporation shall cause to be delivered to the holders of the Dividend Access Shares to be redeemed at the Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) for each such Dividend Access Share upon presentation and surrender of the certificates representing such Dividend Access Shares, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the Corporate Law and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at any office and in any manner whatsoever as may be specified by the Corporation in such notice. Payment of the total Redemption Price for such Dividend Access Shares shall be made by the Corporation, or on behalf of the Corporation by an authorized agent, by delivery to each holder at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at any office as may be specified by the Corporation in such notice, certificates representing CLC Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder and a cheque of the Corporation payable at par in U.S. dollars at any branch of the bankers of the Corporation in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on CLC Common Shares which have not been declared on such Dividend Access Shares in accordance with Section 3.1 of these share provisions comprising part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) without interest. On and after the Automatic Redemption Date, the holders of the Dividend Access Shares called for redemption shall cease to be holders of such Dividend Access Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Dividend Access Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem Dividend Access Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Dividend Access Shares so called for redemption, or of such of the said Dividend Access Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, with an authorized agent of the Corporation including, without limitation, any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Dividend Access Shares in rspect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price so deposited (less any tax required to be deducted and withheld therefrom by the Corporation), without interest for such Dividend Access Shares against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. In the event such payment or deposit of the total Redemption Price is made pursuant to the provisions of

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

this Section 7.2, the holders of the Dividend Access Shares shall thereafter be considered and deemed for all purposes to be holders of the CLC Common Shares delivered to them. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Dividend Access Shares exceeds the cash portion of such payment, the Corporation is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.


                                  ARTICLE 8
                          PURCHASE FOR CANCELLATION

     8.1 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Dividend Access Shares at any price by tender to all the holders of record of Dividend Access Shares then outstanding at any price per share together with an amount equal to all declared and unpaid dividends thereon. If in response to an invitation for tenders under the provisions of this Section 8.1, more Dividend Access Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Dividend Access Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the Dividend Access Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.


                                  ARTICLE 9
                                VOTING RIGHTS

     9.1 Except as required by applicable law and the provisions of Sections 10.1, 11.1 and 12.2, the holders of the Dividend Access Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.


                                  ARTICLE 10
                            AMENDMENT AND APPROVAL

     10.1 The rights, privileges, restrictions and conditions attaching to the Dividend

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

Access Shares may be added to, changed or removed but only with the approval of the holders of the Dividend Access Shares given as hereinafter specified.

     10.2 Any approval given by the holders of the Dividend Access Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Dividend Access Shares or any other matter requiring the approval or consent of the holders of the Dividend Access Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by (i) a resolution passed by not less than two thirds of the votes cast on such resolution by the holders of the Dividend Access Shares, and (ii) a separate resolution passed by not less than 50% of the votes cast on such separate resolution by the holders of Dividend Access Shares other than CLC and its Affiliates, at separate meetings of holders of Dividend Access Shares and holders of Dividend Access Shares other than CLC and its Affiliates duly called and held in each case at which the holders of at least 50% of the outstanding Dividend Access Shares (not including Dividend Access Shares held by CLC or its Affiliates) at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Dividend Access Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten (10) days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Dividend Access Shares entitled to vote at the meeting and present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes entitled to vote on the resolution cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Dividend Access Shares or the holders of Dividend Access Shares other than CL and its Affiliates, as the case may be.

                                  ARTICLE 11
          RECIPROCAL CHANGES, ETC. IN RESPECT OF CLC COMMON SHARES

     11.1 (a)  If CLC:

               (i) issues or distributes CLC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire CLC Common Shares) to the holders of all or substantially all of the then outstanding CLC Common Shares by way of stock dividend or other distribution, other than an issue of CLC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire CLC Common Shares) to holders of CLC Common Shares who exercise an option to receive dividends in CLC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire CLC Common Shares) in lieu of receiving cash dividends;

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

               or

               (ii) issues or distributes rights, options or warrants to the holders of all or substantially all of the then outstanding CLC Common Shares entitling them to subscribe for or to purchase CLC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire CLC Common Shares); or

               (iii) issues or distributes to the holders of all or substantially all of the then outstanding CLC Common Shares (A) shares or securities of CLC of any class other than CLC Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire CLC Common Shares), (B) rights, options or warrants other than those referred to in Section 11.1(a)(ii) above, (C) evidences of indebtedness of CLC or (D) assets of CLC;

          the Corporation will issue or distribute simultaneously to the holders of the Dividend Access Shares, the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets, such economic equivalent to be determined as provided in paragraph 2.6(d) of the Support Agreement..

          (b)  If CLC:

               (i) subdivides, redivides or changes the then outstanding CLC Common Shares into a greater number of CLC Common Shares; or

               (ii) reduces, combines or consolidates or change the then outstanding CLC Common Shares into a lesser number of CLC Common Shares; or

               (iii) reclassifies or otherwise changes the CLC Common Shares or effects an amalgamation, merger, reorganization or other transaction affecting the CLC Common Shares;

          the Corporation will make the same or an economically equivalent change simultaneously to, or in the rights of the holders of, the Dividend Access Shares, such economic equivalent to be determined as provided in paragraph 2.6 (d) of the Support Agreement. The Support Agreement further provides in part that the foregoing provisions of the Support Agreement shall not be changed without the approval of the holders of the Dividend Access Shares given in accordance with Section
          10.2 of these share provisions.

     11.2 Pursuant to the Share Purchase Agreement, the initial holders of Dividend

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

Access Shares are given a Put Right to exchange their Dividend Access Shares for CLC Common Shares upon the occurrence of certain circumstances.


                                  ARTICLE 12
              ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

     12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by CLC with all provisions of the Support Agreement as well as the Liquidation Call Right, the Redemption Call Right, the Retraction Call Right and the Put Right contained in the Share Purchase Agreement applicable to the Corporation and CLC, respectively, in accordance with the respective terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation and the holders of Dividend Access Shares all rights and benefits in favour of the Corporation and such holders under or pursuant to such agreements.

     12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Put Right, the Redemption Call Right and the Retraction Call Right contained in the Share Purchase Agreement without the approval of the holders of the Dividend Access Shares given in accordance with
Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

          (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Dividend Access Shares thereunder; or


          (b) making such provisions or modifications not inconsistent with such agreement as may be necessary with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel and based on a legal opinion to be addressed to the holders of the Dividend Access Shares, that such provisions and modifications will not be prejudicial to the interests of the holders of the Dividend Access Shares; or

          (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the

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

          interests of the holders of the Dividend Access Shares.


                                  ARTICLE 13
                                    LEGEND

     13.1 The certificates evidencing the Dividend Access Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the provisions of the Share Purchase Agreement relating to the Liquidation Call Right, the Redemption Call Right, the Retraction Call Right and the Put Right.


                                  ARTICLE 14
                                   NOTICES

     14.1 Any notice, request or other communication to be given to CLC and/or the Corporation by a holder of Dividend Access Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to:

          (a)  if to the Corporation at:

                    [-]

          (b)  if to CLC at:

                    [-]

               together in all cases with a copy to,

                    [-]

              - and -

                    [-]

              - and -

                    [-]


          Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

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

     14.2 Any presentation and surrender by a holder of Dividend Access Shares to the Corporation of certificates representing Dividend Access Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Dividend Access Shares shall be made by registered mail (postage prepaid) or by delivery to the Corporation at the above address or to such other office as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation unless otherwise specified by the Corporation. Any such presentation and surrender of certificates, if given by mail (postage prepaid) or by delivery, shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

     14.3 Any notice, request or other communication to be given to a holder of Dividend Access Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail (postage prepaid) or by delivery, shall only be deemed to have been made and to be effective upon actual receipt thereof by a holder of Dividend Access Shares. Accidental failure or omission to give any notice, request or other communication to one or more holders of Dividend Access Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                  SCHEDULE A

                             NOTICE OF RETRACTION


To the Corporation and Computer Learning Centers, Inc.

          This notice is given pursuant to Article 6 of the Dividend Access Share provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

          The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions (please complete):

     all share(s) represented by this certificate; or

     _______ share(s) only (Minimum of - shares).

          The undersigned hereby notifies the Corporation that the Retraction Date shall be: ______________________

NOTE: The Retraction Date must be a Business Day and must not be less than ten (10) Business Days nor more than twenty (20) Business Days after the date upon which this notice is received by the Corporation. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

          The undersigned acknowledges the Retraction Call Right of Computer Learning Centers, Inc. to purchase all but no less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Computer Learning Centers, Inc. in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price. If Computer Learning Centers, Inc. determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to Computer Learning Centers, Inc., may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

          The undersigned acknowledges that the shares of CLC Stock to be issued to the undersigned as a result hereof are subject to certain resale restrictions as set forth in that certain purchase agreement dated December _____, 1997 by and among Computer Learning Centers, Inc., Delta College Inc. and the Stockholders named therein.

          The undersigned hereby represents and warrants to the Corporation and Computer Learning Centers, Inc. that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Computer Learning Centers, Inc., as the case may be, free and clear of all liens, claims and encumbrances.


(Date)                             (Signature of Shareholder)

(Guarantee of Signature)

          Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder, in the case of securities, at any office as specified by the Corporation from time to time and, in the case of any cheque(s), at the principal payment office of [-] in Montreal, respectively, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register of the Corporation.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Corporation may require, must be deposited with the Corporation. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

          Name of Person in Whose Name Securities or Cheque(s) Are To Be Registered, Issued or Delivered (please print)

Street Address or P.O. Box
Signature of Shareholder

City - Province                  Signature                       Guaranteed by

NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the share transfer power on the share certificate is duly completed in respect of such shares.

                        ANNEX III TO SHARE PURCHASE AGREEMENT


                                  SUPPORT AGREEMENT




MEMORANDUM OF AGREEMENT made as of the 6th day of December, 1997.



B E T W E E N:           COMPUTER LEARNING CENTERS, INC., a corporation
                         subsisting under the laws of the State of Delaware,

                         (hereinafter referred to as "CLC"),


AND:                     DELTA COLLEGE INC. a Quebec corporation

                         (hereinafter referred to as the "Company"),


AND: ROGER MATTE, and RICHARD MATTE and MARIE-JOSEE MATTE and DOMINIQUE MATTE and JOHANNE MATTE and SUZANNE MATTE and DOLMEN (1994) INC.

                         (hereinafter referred to as the "Stockholders").


          WHEREAS pursuant to a share purchase agreement dated as of December 6, 1997, by and among CLC, Delta College Inc. and the Stockholders (such agreement being hereinafter referred to as the "Purchase Agreement"), the parties agreed that on the Closing Date (as such term is defined in the Purchase Agreement), CLC and the Company would execute and deliver a Support Agreement substantially in the form set forth in Annex III to the Purchase Agreement;

          AND WHEREAS pursuant to the articles of incorporation of the Company the capital of the Company was authorized to consist of (i) a class of voting common shares (the "Common Shares") and (ii) a class of non-voting shares, the provisions attaching thereto being set forth in Annex II to the Purchase Agreement (the "Dividend Access Shares");

          AND WHEREAS the above-mentioned articles of incorporation set forth the rights, privileges, restrictions and conditions (collectively the "Share Provisions") attaching to the Dividend Access Shares;

          AND WHEREAS CLC is the registered and beneficial owner of all of the issued and outstanding Common Shares of the Company;

          AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby CLC will take certain actions and make certain payments and deliveries necessary to ensure that the Company will be able to make certain payments and to deliver or cause to be delivered shares of common stock of CLC ("CLC Common Shares") in satisfaction of the obligations of the Company under the Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Share Provisions;


          NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


                                  ARTICLE 1
                        DEFINITIONS AND INTERPRETATION

     1.1 Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Share Provisions, unless the context requires otherwise.

     1.2 Interpretation not Affected by Headings, etc. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

     1.3 Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

     1.4 Date for any Action. In the event that any date on or by which any action is required or permitted to be taken under this agreement is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding Business Day. For the purposes of this agreement, a "Business Day" means any day other than a Saturday, Sunday or a day when banks are not open for business in Virginia.

                                  ARTICLE 2
                       COVENANTS OF CLC AND THE COMPANY

     2.1 Funding of the Company. So long as any Dividend Access Shares which are registered in the name of holders other than CLC or any of its Affiliates are outstanding, CLC will:

          (a)  not declare or pay any dividend on CLC Common Shares unless
          (i) the Company will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Dividend Access Shares and (ii) the Company shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Dividend Access Shares, in each case in accordance with the Share Provisions;

          (b) cause the Company to declare simultaneously with the declaration of any dividend on CLC Common Shares an equivalent dividend on the Dividend Access Shares and, when such dividend is paid on CLC Common Shares, cause the Company to pay simultaneously therewith such equivalent dividend on the Dividend Access Shares, in each case in accordance with the Share Provisions;

          (c) advise the Company sufficiently in advance of the declaration by CLC of any dividend on CLC Common Shares and take all such other actions as are necessary, in cooperation with the Company, to ensure that the respective declaration date, record date and payment date for a dividend on the Dividend Access Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on CLC Common Shares;

          (d) take all such actions and do all such things as are necessary to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Dividend Access Share upon the liquidation, dissolution or winding-up of the Company, including without limitation all such actions and all such things as are necessary to enable and permit the Company to cause to be delivered CLC Common Shares to the holders of Dividend Access Shares in accordance with the provisions of Article 5 of the Share Provisions;

          (e) take all such actions and do all such things as are necessary to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary to enable and permit the

          Company to cause to be delivered CLC Common Shares to the holders of Dividend Access Shares, upon the redemption of the Dividend Access Shares in accordance with the provisions of Article 6 or Article 7 of the Share Provisions, as the case may be; and

          (f) generally take all such actions and do all such things as are necessary to enable and permit the Company to have the financial reserves required so that it does not become insolvent and to avoid any liquidation or dissolution of the Company.

     2.2  Reservation of CLC Common Shares.   CLC hereby represents, warrants
and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of CLC Common Shares (or other shares or securities into which CLC Common Shares may be reclassified or changed as contemplated by section 2.6 hereof) (a) as is equal to the sum of (i) the number of Dividend Access Shares issued and outstanding from time to time and
(ii) the number of Dividend Access Shares issuable upon the exercise of all rights to acquire Dividend Access Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Company to meet its obligations hereunder and under the Share Provisions.

     2.3 Notification of Certain Events. In order to assist CLC to comply with its obligations hereunder, the Company will give CLC notice of each of the following events at the time set forth below (it being however agreed that failure to give such notices shall not relieve CLC of any of its obligations hereunder):

          (a) in the event of any determination by the Board of Directors of the Company to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least (sixty) 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; the Company hereby confirms that it will not institute voluntary liquidation, dissolution or winding-up proceedings or otherwise voluntarily distribute its assets before the Automatic Redemption Date;

          (b) immediately, upon the earlier of (i) receipt by the Company of notice of, and (ii) the Company otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

          (c)  immediately, upon receipt by the Company of a Retraction Request;

          (d) at least one hundred and thirty (130) days prior to any accelerated Automatic Redemption Date (other than an accelerated Automatic Redemption Date pursuant to an Acquisition of Control) determined by the Board of Directors of the Company in accordance with the Share Provisions; and

          (e) as soon as practicable upon the issuance by the Company of any Dividend Access Shares or rights to acquire Dividend Access Shares.

     2.4 Delivery of CLC Common Shares. In furtherance of its obligations under sections 2.1(d) and 2.1(e) hereof, upon notice from the Company of any event which requires the Company to cause CLC Common Shares to be delivered to any holder of Dividend Access Shares, CLC shall forthwith deliver the requisite CLC Common Shares to or to the order of the former holder of the surrendered Dividend Access Shares, as the Company shall direct. All such CLC Common Shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Lien (as defined in the Purchase Agreement). In consideration of the delivery of each such CLC Common Share by CLC, the Company shall issue to CLC, or as CLC shall direct, such number of Common Shares of the Company as is equal to the fair value of such CLC Common Shares.

     2.5 Qualification of CLC Common Shares. It is agreed that the Dividend Access Shares will not be registered under the Securities Act of 1933, as amended, and the CLC Common Shares issuable in exchange thereof have not been registered under the Securities Act of 1933, and will be registered in accordance with the terms of the Purchase Agreement.

     2.6  Economic Equivalence.

          (a)  CLC represents and warrants that if it:

               (i) issues or distributes CLC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire CLC Common Shares) to the holders of all or substantially all of the then outstanding CLC Common Shares by way of stock dividend or other distribution, other than an issue of CLC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire CLC Common Shares) to holders of CLC Common Shares who exercise an option to receive dividends in CLC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire CLC Common Shares) in lieu of receiving cash dividends; or

               (ii) issues or distributes rights, options or warrants to the holders of all or substantially all of the then outstanding CLC Common Shares entitling them to subscribe for or to purchase CLC Common

               Shares (or securities exchangeable for or convertible into or carrying rights to acquire CLC Common Shares); or

               (iii) issues or distributes to the holders of all or substantially all of the then outstanding CLC Common Shares (A) shares or securities of CLC of any class other than CLC Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire CLC Common Shares), (B) rights, options or warrants other than those referred to in section 2.6(a)(ii) above, (C) evidences of indebtedness of CLC or (D) assets of CLC;

               it will ensure that (i) the Company is able under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Dividend Access Shares, and (ii) the Company shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets or economic equivalents simultaneously to holders of the Dividend Access Shares;

          (b)  CLC represents and warrants that if it:

               (i) subdivides, redivides or changes the then outstanding CLC Common Shares into a greater number of CLC Common Shares; or

               (ii) reduces, combines or consolidates or changes the then outstanding CLC Common Shares into a lesser number of CLC Common Shares; or

               (iii) reclassifies or otherwise changes CLC Common Shares or effects an amalgamation, merger, reorganization or other transaction affecting CLC Common Shares;

               it will cause its Common Shares to be voted in favour of any resolution required to enable the Company under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Dividend Access Shares;

          (c)  CLC will ensure that the record date for any event referred to in section 2.6(a) or 2.6(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than twenty (20) Business Days after the date on which such event is declared or announced by CLC (with simultaneous notice thereof to be given by CLC to the Company);

          (d) the Board of Directors of the Company shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board may require), economic equivalence for the purposes of any event referred to in section 2.6(a) or 2.6(b) above and each such determination shall be conclusive and binding on CLC. In making each such determination, the following factors shall, without excluding other factors determined by the Board to be relevant, be considered by the Board of Directors of the Company:

               (i) in the case of any stock dividend or other distribution payable in CLC Common Shares, the number of such shares issued in proportion to the number of CLC Common Shares previously outstanding;

               (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase CLC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire CLC Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of the Company in the manner above contemplated) of a CLC Common Share;

               (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of CLC of any class other than CLC Common Shares, any rights, options or warrants other than those referred to in section 2.6(d)(ii) above, any evidences of indebtedness of CLC or any assets of CLC), the relationship between the fair market value (as determined by the Board of Directors of the Company in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding CLC Common Share and the current market value (as determined by the Board of Directors of the Company in the manner above contemplated) of a CLC Common Share; and

               (iv) in the case of any subdivision, redivision or change of the then outstanding CLC Common Shares into a greater number of CLC Common Shares or the reduction, combination or consolidation or change of the then outstanding CLC Common Shares into a lesser number of CLC Common Shares or any amalgamation, merger, reorganization or other transaction affecting CLC Common Shares, the effect thereof upon the then outstanding CLC Common Shares.

               For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the closing prices of such security during a period of 30 consecutive trading days ending five
          (5) trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if, in the opinion of the Board of Directors of the Company, the public distribution or trading activity of such securities during such period does not create a market which reflects the fair value of such securities, then the current market value thereof shall be determined by the Board of Directors of the Company, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the board shall be conclusive and binding on CLC.

     2.7 CLC not to Vote Dividend Access Shares. CLC covenants and agrees that it will not, and will cause its subsidiaries and Affiliates and their respective assignees not to, exercise any voting rights which may be exercisable by holders of Dividend Access Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the NBCA (or any successor or other corporate statute by which the Company may in the future be governed) with respect to any Dividend Access Shares held by it or by its subsidiaries or Affiliates in respect of any matter considered at any meeting of holders of Dividend Access Shares.

     2.8 Due Performance. On and after the Closing Date, CLC shall duly and timely perform, and shall cause the Company to duly and timely perform, all of its respective obligations provided for in the Purchase Agreement.

     2.9 Voluntary Dissolution. CLC agrees not to cause or approve a voluntary dissolution of the Company prior to the Automatic Redemption Date without the prior consent in writing of all of the Stockholders.


                                  ARTICLE 3
                                   GENERAL

     3.1 Term. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect upon the date on which no Dividend Access Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Dividend Access Shares) are held by any party other than CLC and any of its Affiliates (other than the Stockholders who shall not for this purpose be considered Affiliates of CLC).

     3.2 Changes in Capital of CLC and the Company. Notwithstanding the provisions of section 3.4, at all times after the occurrence of any event effected pursuant to section 2.6 or 2.7 hereof, as a result of which either CLC Common Shares or the Dividend Access Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which CLC Common Shares or the Dividend Access Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

     3.3 Severability. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

     3.4 Amendments, Modifications, etc. This agreement may not be amended or modified except by an agreement in writing executed by the Company and CLC and approved by the holders of the Dividend Access Shares in accordance with section
10.2 of the Share Provisions.

     3.5 Amendments. Notwithstanding the provisions of section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Dividend Access Shares, amend or modify this agreement for the purposes of:

          (a) adding to the covenants of any of the parties for the protection of the holders of the Dividend Access Shares;

          (b) making such amendments or modifications not inconsistent with this agreement as may be necessary with respect to matters or questions which, in the determination of the senior management of each of the Company and CLC, it may be expedient to make, provided that each such senior management shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Dividend Access Shares; or

          (c) making such changes or corrections which, on the advice of counsel to the Company and CLC, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of the Company and CLC shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Dividend Access Shares.

     3.6 Meeting to Consider Amendments. The Company, at the request of CLC, shall call a meeting or meetings of the holders of the Dividend Access Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Company, the Share Provisions and all applicable laws.

     3.7 Amendments only in Writing. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

     3.8 Enurement. This agreement shall be binding upon and enure to the benefit of the parties hereto, to the holders of Dividend Access Shares and to their respective successors and assigns.

     3.9 Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

          (a)  if to CLC at:

               -

          (b)  if to the Company at:

               -


               together in all cases with a copy to,

               -

          -and-

               -

          -and-

               -


          Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     3.10 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     3.11 Jurisdiction. This agreement shall be construed and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

     3.12 Attornment. CLC agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Quebec, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.


                                  COMPUTER LEARNING CENTERS, INC.


                                  Per: /s/ Charles L. Cosgrove
                                       ---------------------------------------

                                  Per:
                                       ---------------------------------------

                                  DELTA COLLEGE INC.


                                  Per: /s/ Roger Matte
                                       ---------------------------------------

                                  Per:
                                       ---------------------------------------

                                  /s/ Roger Matte
                                  --------------------------------------------
                                  ROGER MATTE


                                  /s/ Richard Matte
                                  --------------------------------------------
                                  RICHARD MATTE

                                  /s/ Marie-Josee Matte
                                  --------------------------------------------
                                  MARIE-JOSEE MATTE


                                  /s/ Dominique Matte
                                  --------------------------------------------
                                  DOMINIQUE MATTE


                                  /s/ Johanne Matte
                                  --------------------------------------------
                                  JOHANNE MATTE


                                  /s/ Suzanne Matte
                                  --------------------------------------------
                                   SUZANNE MATTE



                                  --------------------------------------------
                                  DOLMEN (1994) INC.


                                  Per: /s/ Roger Matte
                                       ---------------------------------------


                                  Per:
                                       ---------------------------------------